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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Definitive Proxy Statement
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Liberty Interactive Corporation
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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LIBERTY INTERACTIVE CORPORATION
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5300

April [    •    ], 2015

Dear Stockholder:

        You are cordially invited to attend the 2015 annual meeting of stockholders of Liberty Interactive Corporation (Liberty Interactive) to be held at 9:10 a.m., local time, on June 2, 2015, at the corporate offices of Starz, 8900 Liberty Circle, Englewood, Colorado 80112, telephone (720) 852-7700.

        At the annual meeting, you will be asked to consider and vote on the proposals described in the accompanying notice of annual meeting and proxy statement, as well as on such other business as may properly come before the meeting.

        Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the annual meeting, please read the enclosed proxy materials and then promptly vote via the Internet or telephone or by completing, signing and returning by mail the enclosed proxy card. Doing so will not prevent you from later revoking your proxy or changing your vote at the meeting.

        Thank you for your cooperation and continued support and interest in Liberty Interactive.

Very truly yours,
Gregory B. Maffei President and Chief Executive Officer

The proxy materials relating to the annual meeting will first be made available on or about [    •    ], 2015.

LIBERTY INTERACTIVE CORPORATION
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be Held on June 2, 2015

        NOTICE IS HEREBY GIVEN of the annual meeting of stockholders of Liberty Interactive Corporation (Liberty Interactive) to be held at 9:10 a.m., local time, on June 2, 2015, at the corporate offices of Starz, 8900 Liberty Circle, Englewood, Colorado 80112, telephone (720) 852-7700, to consider and vote on the following proposals:

  1.
  A proposal (which we refer to as the election of directors proposal) to elect Michael A. George, Gregory B. Maffei and M. LaVoy Robison to continue serving as Class II members of our board until the 2018 annual meeting of stockholders or their earlier resignation or removal;

  2.
  A proposal (which we refer to as the group name change proposal) to approve the adoption of the amendment and restatement of our restated certificate of incorporation (the current charter) (i) to change the name of the "Interactive Group" to the "QVC Group," (ii) to change the name of the "Liberty Interactive Common Stock" to the "QVC Group Common Stock," (iii) to reclassify each share of each series of our existing Liberty Interactive Common Stock into one share of the corresponding series of our QVC Group Common Stock, and (iv) to make certain conforming changes as a result of the foregoing;

  3.
  A proposal (which we refer to as the amendment proposal) to approve the adoption of the amendment of our certificate of incorporation to increase (i) the total number of shares of our capital stock which our company will have the authority to issue, (ii) the number of shares of our capital stock designated as "Common Stock," and (iii) the number of shares of Common Stock designated as "Series A Liberty Ventures Common Stock," "Series B Liberty Ventures Common Stock" and "Series C Liberty Ventures Common Stock"; and

  4.
  A proposal (which we refer to as the auditors ratification proposal) to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2015.

        You may also be asked to consider and vote on such other business as may properly come before the annual meeting.

        Holders of record of our Series A Liberty Interactive common stock, par value $0.01 per share, Series B Liberty Interactive common stock, par value $0.01 per share, Series A Liberty Ventures common stock, par value $0.01 per share, and Series B Liberty Ventures common stock, par value $0.01 per share, in each case, outstanding as of 5:00 p.m., New York City time, on April 7, 2015, the record date for the annual meeting, will be entitled to notice of the annual meeting and to vote at the annual meeting or any adjournment or postponement thereof. These holders will vote together as a single class on each proposal. A list of stockholders entitled to vote at the annual meeting will be available at our offices at 12300 Liberty Boulevard, Englewood, Colorado 80112 for review by our stockholders for any purpose germane to the annual meeting for at least ten days prior to the annual meeting.

        We describe the proposals in more detail in the accompanying proxy statement. We encourage you to read the proxy statement in its entirety before voting.

i

        Our board of directors has unanimously approved each proposal and recommends that you vote "FOR" the election of each director nominee and "FOR" each of the group name change proposal, the amendment proposal and the auditors ratification proposal.

        Votes may be cast in person at the annual meeting or by proxy prior to the meeting by telephone, via the Internet, or by mail.

        YOUR VOTE IS IMPORTANT.    Voting promptly, regardless of the number of shares you own, will aid us in reducing the expense of any further proxy solicitation in connection with the annual meeting.

By order of the board of directors,
Pamela L. Coe
Vice President, Deputy General Counsel and Secretary

Englewood, Colorado
April [    •    ], 2015

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE VOTE PROMPTLY VIA TELEPHONE OR ELECTRONICALLY VIA THE INTERNET. ALTERNATIVELY, PLEASE COMPLETE, SIGN AND RETURN BY MAIL THE ENCLOSED PAPER PROXY CARD.

LIBERTY INTERACTIVE CORPORATION
a Delaware corporation

12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5300

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

        We are furnishing this proxy statement in connection with the board of directors' solicitation of proxies for use at our 2015 Annual Meeting of Stockholders to be held at 9:10 a.m., local time, at the corporate offices of Starz, 8900 Liberty Circle, Englewood, Colorado 80112 on June 2, 2015, or at any adjournment or postponement of the annual meeting. At the annual meeting, we will ask you to consider and vote on the proposals described in the accompanying Notice of Annual Meeting of Stockholders. The proposals are described in more detail in this proxy statement. We are soliciting proxies from holders of our Series A Liberty Interactive common stock, par value $0.01 per share (QVCA), Series B Liberty Interactive common stock, par value $0.01 per share (QVCB), Series A Liberty Ventures common stock, par value $0.01 per share (LVNTA), and Series B Liberty Ventures common stock, par value $0.01 per share (LVNTB). We refer to QVCA, QVCB, LVNTA and LVNTB together as our common stock.

THE ANNUAL MEETING

Electronic Delivery

        Registered stockholders may elect to receive future notices and proxy materials by e-mail. To sign up for electronic delivery, go to www.computershare.com/investor. Stockholders who hold shares through a bank, brokerage firm or other nominee may sign up for electronic delivery when voting by Internet at www.proxyvote.com, by following the prompts. Also, stockholders who hold shares through a bank, brokerage firm or other nominee may sign up for electronic delivery by contacting their nominee. Once you sign up, you will not receive a printed copy of the notices and proxy materials, unless you request them. If you are a registered holder, you may suspend electronic delivery of the notices and proxy materials at any time by contacting our transfer agent, Computershare, at 866-367-6355 (outside the United States 1-781-575-3400). Stockholders who hold shares through a bank, brokerage firm or other nominee should contact their nominee to suspend electronic delivery.

Time, Place and Date

        The annual meeting of stockholders is to be held at 9:10 a.m., local time, on June 2, 2015, at the corporate offices of Starz, 8900 Liberty Circle, Englewood, Colorado 80112, telephone (720) 852-7700.

Purpose

        At the annual meeting, you will be asked to consider and vote on each of the following:

  •
  the election of directors proposal, to elect Michael A. George, Gregory B. Maffei and M. LaVoy Robison to continue serving as Class II members of our board until the 2018 annual meeting of stockholders or their earlier resignation or removal;

  •
  the group name change proposal, to approve the adoption of the amendment and restatement of our restated certificate of incorporation (the current charter) (i) to change the name of the "Interactive Group" to the "QVC Group," (ii) to change the name of the "Liberty Interactive Common Stock" to the "QVC Group Common Stock," (iii) to reclassify each share of each series of our existing Liberty Interactive Common Stock into one share of the corresponding series of our QVC Group Common Stock, and (iv) to make certain conforming changes as a result of the foregoing;

  •
  the amendment proposal, to approve the adoption of the amendment of our certificate of incorporation to increase (i) the total number of shares of our capital stock which our company will have the authority to issue, (ii) the number of shares of our capital stock designated as "Common Stock," and (iii) the number of shares of Common Stock designated as "Series A Liberty Ventures Common Stock," "Series B Liberty Ventures Common Stock" and "Series C Liberty Ventures Common Stock"; and

  •
  the auditors ratification proposal, to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2015.

        You may also be asked to consider and vote on such other business as may properly come before the annual meeting, although we are not aware at this time of any other business that might come before the annual meeting.

Quorum

        In order to conduct the business of the annual meeting, a quorum must be present. This means that the holders of at least a majority of the aggregate voting power represented by the shares of our common stock outstanding on the record date and entitled to vote at the annual meeting must be represented at the annual meeting either in person or by proxy. For purposes of determining a quorum, your shares will be included as represented at the meeting even if you indicate on your proxy that you abstain from voting. If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on a particular proposal or proposals, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld, those shares (broker non-votes) will nevertheless be treated as present for purposes of determining the presence of a quorum. See "—Voting Procedures for Shares Held in Street Name—Effect of Broker Non-Votes" below.

Who May Vote

        Holders of shares of our common stock, as recorded in our stock register as of 5:00 p.m., New York City time, on April 7, 2015 (such date and time, the record date for the annual meeting), will be entitled to notice of the annual meeting and to vote at the annual meeting or any adjournment or postponement thereof.

Votes Required

        Each director nominee who receives a plurality of the affirmative votes of the outstanding shares of our common stock that are entitled to vote at the annual meeting and are voted in person or by proxy, voting together as a single class, will be elected to office.

        Approval of the auditors ratification proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of our common stock that are present in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class.

        Approval of each of the group name change proposal and the amendment proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the shares of our common stock, outstanding on the record date and entitled to vote at the annual meeting, voting together as a single class.

        Each of the group name change proposal and the amendment proposal is independent of the other, such that either or both may be implemented following approval at the annual meeting. In the event both the group name change proposal and the amendment proposal receive the approval of stockholders at the annual meeting, then the new charter (as defined below) will be filed with the Secretary of State of the State of Delaware (the Delaware Secretary of State) first, followed immediately by the charter amendment (as defined below) which will amend the new charter. In the event only the group name change proposal receives the approval of stockholders at the annual meeting, then the new charter will be filed with the Delaware Secretary of State which will amend and restate the current charter. In the event only the amendment proposal receives the approval of stockholders at the annual meeting, then the charter amendment will be filed with the Delaware Secretary of State which will amend the current charter. In all cases, the board of directors has reserved the right to abandon the group name change proposal and/or the amendment proposal without further action by the stockholders whether before or after stockholder approval of either or both proposals at any time, in the case of the group name change proposal, prior to the effectiveness of the filing of the new charter with the Delaware Secretary of State, and in the case of the amendment proposal, prior to the effectiveness of the filing of the charter amendment with the Delaware Secretary of State.

Votes You Have

        At the annual meeting, holders of shares of QVCA will have one vote per share, holders of shares of QVCB will have ten votes per share, holders of shares of LVNTA will have one vote per share, and holders of LVNTB will have ten votes per share, in each case, that our records show are owned as of the record date.

Recommendation of Our Board of Directors

        Our board of directors has unanimously approved each of the proposals and recommends that you vote "FOR" the election of each director nominee and "FOR" each of the group name change proposal, the amendment proposal and the auditors ratification proposal.

Shares Outstanding

        As of the record date, an aggregate of 444,112,457 shares of QVCA, 29,275,775 shares of QVCB, 134,570,887 shares of LVNTA and 7,092,111 shares of LVNTB were issued and outstanding and entitled to vote at the annual meeting.

Number of Holders

        There were, as of the record date, 1,788 and 104 record holders of QVCA and QVCB, respectively, and 1,405 and 88 record holders of LVNTA and LVNTB, respectively (which amounts do not include the number of stockholders whose shares are held of record by banks, brokers or other nominees, but include each such institution as one holder).

Voting Procedures for Record Holders

        Holders of record of our common stock as of the record date may vote in person at the annual meeting, by telephone or through the Internet. Alternatively, they may give a proxy by completing, signing, dating and returning the proxy card by mail. Instructions for voting by using the telephone or the Internet are printed on the proxy voting instructions attached to the proxy card. In order to vote through the Internet, holders should have their proxy cards available so they can input the required information from the proxy card, and log onto the Internet website address shown on the proxy card. When holders log onto the Internet website address, they will receive instructions on how to vote their shares. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which will be provided to each voting stockholder separately. Unless subsequently revoked, shares of our common stock represented by a proxy submitted as described herein and received at or before the annual meeting will be voted in accordance with the instructions on the proxy.

        YOUR VOTE IS IMPORTANT.    It is recommended that you vote by proxy even if you plan to attend the annual meeting. You may change your vote at the annual meeting.

        If you submit a properly executed proxy without indicating any voting instructions as to a proposal enumerated in the Notice of Annual Meeting of Stockholders, the shares represented by the proxy will be voted "FOR" the election of each director nominee and "FOR" each of the other proposals.

        If you submit a proxy indicating that you abstain from voting as to a proposal, it will have no effect on the election of directors proposal and will have the same effect as a vote "AGAINST" each of the other proposals.

        If you do not submit a proxy or you do not vote in person at the annual meeting, your shares will not be counted as present and entitled to vote for purposes of determining a quorum, and your failure to vote will have no effect on determining whether any of the proposals are approved (if a quorum is present), other than the group name change proposal and the amendment proposal. In this case, your shares will be counted as votes "AGAINST" each of the group name change proposal and the amendment proposal.

Voting Procedures for Shares Held in Street Name

        General.    If you hold your shares in the name of a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee when voting your shares or to grant or revoke a proxy. The rules and regulations of the New York Stock Exchange and The Nasdaq Stock Market prohibit brokers, banks and other nominees from voting shares on behalf of their clients with respect to numerous matters, including, in our case, all the proposals described in this proxy statement other than the auditors ratification proposal. Accordingly, to ensure your shares held in street name are voted on these matters, we encourage you to provide promptly specific voting instructions to your broker, bank or other nominee.

        Effect of Broker Non-Votes.    Broker non-votes are counted as shares of our common stock present and entitled to vote for purposes of determining a quorum but will have no effect on any of the proposals, other than the group name change proposal and the amendment proposal. A broker non-vote will be counted as a vote "AGAINST" each of the group name change proposal and the amendment proposal. You should follow the directions your broker, bank or other nominee provides to you regarding how to vote your shares of common stock or how to change your vote or revoke your proxy.

Revoking a Proxy

        If you submitted a proxy prior to the start of the annual meeting, you may change your vote by voting in person at the annual meeting or by delivering a signed proxy revocation or a new signed proxy with a later date to Liberty Interactive Corporation, c/o Computershare Trust Company, N.A., P.O. Box 43102, Providence, Rhode Island 02940. Any signed proxy revocation or new signed proxy must be received before the start of the annual meeting. In addition, you may change your vote through the Internet or by telephone (if you originally voted by the corresponding method) not later than 2:00 a.m., New York City time, on June 2, 2015.

        Your attendance at the annual meeting will not, by itself, revoke a prior vote or proxy from you.

        If your shares are held in an account by a broker, bank or other nominee, you should contact your nominee to change your vote or revoke your proxy.

Solicitation of Proxies

        We are soliciting proxies by means of our proxy statement and our annual report (together, the proxy materials) on behalf of our board of directors. In addition to this mailing, our employees may solicit proxies personally or by telephone. We pay the cost of soliciting these proxies. We also reimburse brokers and other nominees for their expenses in sending the proxy materials to you and getting your voting instructions. We have also retained D.F. King & Co., Inc. (D.F. King) to assist in the solicitation of proxies at a cost of $5,000, plus reasonable out of pocket expenses.

        If you have any further questions about voting or attending the annual meeting, please contact Liberty Interactive Investor Relations at (877) 772-1518 or our proxy solicitor, D.F. King, at (212) 269-5550 (brokers and banks only) or (800) 820-2415 (toll free).

Other Matters to Be Voted on at the Annual Meeting

        Our board of directors is not currently aware of any business to be acted on at the annual meeting other than that which is described in the Notice of Annual Meeting of Stockholders and this proxy statement. If, however, other matters are properly brought to a vote at the annual meeting, the persons designated as proxies will have discretion to vote or to act on these matters according to their best judgment. In the event there is a proposal to adjourn or postpone the annual meeting, the persons designated as proxies will have discretion to vote on that proposal.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

        The following table sets forth information concerning shares of our common stock beneficially owned by each person or entity known by us to own more than five percent of the outstanding shares of any series of our common stock. All of such information is based on publicly available filings.

        The security ownership information is given as of February 28, 2015 and, in the case of percentage ownership information, is based upon (1) 444,328,777 QVCA shares, (2) 28,877,554 QVCB shares, (3) 134,582,977 LVNTA shares and (4) 6,991,142 LVNTB shares, in each case, outstanding on that date. The percentage voting power is presented on an aggregate basis for all series of common stock.

Name and Address of Beneficial Owner	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
John C. Malone	QVCA	2,180,981	(1)	*	36.8
c/o Liberty Interactive Corporation	QVCB	27,655,931	(1)	94.5
12300 Liberty Boulevard	LVNTA	1,525,897	(1)	1.1
Englewood, CO 80112	LVNTB	6,701,962	(1)	94.5
Harris Associates L.P.	QVCA	23,844,048	(2)	5.4	2.6
111 S. Wacker Drive, Suite 4600	LVNTA	284,008	(3)	*
Chicago, IL 60606
FPR Partners LLC	QVCA	4,249,815	(4)	*	1.3
199 Fremont Street, Suite 2500	LVNTA	7,743,968	(4)	5.8
San Francisco, CA 94105-2261
Jana Partners LLC	LVNTA	8,238,435	(5)	6.1	*
767 Fifth Avenue, 8th Floor
New York, NY 10153
Jackson Square Partners, LLC	QVCA	28,398,093	(6)	6.4	3.0
101 California Street, Suite 3750	LVNTA	136,375	(7)	*
San Francisco, CA 94111
Dodge & Cox	QVCA	22,228,347	(8)	5.0	2.7
555 California Street, 40th Floor	LVNTA	3,228,528	(8)	2.4
San Francisco, CA 94111

*
Less than one percent

(1)
Information with respect to shares of our common stock beneficially owned by Mr. Malone, our Chairman of the Board and a director, is also set forth in "—Security Ownership of Management."

(2)
Based on Schedule 13G, dated February 12, 2015, jointly filed by Harris Associates L.P. and Harris Associates Inc., which states that such entities have sole voting and sole dispositive power over 23,762,048 QVCA shares.

(3)
Based on Form 13F, dated January 23, 2015, jointly filed by Harris Associates L.P. and Natixis Asset Management Advisors, L.P., which states that such entities have sole investment discretion over 284,008 LVNTA shares and sole voting power over 272,357 LVNTA shares.

(4)
Based on Form 13F, dated February 12, 2015, and Amendment No. 2 to Schedule 13G, dated February 12, 2015, filed by FPR Partners, LLC (FPR Partners), which state that FPR Partners has

  (i) sole investment discretion and sole voting power over 4,249,815 QVCA shares and (ii) sole dispositive and sole voting power over 7,743,968 LVNTA shares.

(5)
Based on Amendment No. 2 to Schedule 13G, dated February 17, 2015, filed by Jana Partners LLC (Jana Partners), which states that Jana Partners has sole voting and dispositive power over such shares.

(6)
Based on Schedule 13G, dated February 11, 2015, filed by Jackson Square Partners, LLC (Jackson), which states that Jackson has sole dispositive power over 28,398,093 QVCA shares, sole voting power over 20,937,481 QVCA shares and shared voting power over 7,460,612 QVCA shares.

(6)
Based on Form 13F, dated February 10, 2015, filed by Jackson, which states that Jackson has sole investment discretion over 136,375 LVNTA shares, sole voting power over 40,705 LVNTA shares and shared voting power over 95,670 LVNTA shares.

(8)
Based on Form 13F, dated February 13, 2015, filed by Dodge & Cox, which states that Dodge & Cox has (i) sole investment discretion over 22,228,347 QVCA shares and sole voting power over 20,653,222 QVCA shares and (ii) sole investment discretion over 3,228,528 LVNTA shares and sole voting power over 2,998,945 LVNTA shares.

Security Ownership of Management

        The following table sets forth information with respect to the ownership by each of our directors and named executive officers and by all of our directors and executive officers as a group of shares of each series of our common stock (QVCA, QVCB, LVNTA and LVNTB). The security ownership information with respect to our common stock is given as of February 28, 2015 and, in the case of percentage ownership information, is based upon (1) 444,328,777 QVCA shares, (2) 28,877,554 QVCB shares, (3) 134,582,977 LVNTA shares and (4) 6,991,142 LVNTB shares, in each case, outstanding on that date. The percentage voting power is presented in the table below on an aggregate basis for all series of common stock.

        Shares of restricted stock that have been granted pursuant to our incentive plans are included in the outstanding share numbers, for purposes of the table below and throughout this proxy statement. Shares of common stock issuable upon exercise or conversion of options, warrants and convertible securities that were exercisable or convertible on or within 60 days after February 28, 2015 are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of that person and for the aggregate percentage owned by the directors and named executive officers as a group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other individual person. For purposes of the following presentation, beneficial ownership of shares of QVCB or LVNTB, though convertible on a one-for-one basis into shares of QVCA or LVNTA, respectively, are reported as beneficial ownership of QVCB or LVNTB only, and not as beneficial ownership of QVCA or LVNTA, respectively. So far as is known to us, the persons indicated below have sole voting and dispositive power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.

        The number of shares indicated as owned by the persons in the table includes interests in shares held by the Liberty Media 401(k) Savings Plan as of February 28, 2015. The shares held by the trustee of the Liberty Media 401(k) Savings Plan for the benefit of these persons are voted as directed by such persons.

Name	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
		(In thousands)
John C. Malone	QVCA	2,181	(1)(2)(3)(4)(5)	*	36.8
Chairman of the Board and Director	QVCB	27,656	(1)(3)(4)(6)	94.5
	LVNTA	1,526	(1)(3)(4)(5)	1.1
	LVNTB	6,702	(1)(3)(4)(6)	94.5
Gregory B. Maffei	QVCA	10,587	(2)(3)	2.4	1.4
President, Chief Executive Officer and	QVCB	—		—
Director	LVNTA	2,687	(2)(3)	2.0
	LVNTB	—		—
Michael A. George	QVCA	3,143	(3)(7)	*	*
Director; President and Chief Executive	QVCB	—		—
Officer, QVC, Inc.	LVNTA	761	(3)(7)	*
	LVNTB	—		—
M. Ian G. Gilchrist	QVCA	2	(7)	*	*
Director	QVCB	—		—
	LVNTA	2	(7)	*
	LVNTB	—		—
Evan D. Malone	QVCA	43	(3)(7)	*	*
Director	QVCB	—		—
	LVNTA	12	(3)(7)	*
	LVNTB	—		—
David E. Rapley	QVCA	35	(3)(7)	*	*
Director	QVCB	—		—
	LVNTA	10	(3)(7)	*
	LVNTB	—		—
M. LaVoy Robison	QVCA	33	(3)	*	*
Director	QVCB	—		—
	LVNTA	10	(3)	*
	LVNTB	—		—
Larry E. Romrell	QVCA	63	(3)(7)(8)	*	*
Director	QVCB	**	(8)	*
	LVNTA	17	(3)(7)	*
	LVNTB	**		*
Andrea L. Wong	QVCA	20	(7)	*	*
Director	QVCB	—		—
	LVNTA	5	(7)	*
	LVNTB	—		—

Name	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
		(In thousands)
Richard N. Baer	QVCA	90	(7)	*	*
Senior Vice President and General Counsel	QVCB	—		—
	LVNTA	22	(7)	*
	LVNTB	—		—
Albert E. Rosenthaler	QVCA	266	(2)(3)(7)	*	*
Senior Vice President	QVCB	—		—
	LVNTA	85	(2)(3)(7)	*
	LVNTB	—		—
Christopher W. Shean	QVCA	395	(2)(3)(7)	*	*
Senior Vice President and Chief Financial	QVCB	—		—
Officer	LVNTA	151	(2)(3)(7)	*
	LVNTB	—		—
All directors and executive officers as a group (12 persons)	QVCA	16,858	(1)(2)(3)(4)(5)(7)(8)	3.7	38.3
	QVCB	27,657	(1)(3)(4)(6)(8)	94.5
	LVNTA	5,289	(1)(2)(3)(4)(5)(7)	3.9
	LVNTB	6,702	(1)(3)(4)(6)	94.5

*
Less than one percent

**
Less than 1,000 shares

(1)
Includes 376,260 QVCA shares, 852,358 QVCB shares, 132,072 LVNTA shares and 206,413 LVNTB shares held by Mr. Malone's wife, Mrs. Leslie Malone, as to which shares Mr. Malone has disclaimed beneficial ownership.

(2)
Includes shares held in the Liberty Media 401(k) Savings Plan as follows:

	QVCA	LVNTA
John C. Malone	461	—
Gregory B. Maffei	6,691	1,482
Albert E. Rosenthaler	13,604	3,121
Christopher W. Shean	9,751	2,213

Total	30,507	6,816

(3)
Includes beneficial ownership of shares that may be acquired upon exercise of, or which relate to, stock options and stock appreciation rights exercisable within 60 days after February 28, 2015.

	QVCA	QVCB	LVNTA	LVNTB
John C. Malone	45,853	398,221	11,536	100,969
Gregory B. Maffei	6,705,306	—	1,654,880	—
Michael A. George	2,212,157	—	544,169	—
Evan D. Malone	28,650	—	7,221	—
David E. Rapley	14,408	—	3,624	—
M. LaVoy Robison	23,685	—	7,337	—
Larry E. Romrell	39,749	—	10,012	—
Albert E. Rosenthaler	100,000	—	41,267	—
Christopher W. Shean	162,990	—	83,360	—

Total	9,332,798	398,221	2,363,406	100,969

(4)
Includes 128,500 shares of QVCA, 458,946 shares of QVCB, 46,416 shares of LVNTA and 111,140 shares of LVNTB held by two trusts which are managed by an independent trustee, of which the beneficiaries are Mr. Malone's adult children and in which Mr. Malone has no pecuniary interest. Mr. Malone retains the right to substitute assets held by the trusts and has disclaimed beneficial ownership of the shares held by the trusts.

(5)
Includes (i) 719,873 shares of LVNTA pledged to Fidelity Brokerage Services, LLC (Fidelity) in connection with a margin loan facility extended by Fidelity and (ii) 2,006,167 shares of QVCA and 748,072 shares of LVNTA pledged to Merrill Lynch, Piece, Fenner & Smith Incorporated (Merrill Lynch) in connection with a loan facility extended by Merrill Lynch.

(6)
In February 1998, in connection with the settlement of certain legal proceedings relative to the Estate of Bob Magness, the late founder and former Chairman of the Board of Tele-Communications, Inc. (TCI), TCI entered into a call agreement with Mr. Malone and Mr. Malone's wife. In connection with the acquisition by AT&T Corp. (AT&T) of TCI, TCI assigned to our predecessor its rights under this call agreement. We have since succeeded to these rights. As a result, we have the right, under certain circumstances, to acquire QVCB and LVNTB shares owned by the Malones. The call agreement also prohibits the Malones from disposing of their QVCB and LVNTB shares, except for certain exempt transfers (such as transfers to related parties or public sales of up to an aggregate of 5% of their shares of QVCB or LVNTB after conversion to shares of QVCA or LVNTA) and except for transfers made in compliance with our call rights.

(7)
Includes restricted shares, none of which has vested, as follows:

	QVCA	LVNTA
Michael A. George	270,192	77,607
M. Ian G. Gilchrist	1,857	318
Evan D. Malone	4,415	1,468
David E. Rapley	4,415	1,468
Larry E. Romrell	4,415	1,468
Andrea L. Wong	4,415	1,468
Richard N. Baer	90,377	21,952
Albert E. Rosenthaler	39,635	10,884
Christopher W. Shean	39,635	10,884

Total	459,356	127,517

(8)
Includes 10,841 QVCA shares and 810 QVCB shares pledged to Fidelity in connection with a margin loan facility extended by Fidelity to Mr. Romrell.

Changes in Control

        We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.

PROPOSALS OF OUR BOARD

        The following proposals will be presented at the annual meeting by our board of directors.

PROPOSAL 1—THE ELECTION OF DIRECTORS PROPOSAL

Board of Directors

        Our board of directors currently consists of nine directors, divided among three classes. Our Class II directors, whose term will expire at the annual meeting, are Michael A. George, Gregory B. Maffei and M. LaVoy Robison. These directors are nominated for election to our board to continue to serve as Class II directors, and we have been informed that each of Messrs. George, Maffei and Robison is willing to continue to serve as a director of our company. The term of the Class II directors who are elected at the annual meeting will expire at the annual meeting of our stockholders in the year 2018. Our Class III directors, whose term will expire at the annual meeting of our stockholders in the year 2016, are John C. Malone, M. Ian G. Gilchrist and Andrea L. Wong. Our Class I directors, whose term will expire at the annual meeting of our stockholders in the year 2017, are Evan D. Malone, David E. Rapley and Larry E. Romrell.

        If any nominee should decline election or should become unable to serve as a director of our company for any reason before election at the annual meeting, votes will be cast by the persons appointed as proxies for a substitute nominee, if any, designated by the board of directors.

        The following lists the three nominees for election as directors at the annual meeting and the six directors of our company whose term of office will continue after the annual meeting, and includes as to each person how long such person has been a director of our company, such person's professional background, other public company directorships and other factors considered in the determination that such person possesses the requisite qualifications and skills to serve as a member of our board of directors. All positions referenced in the biographical information below with our company include, where applicable, positions with our predecessors. The number of shares of our common stock beneficially owned by each director, as of February 28, 2015, is set forth in this proxy statement under the caption "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management."

  Nominees for Election as Directors

  Michael A. George

  •
  Age:  53

  •
  A director of our company.

  •
  Professional Background:  Mr. George has served as a director of our company since September 2011. He has served as the President of QVC, Inc. (QVC) since November 2005 and as its Chief Executive Officer since April 2006. Mr. George also serves on the board of directors of several non-profit organizations. Mr. George previously held various positions with Dell, Inc. (Dell) from March 2001 to November 2005, most notably as the chief marketing officer and general manager of Dell's U.S. consumer business.

  •
  Other Public Company Directorships:  Mr. George has served as a director of Brinker International, Inc. since March 2013.

  •
  Board Membership Qualifications:  Mr. George brings to our board significant experience with commerce, retail and technology businesses based on his current executive position with QVC and his prior experience with Dell as well as in his capacity as a senior partner at

    McKinsey & Co., Inc. His background and executive experience assist the board in evaluating strategic opportunities in the e-commerce and retail industries.

  Gregory B. Maffei

  •
  Age:  54

  •
  Chief Executive Officer, President and a director of our company.

  •
  Professional Background:  Mr. Maffei has served as a director of our company since November 2005, and as the President and Chief Executive Officer of our company since February 2006. He also served as our company's CEO-Elect from November 2005 through February 2006. Mr. Maffei has served as the President and Chief Executive Officer of Liberty Media Corporation (Liberty Media) (including its predecessor) since May 2007, Liberty TripAdvisor Holdings, Inc. (Liberty TripAdvisor) since July 2013 and Liberty Broadband Corporation (Liberty Broadband) since June 2014. Prior thereto, Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation, Chairman, President and Chief Executive Officer of 360networks Corporation, and Chief Financial Officer of Microsoft Corporation.

  •
  Other Public Company Directorships:  Mr. Maffei has served as (i) a director of Liberty Media (including its predecessor) since May 2007, (ii) a director of Liberty TripAdvisor since July 2013, (iii) a director of Liberty Broadband since June 2014 and (iv) the Chairman of the Board of Starz since January 2013. He has served as (i) the Chairman of the Board of Sirius XM Holdings, Inc. (Sirius XM) since April 2013 and as a director since March 2009, (ii) the Chairman of the Board of Live Nation Entertainment, Inc. (Live Nation) since March 2013 and as a director since February 2011, (iii) the Chairman of the Board of TripAdvisor, Inc. (TripAdvisor) since February 2013, (iv) a director of Charter Communications, Inc. (Charter) since May 2013 and (v) a director of Zillow Group, Inc. since February 2015, having previously served as a director of its predecessor, Zillow, Inc., from May 2005 to February 2015. Mr. Maffei served as a director of (i) DIRECTV and its predecessors from February 2008 to June 2010, (ii) Electronic Arts, Inc. from June 2003 to July 2013 and (iii) Barnes & Noble, Inc. from September 2011 to April 2014.

  •
  Board Membership Qualifications:  Mr. Maffei brings to our board significant financial and operational experience based on his senior policy making positions at our company, Liberty Media, Liberty TripAdvisor, Liberty Broadband, Oracle Corporation, 360networks Corporation and Microsoft Corporation and his public company board experience. He provides our board with executive leadership perspective on the operations and management of large public companies and risk management principles.

  M. LaVoy Robison

  •
  Age:  79

  •
  Director of our company.

  •
  Professional Background:  Mr. Robison has served as a director of our company since June 2003. Mr. Robison served as the executive director of The Anschutz Foundation, a private foundation, from January 1998 to November 2010 and has served as a board member of that foundation since January 1998. He has also served as a deputy director of the American Museum of Western Art—The Anschutz Collection since February 2011. Prior to joining The Anschutz Foundation, he was a partner for over 25 years with KPMG, having served at one point as that firm's audit partner for our former parent, TCI.

  •
  Other Public Company Directorships.  Mr. Robison has served as a director of Discovery Communications, Inc. (Discovery) since September 2008 and served as a director of its predecessor, Discovery Holding Company (DHC), from May 2005 to September 2008. Mr. Robison served as a director of Liberty Media International, Inc. (LMI) from June 2004 to June 2005.

  •
  Board Member Qualifications:  Mr. Robison brings to our board extensive experience in public accounting and auditing, having spent more than two decades as a partner with KPMG and its predecessor Peat, Marwick, Mitchell & Co., including serving as an SEC reviewing partner. He provides our board with executive and leadership perspective on financial reporting and accounting oversight of large public companies.

  Directors Whose Term Expires in 2016

  John C. Malone

  •
  Age:  74

  •
  Chairman of the Board and a director of our company.

  •
  Professional Background:  Mr. Malone has served as Chairman of the Board of our company, including its predecessors, since its inception in 1994 and served as our company's Chief Executive Officer from August 2005 to February 2006. Mr. Malone served as Chairman of the Board of TCI from November 1996 until March 1999, when it was acquired by AT&T, and as Chief Executive Officer of TCI from January 1994 to March 1997.

  •
  Other Public Company Directorships:  Mr. Malone has served as (i) Chairman of the Board and a director of Liberty Media (including its predecessor) since August 2011 and as a director since December 2010, (ii) Chairman of the Board of Liberty TripAdvisor since August 2014, (iii) Chairman of the Board of Liberty Broadband since November 2014, (iv) Chairman of the Board of Liberty Global plc (LGP) since June 2013, having previously served as Chairman of the Board of Liberty Global, Inc. (LGI) from June 2005 to June 2013 and LMI from March 2004 to June 2005, and a director of UnitedGlobalCom, Inc., now a subsidiary of LGP, from January 2002 to June 2005. He has served as (i) a director of Discovery since September 2008 and served as a director of Discovery's predecessor DHC from May 2005 to September 2008, and as Chairman of the Board from March 2005 to September 2008, (ii) a director of Expedia, Inc. since December 2012, having previously served as a director from August 2005 to November 2012, (iii) a director of Charter since May 2013 and (iv) a director of Lions Gate Entertainment Corp. since March 2015. Previously, he served as (i) a director of Sirius XM from April 2009 to May 2013, (ii) a director of Ascent Capital Group, Inc. from January 2010 to September 2012, (iii) a director of Live Nation from January 2010 to February 2011, (iv) a director of DIRECTV and its predecessors from February 2008 to June 2010 and (v) a director of IAC/InterActive Corp from May 2006 to June 2010.

  •
  Board Membership Qualifications:  Mr. Malone, as President of TCI, co-founded Liberty Interactive's former parent company and is considered one of the preeminent figures in the media and telecommunications industry. He is well known for his sophisticated problem solving and risk assessment skills.

  M. Ian G. Gilchrist

  •
  Age:  65

  •
  A director of our company.

  •
  Professional Background:  Mr. Gilchrist has served as a director of our company since July 2009. Mr. Gilchrist held various officer positions including Managing Director at Citigroup/Salomon Brothers from 1995 to 2008, CS First Boston Corporation from 1988 to 1995, and Blyth Eastman Paine Webber from 1982 to 1988 and served as a Vice President of Warburg Paribas Becker Incorporated from 1976 to 1982. Previously, he worked in the venture capital field and as an investment analyst.

  •
  Other Public Company Directorships:  Mr. Gilchrist has served as a director of Liberty Media (including its predecessor) since September 2011.

  •
  Board Membership Qualifications:  Mr. Gilchrist's field of expertise is in the media and telecommunications sector, having been involved with companies in this industry during much of his 32 years as an investment banker. Mr. Gilchrist brings to our board significant financial expertise and a unique perspective on the company and the media and telecommunications sector. He is also an important resource with respect to the financial services firms that our company engages from time to time.

  Andrea L. Wong

  •
  Age:  48

  •
  A director of our company.

  •
  Professional Background:  Ms. Wong has served as a director of our company since April 2010. Ms. Wong has served as President, International Production for Sony Pictures Television and President, International for Sony Pictures Entertainment since September 2011. She previously served as President and CEO of Lifetime Entertainment Services from 2007 to April 2010. Ms. Wong also served as an Executive Vice President with ABC, Inc., a subsidiary of The Walt Disney Company, from 2003 to 2007.

  •
  Other Public Company Directorships:  Ms. Wong has served as a director of Liberty Media (including its predecessor) since September 2011 and as a director of Hudson's Bay Company since September 2014.

  •
  Board Membership Qualifications:  Ms. Wong brings to our board significant experience in the media and entertainment industry, having an extensive background in media programming across a variety of platforms, as well as executive leadership experience with the management and operation of companies in the entertainment sector. Her experience with programming development and production, brand enhancement and marketing brings a pragmatic and unique perspective to our board. Her professional expertise, combined with her continued involvement in the media and entertainment industry, makes her a valuable member of our board.

  Directors Whose Term Expires in 2017

  Evan D. Malone

  •
  Age:  44

  •
  A director of our company.

  •
  Professional Background:  Dr. Malone has served as a director of our company since August 2008. He has served as President of NextFab Studio, LLC, a high-tech workshop offering technical training, consulting, and product design and prototyping services, since June 2009 and has been an engineering consultant for more than the past five years. Since January 2008, Dr. Malone has served as the owner and manager of a real estate property and management company, 1525 South Street LLC. During 2008, Dr. Malone also served as a post-doctoral research assistant at Cornell University and an engineering consultant with Rich Food Products, a food processing company. Dr. Malone has served as co-owner and director of Drive Passion PC Services, CC, an Internet café, telecommunications and document services company, in South Africa since 2007 and served as an applied physics technician for Fermi National Accelerator Laboratory, part of the national laboratory system of the Office of Science, U.S. Department of Energy, from 1999 until 2001. He also is a partner in Jet Wine Bar, a wine bar, and Rex 1516, a restaurant, both in Philadelphia.

  •
  Other Public Company Directorships:  Dr. Malone has served as a director of Liberty Media (including its predecessor) since September 2011 and Sirius XM since May 2013.

  •
  Board Membership Qualifications:  Dr. Malone, our company's youngest director, brings an applied science and engineering perspective to the board. Dr. Malone's perspectives assist the board in developing business strategies and adapting to technological changes facing the industries in which our company competes. In addition, his entrepreneurial experience assists the board in evaluating strategic opportunities.

  David E. Rapley

  •
  Age:  73

  •
  A director of our company.

  •
  Professional Background:  Mr. Rapley has served as a director of our company since July 2002, having previously served as a director during 1994. Mr. Rapley founded Rapley Engineering Services, Inc. (RESI) and served as its CEO and President from 1985 to 1998. Mr. Rapley also served as Executive Vice President of Engineering of VECO Corp. Alaska (a company that acquired RESI in 1998) from January 1998 to December 2001. Mr. Rapley served as the President and Chief Executive Officer of Rapley Consulting, Inc. from January 2000 to December 2014.

  •
  Other Public Company Directorships:  Mr. Rapley has served as a director of Liberty Media (including its predecessor) since September 2011. He has served as a director of LGP since June 2013, having previously served as a director of LGI, LGP's predecessor, from June 2005 to June 2013 and as a director of LGI's predecessor, LMI, from May 2004 to June 2005.

  •
  Board Membership Qualifications:  Mr. Rapley brings to our board the unique perspective of his lifelong career as an engineer. The industries in which our company competes are heavily dependent on technology, which continues to change and advance. Mr. Rapley's perspectives assist the board in adapting to these changes and developing strategies for our businesses.

  Larry E. Romrell

  •
  Age:  75

  •
  A director of our company.

  •
  Professional Background:  Mr. Romrell has served as a director of our company since December 2011, having previously served as a director from March 1999 to September 2011. Mr. Romrell held numerous executive positions with TCI from 1991 to 1999. Previously, Mr. Romrell held various executive positions with Westmarc Communications, Inc.

  •
  Other Public Company Directorships:  Mr. Romrell has served as a director of Liberty Media (including its predecessor) since September 2011 and as a director of Liberty TripAdvisor since August 2014. He has served as a director of LGP since June 2013, having previously served as a director of LGI from June 2005 to June 2013 and as a director of LMI from May 2004 to June 2005.

  •
  Board Membership Qualifications:  Mr. Romrell brings extensive experience, including venture capital experience, in the telecommunications industry to our board and is an important resource with respect to the management and operations of companies in the media and telecommunications sector.

Vote and Recommendation

        A plurality of the affirmative votes of the outstanding shares of our common stock that are entitled to vote at the annual meeting and are voted in person or by proxy, voting together as a single class, is required to elect each of Messrs. George, Maffei and Robison as Class II members of our board of directors.

        Our board of directors unanimously recommends a vote "FOR" the election of each nominee to our board of directors.

PROPOSAL 2—THE GROUP NAME CHANGE PROPOSAL

        On October 3, 2014, our company announced that our board of directors had approved (i) the change in attribution from our Interactive Group to our Ventures Group of $970 million in cash and its then-digital commerce companies, including Backcountry.com, Inc., Bodybuilding.com, LLC, CommerceHub, Provide Commerce, Inc., Evite, Inc. and LMC Right Start, Inc., which was effective immediately (the Reattribution), (ii) the creation of an inter-group interest in the Ventures Group in favor of the Interactive Group represented as a number of shares of Liberty Ventures common stock that could be issued to the Interactive Group (the Inter-Group Interest Shares) calculated in accordance with the current charter; and (iii) a dividend of the Inter-Group Interest Shares to the holders of Liberty Interactive common stock in full elimination of the inter-group interest. Following the Reattribution, the Interactive Group consisted, and still consists, of our company's wholly-owned subsidiary QVC and our approximate 38% interest in HSN, Inc., along with cash and certain liabilities. Thus, our company began referring to the Interactive Group as the QVC Group to more appropriately reflect the composition of the assets and liabilities of that tracking stock group following the Reattribution. In addition, in connection with the Reattribution, the symbols under which our Series A Liberty Interactive common stock and Series B Liberty Interactive common stock trade on the Nasdaq Global Select Market were changed from "LINTA" and "LINTB," respectively, to "QVCA" and "QVCB," respectively, effective October 7, 2014.

        On February 26, 2015, our board of directors adopted a resolution approving and declaring advisable the amendment and restatement of our current charter through the group name change proposal (i) to change the name of the "Interactive Group" to the "QVC Group," (ii) to change the name of the "Liberty Interactive Common Stock" to the "QVC Group Common Stock," (iii) to reclassify each share of each series of our existing Liberty Interactive Common Stock into one share of the corresponding series of our QVC Group Common Stock, and (iv) to make certain conforming changes as a result of the foregoing. Our board of directors believes that these changes are appropriate and advisable in light of the Reattribution and the changes in vernacular that were adopted to reflect how we and the market view our tracking stocks. Our board of directors recommends that our stockholders approve the adoption of the amended and restated certificate of incorporation (the new charter). If our stockholders approve the adoption of the new charter, the new charter will become effective upon the filing of the new charter with the Delaware Secretary of State. The full text of the new charter is included as Annex A to this proxy statement.

        The new charter will not alter or change the powers (including voting powers), preferences and relative, participating, optional or other rights of any series of our common stock. Following the filing and effectiveness of the new charter, all the powers, preferences or other rights of each series of our common stock will be identical to the powers, preferences or other rights of each series of our common stock existing prior to the filing and effectiveness of the new charter. Under the General Corporation Law of the State of Delaware, holders of our common stock will not have appraisal rights in connection with the adoption of the new charter and the reclassification of shares of our existing Liberty Interactive Common Stock into shares of our QVC Group Common Stock.

        The group name change proposal is independent of the amendment proposal, such that either may be implemented following approval of stockholders at the annual meeting regardless of whether the other receives the approval of stockholders at the annual meeting. In the event both the group name change proposal and the amendment proposal receive the approval of stockholders at the annual meeting, then the new charter will be filed with the Delaware Secretary of State first, followed immediately by the charter amendment which will amend the new charter. In the event only the group name change proposal receives the approval of stockholders at the annual meeting, then the new charter will be filed with the Delaware Secretary of State which will amend and restate the current charter. In the event only the amendment proposal receives the approval of stockholders at the annual meeting, then the charter amendment will be filed with the Delaware Secretary of State which will amend the current charter. The board of directors has reserved the right to abandon the new charter without further action by the stockholders whether before or after stockholder approval of the group name change proposal at any time prior to the effectiveness of the filing of the new charter with the Delaware Secretary of State.

Vote and Recommendation

        Approval of the group name change proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the shares of our common stock outstanding on the record date and entitled to vote at the annual meeting, voting together as a single class.

        Our board of directors unanimously recommends a vote "FOR" the group name change proposal.

 PROPOSAL 3—THE AMENDMENT PROPOSAL

        Our company is authorized to issue up to 8,607,500,000 shares of capital stock, divided into the following two classes: (i) 8,557,500,000 shares of common stock and (ii) 50,000,000 shares of preferred stock (which class is issuable in series). Of the shares of our authorized capital stock that consist of shares of common stock, 200,000,000 are designated as Series A Liberty Ventures common stock, 7,500,000 are designated as Series B Liberty Ventures common stock and 200,000,000 are designated as Series C Liberty Ventures common stock. During 2014, our company completed several corporate transactions which resulted in a significant increase in the number of outstanding shares of our Liberty Ventures common stock as well as the number of shares of Liberty Ventures common stock subject to equity incentive awards (Ventures awards).

        In April 2014, our company completed a two-for-one stock split of the Liberty Ventures common stock (the Stock Split), effected by means of a dividend of one share of Liberty Ventures common stock for each share of the corresponding series of Liberty Ventures common stock held as of the record date for such dividend. As a result, the number of outstanding shares of Liberty Ventures common stock prior to the Stock Split, approximately 36.8 million shares, doubled. As described above, in October 2014, in connection with the Reattribution, our company distributed, by means of a dividend, the Inter-Group Interest Shares (comprised solely of shares of Liberty Ventures common stock) to holders of our Liberty Interactive common stock. The dividend of the Inter-Group Interest Shares resulted in the issuance of approximately 67 million shares of Liberty Ventures common stock. As of February 28, 2015, we had issued and outstanding 134,582,977 shares of Series A Liberty Ventures common stock and 6,991,142 shares of Series B Liberty Ventures common stock, and we had an additional 3,904,768 shares of Series A Liberty Ventures common stock and 1,406,463 shares of Series B Liberty Ventures common stock reserved for issuance pursuant to our existing equity incentive plans.

        Upon review of these transactions and their impact on the Liberty Ventures common stock, our board of directors determined that it would be appropriate and advisable to increase the number of shares of Liberty Ventures common stock available for issuance under our certificate of incorporation. On February 26, 2015, our board of directors adopted a resolution approving and declaring advisable the amendment of our certificate of incorporation through the amendment proposal to increase (i) the total number of shares of our capital stock which our company will have the authority to issue, (ii) the number of shares of our capital stock designated as "Common Stock," and (iii) the number of shares of Common Stock designated as "Series A Liberty Ventures Common Stock," "Series B Liberty Ventures Common Stock" and "Series C Liberty Ventures Common Stock." There will be no change in the par value of $0.01 per share of Liberty Ventures common stock. Our board of directors recommends that our stockholders approve the adoption of the amendment of our certificate of incorporation (the charter amendment). The full text of the charter amendment is included as Annex B to this proxy statement. Specifically, our certificate of incorporation will be amended to:

  •
  increase the total number of shares of capital stock which our company will have the authority to issue from eight billion, six hundred seven million five hundred thousand (8,607,500,000) shares to nine billion, fifteen million (9,015,000,000) shares;

  •
  increase the number of shares of our capital stock designated as common stock from eight billion five hundred fifty-seven million five hundred thousand (8,557,500,000) shares to eight billion, nine hundred sixty-five million (8,965,000,000) shares;

  •
  increase the number of shares of common stock designated as Series A Liberty Ventures common stock from two hundred million (200,000,000) shares to four hundred million (400,000,000) shares;

  •
  increase the number of shares of common stock designated as Series B Liberty Ventures common stock from seven million five hundred thousand (7,500,000) shares to fifteen million (15,000,000) shares; and

  •
  increase the number of shares of common stock designated as Series C Liberty Ventures common stock from two hundred million (200,000,000) shares to four hundred million (400,000,000) shares.

        The additional authorized shares would enable us to issue shares of Liberty Ventures common stock to raise capital funds expeditiously and economically for our ongoing operational needs or use shares for our employee and nonemployee director incentive plans, for possible acquisitions, stock distributions or stock splits or other corporate purposes. For example, following the Reattribution, multiple operating companies are now attributed to our Ventures Group, and going forward, our company may determine that any equity compensation relating to shares of our common stock that the employees of these operating subsidiaries may receive will be in the form of equity awards relating specifically to the Liberty Ventures common stock. In addition, the time and effort devoted by our company's corporate employees and executives to the reattributed businesses and assets may be shifting from the Interactive Group to the Ventures Group, and in the future our company may determine to refocus the equity incentive component of the compensation paid to these executives and employees accordingly. By increasing the numbers of authorized shares now, our company would be able to issue shares of Liberty Ventures common stock without the delay and expense involved in obtaining stockholder approval when our company believes that such issuance is appropriate. However, we would be required to obtain all necessary regulatory approvals prior to issuance of any additional shares of Liberty Ventures common stock. We have no present plans for issuance or use of the proposed additional authorized common stock other than in connection with the settlement of certain Ventures equity awards.

        All newly authorized shares of Liberty Ventures common stock when issued would have the same rights as the presently authorized shares, including the right to cast one vote per share in the case of the Series A Liberty Ventures common stock and ten votes per share in the case of the Series B Liberty Ventures common stock, and to receive dividends when and to the extent we declare and pay them. Our stockholders would have no preemptive rights with respect to the issuance of the additional shares of Liberty Ventures common stock.

        Under the General Corporation Law of the State of Delaware, holders of our common stock will not have appraisal rights in connection with the adoption of the charter amendment.

        Any issuance of additional shares of Liberty Ventures common stock would increase the outstanding number of shares of our common stock and specifically our Liberty Ventures common stock and dilute the percentage ownership of existing stockholders. The dilutive effect of an issuance could discourage a change of control by making it more difficult or costly. Our company is not aware of any specific effort to obtain control of our company, and our company has no present intention of using the proposed increase in authorized common stock to deter a change of control.

        If our stockholders approve the adoption of the charter amendment, the charter amendment will become effective upon the filing of the charter amendment with the Delaware Secretary of State. As described above, the amendment proposal is independent of the group name change proposal, such that either may be implemented following approval of stockholders at the annual meeting regardless of whether the other receives the approval of stockholders at the annual meeting. In the event both the group name change proposal and the amendment proposal receive the approval of stockholders at the annual meeting, then the new charter will be filed with the Delaware Secretary of State first, followed immediately by the charter amendment which will amend the new charter. In the event only the amendment proposal receives the approval of stockholders at the annual meeting, then the charter amendment will be filed with the Delaware Secretary of State which will amend the current charter.

The board of directors has reserved the right to abandon the charter amendment without further action by the stockholders whether before or after stockholder approval of the amendment proposal at any time prior to the effectiveness of the filing of the charter amendment with the Delaware Secretary of State.

Interests of Certain Persons

        In considering the recommendation of our board of directors to vote to approve the amendment proposal, holders of our common stock should be aware that in December 2014, Gregory B. Maffei, our Chief Executive Officer, received a one-time grant of options with respect to our Series B Liberty Interactive common stock and Series B Liberty Ventures common stock in connection with the approval of his new compensation arrangement with our company. Under his new compensation arrangement, Mr. Maffei is also entitled to receive annual grants of performance-based options to purchase shares of and performance-based restricted stock units with respect to our Series B Liberty Interactive common stock and Series B Liberty Ventures common stock. These awards are discussed in more detail under "Executive Compensation" below. Receiving the requisite stockholder approval of the amendment proposal will provide us with a sufficient number of Series B Liberty Ventures shares to satisfy our obligations under the equity awards to which Mr. Maffei is entitled. Our board of directors was aware of this interest and considered it when approving the amendment proposal.

Vote and Recommendation

        Approval of the amendment proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the shares of our common stock outstanding on the record date and entitled to vote at the annual meeting, voting together as a single class.

        Our board of directors unanimously recommends a vote "FOR" the amendment proposal.

 PROPOSAL 4—THE AUDITORS RATIFICATION PROPOSAL

        We are asking our stockholders to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2015.

        Even if the selection of KPMG LLP is ratified, the audit committee of our board of directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if our audit committee determines that such a change would be advisable. In the event our stockholders fail to ratify the selection of KPMG LLP, our audit committee will consider it as a direction to select other auditors for the year ending December 31, 2015.

        A representative of KPMG LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Audit Fees and All Other Fees

        The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our consolidated financial statements for 2014 and 2013 and fees billed for other services rendered by KPMG LLP:

	2014	2013
Audit fees	$6,199,000	5,457,000
Audit related fees(1)	570,000	539,000

Audit and audit related fees	6,769,000	5,996,000
Tax fees(2)	657,000	851,000

Total fees	$7,426,000	6,847,000

(1)
Audit related fees consist of professional consultations with respect to accounting issues affecting our financial statements, reviews of registration statements and issuance of consents, due diligence related to potential business combinations and audits of financial statements of certain employee benefit plans.

(2)
Tax fees consist of tax compliance and consultations regarding the tax implications of certain transactions.

        Our audit committee has considered whether the provision of services by KPMG LLP to our company other than auditing is compatible with KPMG LLP maintaining its independence and believes that the provision of such other services is compatible with KPMG LLP maintaining its independence.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

        Our audit committee has adopted a policy regarding the pre-approval of all audit and permissible non-audit services provided by our independent auditor. Pursuant to this policy, our audit committee has approved the engagement of our independent auditor to provide the following services (all of which are collectively referred to as pre-approved services):

  •
  audit services as specified in the policy, including (i) financial audits of our company and our subsidiaries, (ii) services associated with registration statements, periodic reports and other documents filed or issued in connection with securities offerings (including comfort letters and consents), (iii) attestations of management reports on our internal controls and (iv) consultations with management as to accounting or disclosure treatment of transactions;

  •
  audit related services as specified in the policy, including (i) due diligence services, (ii) financial statement audits of employee benefit plans, (iii) consultations with management as to the accounting or disclosure treatment of transactions, (iv) attest services not required by statute or regulation, (v) certain audits incremental to the audit of our consolidated financial statements, (vi) closing balance sheet audits related to dispositions, and (vii) general assistance with implementation of the requirements of certain SEC rules or listing standards; and

  •
  tax services as specified in the policy, including federal, state, local and international tax planning, compliance and review services, and tax due diligence and advice regarding mergers and acquisitions.

        Notwithstanding the foregoing general pre-approval, if an individual project involving the provision of pre-approved services is expected to result in fees in excess of $100,000, or if individual projects under $100,000 are expected to total $500,000 during the period between the regularly scheduled meetings of the audit committee, then such projects will require the specific pre-approval of our audit committee. Our audit committee has delegated the authority for the foregoing approvals to the chairman of the audit committee, subject to his subsequent disclosure to the entire audit committee of the granting of any such approval. M. LaVoy Robison currently serves as the chairman of our audit committee. In addition, the independent auditor is required to provide a report at each regularly scheduled audit committee meeting on all pre-approved services incurred during the preceding quarter. Any engagement of our independent auditors for services other than the pre-approved services requires the specific approval of our audit committee.

        Our pre-approval policy prohibits the engagement of our independent auditor to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act.

        All services provided by our independent auditor during 2014 were approved in accordance with the terms of the policy in place.

Vote and Recommendation

        The affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of our common stock that are present in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class, is required to approve the auditors ratification proposal.

        Our board of directors unanimously recommends a vote "FOR" the auditors ratification proposal.

MANAGEMENT AND GOVERNANCE MATTERS

Executive Officers

        The following lists the executive officers of our company (other than Gregory B. Maffei, our President and Chief Executive Officer, and John C. Malone, our Chairman of the Board, who also serve as directors of our company and who are listed under "Proposals of Our Board—Proposal 1—The Election of Directors Proposal"), their ages and a description of their business experience, including positions held with our company. All positions referenced in the table below with our company include, where applicable, positions with our predecessors.

Name	Positions
Richard N. Baer Age: 58	Mr. Baer has served as Senior Vice President and General Counsel of our company and Liberty Media since January 2013. He has also served as Senior Vice President and General Counsel of Liberty TripAdvisor since July 2013 and Liberty Broadband since June 2014. Previously, Mr. Baer served as Executive Vice President and Chief Legal Officer of UnitedHealth Group Incorporated from May 2011 to December 2012. He served as Executive Vice President and General Counsel of Qwest Communications International Inc. from December 2002 to April 2011 and Chief Administrative Officer from August 2008 to April 2011.
Albert E. Rosenthaler Age: 55
Mr. Rosenthaler has served as a Senior Vice President of our company since April 2002, Liberty Media (including its predecessor) since May 2007, Liberty TripAdvisor since July 2013 and Liberty Broadband since June 2014.
Christopher W. Shean Age: 49
Mr. Shean has served as a Senior Vice President of our company since January 2002 and the Chief Financial Officer since November 2011. Previously, he served as the Controller of our company from October 2000 to October 2011 and a Vice President of our company from October 2000 to January 2002. Mr. Shean has also served as a Senior Vice President of Liberty Media (including its predecessor) since May 2007, the Chief Financial Officer since November 2011 and the Controller from May 2007 to October 2011. He has served as a Senior Vice President and Chief Financial Officer of Liberty TripAdvisor since July 2013 and Liberty Broadband since June 2014.

        Our executive officers will serve in such capacities until their respective successors have been duly elected and have been qualified, or until their earlier death, resignation, disqualification or removal from office. There is no family relationship between any of our executive officers or directors, by blood, marriage or adoption, other than Evan D. Malone who is the son of John C. Malone.

        During the past ten years, none of the above persons has had any involvement in such legal proceedings as would be material to an evaluation of his ability or integrity.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish us with copies of all Section 16 forms they file.

        Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments to those forms furnished to us during our most recent fiscal year, or written representations that no Forms 5 were required, we believe that, during the year ended December 31, 2014, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten-percent beneficial owners were met; however a Form 4 was filed to report a gift transaction by Christopher W. Shean occurring during the year ended December 31, 2012, which was required to be reported in a Form 5 in 2013.

Code of Ethics

        We have adopted a code of ethics that applies to all of our employees, directors and officers, which constitutes our "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act. Our code of ethics is available on our website at www.libertyinteractive.com.

Director Independence

        It is our policy that a majority of the members of our board of directors be independent of our management. For a director to be deemed independent, our board of directors must affirmatively determine that the director has no direct or indirect material relationship with us. To assist our board of directors in determining which of our directors qualify as independent for purposes of Nasdaq rules as well as applicable rules and regulations adopted by the SEC, the nominating and corporate governance committee of our board of directors follows the Corporate Governance Rules of The Nasdaq Stock Market on the criteria for director independence.

        Our board of directors has determined that each of M. Ian G. Gilchrist, David E. Rapley, M. LaVoy Robison, Larry E. Romrell and Andrea L. Wong qualifies as an independent director of our company.

Board Composition

        As described above under "Proposals of Our Board—Proposal 1—The Election of Directors Proposal," our board is comprised of directors with a broad range of backgrounds and skill sets, including in media and telecommunications, science and technology, venture capital, investment banking, auditing and financial engineering. Our board is also chronologically diverse with our members' ages spanning four decades. For more information on our policies with respect to board candidates, see "—Committees of the Board of Directors—Nominating and Corporate Governance Committee" below.

Board Leadership Structure

        Our board has separated the positions of Chairman of the Board and Chief Executive Officer (principal executive officer). John C. Malone, one of our largest stockholders, holds the position of Chairman of the Board, leads our board and board meetings and provides strategic guidance to our Chief Executive Officer. Gregory B. Maffei, our President, holds the position of Chief Executive Officer, leads our management team and is responsible for driving the performance of our company. We believe this division of responsibility effectively assists our board in fulfilling its duties.

Board Role in Risk Oversight

        The board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant board committees. Our audit committee oversees management of financial risks and risks relating to potential conflicts of interest. Our compensation committee oversees the management of risks relating to our compensation arrangements with senior officers. Our nominating and corporate governance committee oversees risks associated with the independence of the board. These committees then provide reports periodically to the full board. The oversight responsibility of the board and its committees is enabled by management reporting processes that are designed to provide visibility to the board about the identification, assessment and management of critical risks. These areas of focus include strategic, operational, financial and reporting, succession and compensation, legal and compliance, and other risks. Our management reporting processes include regular reports from our Chief Executive Officer, which are prepared with input from our senior management team, and also include input from our Internal Audit group.

Committees of the Board of Directors

  Executive Committee

        Our board of directors has established an executive committee, whose members are John C. Malone and Gregory B. Maffei. Except as specifically prohibited by the General Corporation Law of the State of Delaware, the executive committee may exercise all the powers and authority of our board of directors in the management of our business and affairs, including the power and authority to authorize the issuance of shares of our capital stock.

  Compensation Committee

        Our board of directors has established a compensation committee, whose chairman is M. Ian G. Gilchrist and whose other members are David E. Rapley and Andrea L. Wong. See "—Director Independence" above.

        The compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and our other executive officers. The compensation committee also reviews and approves the compensation of all officers of our company at the level of senior vice president or above, including our Chief Executive Officer, and oversees the compensation of the chief executive officers of our operating subsidiaries. For a description of our processes and policies for consideration and determination of executive compensation, including the role of our Chief Executive Officer and outside consultants in determining or recommending amounts and/or forms of compensation, see "Executive Compensation—Compensation Discussion and Analysis."

        Our board of directors has adopted a written charter for the compensation committee, which is available on our website at www.libertyinteractive.com.

  Compensation Committee Report

        The compensation committee has reviewed and discussed with our management the "Compensation Discussion and Analysis" included under "Executive Compensation" below. Based on such review and discussions, the compensation committee recommended to our board of directors that the "Compensation Discussion and Analysis" be included in this proxy statement.

Submitted by the Members of the Compensation Committee M. Ian G. Gilchrist David E. Rapley Andrea L. Wong

  Compensation Committee Interlocks and Insider Participation

        No member of our compensation committee is or has been an officer or employee of our company, or has engaged in any related party transaction in which our company was a participant.

  Nominating and Corporate Governance Committee

        Our board of directors has established a nominating and corporate governance committee, whose chairman is David E. Rapley and whose other members are M. Ian G. Gilchrist, Larry E. Romrell and Andrea L. Wong. See "—Director Independence" above.

        The nominating and corporate governance committee identifies individuals qualified to become board members consistent with criteria established or approved by our board of directors from time to time, identifies director nominees for upcoming annual meetings, develops corporate governance guidelines applicable to our company and oversees the evaluation of our board and management.

        The nominating and corporate governance committee will consider candidates for director recommended by any stockholder provided that such recommendations are properly submitted. Eligible stockholders wishing to recommend a candidate for nomination as a director should send the recommendation in writing to the Corporate Secretary, Liberty Interactive Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112. Stockholder recommendations must be made in accordance with our bylaws, as discussed under "Stockholder Proposals" below, and contain the following information:

  •
  the name and address of the proposing stockholder and the beneficial owner, if any, on whose behalf the nomination is being made, and documentation indicating the number of shares of our common stock owned beneficially and of record by such person and the holder or holders of record of those shares, together with a statement that the proposing stockholder is recommending a candidate for nomination as a director;

  •
  the candidate's name, age, business and residence addresses, principal occupation or employment, business experience, educational background and any other information relevant in light of the factors considered by the nominating and corporate governance committee in making a determination of a candidate's qualifications, as described below;

  •
  a statement detailing any relationship, arrangement or understanding between the proposing stockholder and/or beneficial owner(s), if different, and any other person(s) (including their names) under which the proposing stockholder is making the nomination and any affiliates or associates (as defined in Rule 12b-2 of the Exchange Act) of such proposing stockholder(s) or beneficial owner (each a Proposing Person);

  •
  a statement detailing any relationship, arrangement or understanding that might affect the independence of the candidate as a member of our board of directors;

  •
  any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such candidate as a director;

  •
  a representation as to whether the Proposing Person intends (or is part of a group that intends) to deliver any proxy materials or otherwise solicit proxies in support of the director nominee;

  •
  a representation by each Proposing Person who is a holder of record of our common stock as to whether the notice is being given on behalf of the holder of record and/or one or more beneficial owners, the number of shares held by any beneficial owner along with evidence of such beneficial ownership and that such holder of record is entitled to vote at the annual stockholders meeting and intends to appear in person or by proxy at the annual stockholders meeting at which the person named in such notice is to stand for election;

  •
  a signed consent of the candidate to be named in the proxy statement and to serve as a director, if nominated and elected;

  •
  a representation as to whether the Proposing Person has received any financial assistance, funding or other consideration from any other person regarding the nomination (a Stockholder Associated Person) (including the details of such assistance, funding or consideration); and

  •
  a representation as to whether and the extent to which any hedging, derivative or other transaction has been entered into with respect to our company within the last six months by, or is in effect with respect to, the Proposing Person, any person to be nominated by the proposing stockholder or any Stockholder Associated Person, the effect or intent of which transaction is to mitigate loss to or manage risk or benefit of share price changes for, or increase or decrease the voting power of, the Proposing Person, its nominee, or any such Stockholder Associated Person.

        In connection with its evaluation, the nominating and corporate governance committee may request additional information from the proposing stockholder and the candidate. The nominating and corporate governance committee has sole discretion to decide which individuals to recommend for nomination as directors.

        To be nominated to serve as a director, a nominee need not meet any specific minimum criteria. However, the nominating and corporate governance committee believes that nominees for director should possess the highest personal and professional ethics, integrity, values and judgment and should be committed to the long-term interests of our stockholders. When evaluating a potential director nominee, including one recommended by a stockholder, the nominating and corporate governance committee will take into account a number of factors, including, but not limited to, the following:

  •
  independence from management;

  •
  his or her unique background, including education, professional experience and relevant skill sets;

  •
  judgment, skill, integrity and reputation;

  •
  existing commitments to other businesses as a director, executive or owner;

  •
  personal conflicts of interest, if any; and

  •
  the size and composition of the existing board of directors, including whether the potential director nominee would positively impact the composition of the board by bringing a new perspective or viewpoint to the board of directors.

The nominating and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The nominating and corporate governance committee does not have a formal policy with respect to diversity; however, our board and the nominating and corporate governance committee believe that it is important that our board members represent diverse viewpoints.

        When seeking candidates for director, the nominating and corporate governance committee may solicit suggestions from incumbent directors, management, stockholders and others. After conducting an initial evaluation of a prospective nominee, the nominating and corporate governance committee will interview that candidate if it believes the candidate might be suitable to be a director. The nominating and corporate governance committee may also ask the candidate to meet with management. If the nominating and corporate governance committee believes a candidate would be a valuable addition to our board of directors, it may recommend to the full board that candidate's nomination and election.

        Prior to nominating an incumbent director for re-election at an annual meeting of stockholders, the nominating and corporate governance committee will consider the director's past attendance at, and participation in, meetings of the board of directors and its committees and the director's formal and informal contributions to the various activities conducted by the board and the board committees of which such individual is a member.

        The members of our nominating and corporate governance committee have determined that Messrs. George, Maffei and Robison, who are nominated for election at the annual meeting, continue to be qualified to serve as directors of our company and such nomination was approved by the entire board of directors.

        Our board of directors has adopted a written charter for the nominating and corporate governance committee. Our board of directors has also adopted corporate governance guidelines, which were developed by the nominating and corporate governance committee. The charter and the corporate governance guidelines are available on our website at www.libertyinteractive.com.

  Audit Committee

        Our board of directors has established an audit committee, whose chairman is M. LaVoy Robison and whose other members are M. Ian G. Gilchrist, David E. Rapley and Larry E. Romrell. See "—Director Independence" above.

        Our board of directors has determined that Mr. Robison and Mr. Gilchrist are our company's "audit committee financial experts" under applicable SEC rules and regulations. The audit committee reviews and monitors the corporate financial reporting and the internal and external audits of our company. The committee's functions include, among other things:

  •
  appointing or replacing our independent auditors;

  •
  reviewing and approving in advance the scope and the fees of our annual audit and reviewing the results of our audits with our independent auditors;

  •
  reviewing and approving in advance the scope and the fees of non-audit services of our independent auditors;

  •
  reviewing compliance with and the adequacy of our existing major accounting and financial reporting policies;

  •
  reviewing our management's procedures and policies relating to the adequacy of our internal accounting controls and compliance with applicable laws relating to accounting practices;

  •
  confirming compliance with applicable SEC and stock exchange rules; and

  •
  preparing a report for our annual proxy statement.

        Our board of directors has adopted a written charter for the audit committee, which is available on our website at www.libertyinteractive.com.

  Audit Committee Report

        Each member of the audit committee is an independent director as determined by our board of directors, based on the listing standards of The Nasdaq Stock Market. Each member of the audit committee also satisfies the SEC's independence requirements for members of audit committees. We have determined that Mr. Robison and Mr. Gilchrist are "audit committee financial experts" under applicable SEC rules and regulations.

        The audit committee reviews our financial reporting process on behalf of our board of directors. Management has primary responsibility for establishing and maintaining adequate internal controls, for preparing financial statements and for the public reporting process. Our independent auditor, KPMG LLP, is responsible for expressing opinions on the conformity of our audited consolidated financial statements with U.S. generally accepted accounting principles. Our independent auditor also expresses its opinion as to the effectiveness of our internal control over financial reporting.

        Our audit committee has reviewed and discussed with management and KPMG LLP our most recent audited consolidated financial statements, as well as management's assessment of the effectiveness of our internal control over financial reporting and KPMG LLP's evaluation of the effectiveness of our internal control over financial reporting. Our audit committee has also discussed with KPMG LLP the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees, including that firm's judgment about the quality of our accounting principles, as applied in its financial reporting.

        KPMG LLP has provided our audit committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP's communications with the audit committee concerning independence, and the audit committee has discussed with KPMG LLP that firm's independence from the company and its subsidiaries.

        Based on the reviews, discussions and other considerations referred to above, our audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014, which was filed on February 27, 2015 with the SEC.

Submitted by the Members of the Audit Committee M. LaVoy Robison M. Ian G. Gilchrist David E. Rapley Larry E. Romrell

  Other

        Our board of directors, by resolution, may from time to time establish other committees of our board of directors, consisting of one or more of our directors. Any committee so established will have the powers delegated to it by resolution of our board of directors, subject to applicable law.

Board Meetings

        During 2014, there were seven meetings of our full board of directors, no meetings of our executive committee, thirteen meetings of our compensation committee, one meeting of our nominating and corporate governance committee and five meetings of our audit committee.

Director Attendance at Annual Meetings

        Our board of directors encourages all members of the board to attend each annual meeting of our stockholders. All of our board members then serving with the exception of Evan D. Malone attended our 2014 annual meeting of stockholders.

Stockholder Communication with Directors

        Our stockholders may send communications to our board of directors or to individual directors by mail addressed to the Board of Directors or to an individual director c/o Liberty Interactive Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112. All such communications from stockholders will be forwarded to our directors on a timely basis.

Executive Sessions

        In 2014, the independent directors of our company, then serving, met at three executive sessions of the full board of directors without management participation.

        Any interested party who has a concern regarding any matter that it wishes to have addressed by our independent directors, as a group, at an upcoming executive session may send its concern in writing addressed to Independent Directors of Liberty Interactive Corporation, c/o Liberty Interactive Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112. The current independent directors of our company are M. Ian G. Gilchrist, David E. Rapley, M. LaVoy Robison, Larry E. Romrell and Andrea L. Wong.

EXECUTIVE COMPENSATION

        This section sets forth information relating to, and an analysis and discussion of, compensation paid by our company to the following persons (who we collectively refer to as our named executive officers):

  •
  Gregory B. Maffei, our Chief Executive Officer and President;

  •
  Christopher W. Shean, our Chief Financial Officer; and

  •
  Michael A. George, Richard N. Baer and Albert E. Rosenthaler, our other three most highly compensated executive officers at the end of 2014.

Compensation Discussion and Analysis

  Compensation Overview; Philosophy

        The compensation committee of our board of directors has responsibility for establishing, implementing and regularly monitoring adherence to our compensation philosophy. That philosophy seeks to align the interests of the named executive officers with those of our stockholders, with the ultimate goal of appropriately motivating and rewarding our executives in an effort to increase stockholder value. To that end, the compensation packages provided to the named executive officers include both cash and stock-based incentive compensation, with an emphasis placed on performance-based compensation.

        The compensation committee seeks to approve a compensation package for each named executive officer that is commensurate with the responsibilities and proven performance of that executive and that is competitive relative to the compensation packages paid to similarly situated executives in other companies. The compensation committee does not engage in any regular benchmarking analysis; rather, it is familiar with the range of total compensation paid by other companies and uses this range as a guide to ensure that the named executive officers receive attractive compensation packages. The compensation committee believes that our compensation packages should assist our company in attracting and retaining key executives critical to our long-term success.

        In the case of all our named executive officers, the compensation committee believes that performance-based bonuses and equity incentive awards should represent a substantial portion of each named executive officer's compensation package. At the 2014 annual stockholders meeting of our company, stockholders representing 98.8% of our aggregate voting power present and entitled to vote on our say-on-pay proposal approved, on an advisory basis, our executive compensation, as disclosed in our proxy statement for our 2014 annual meeting of stockholders. No material changes were implemented to our executive compensation program as a result of this vote.

  Services Agreement

        In September 2011, we completed the split-off (the LMC Split-Off) of our former subsidiary then-known as Liberty Media Corporation (currently known as Starz, Old LMC). In January 2013, Old LMC completed the spin-off (the LMC Spin-Off) of its former subsidiary then-known as Liberty Spinco, Inc. (currently known as Liberty Media Corporation, Liberty Media). In connection with the LMC Split-Off, we entered into a services agreement with Old LMC, which was assumed by Liberty Media in the LMC Spin-Off (the services agreement). Pursuant to the services agreement, in 2014, we compensated Liberty Media for the portion of the salary and certain other compensation Liberty Media paid to our employees, including the named executive officers (other than Mr. George), that was allocable to us for time spent by each such employee on matters related to our company. All of Mr. George's compensation was paid by our company and none of his time was allocated to Liberty Media because Mr. George did not provide any services to Liberty Media in 2014. In addition, the 2014 performance-based bonuses earned by the named executive officers of our company and Liberty Media were paid directly by our company and Liberty Media, respectively, and no portion thereof was allocable under the services agreement. During 2014, the allocable percentages of time spent performing services for Liberty Media, on the one hand, and our company, on the other hand, were reviewed quarterly by our audit committee for appropriateness. The salaries and certain perquisite information included in the "Summary Compensation Table" below (other than with respect to Mr. George, whose cash compensation is paid directly by QVC) include the portion of the compensation allocable to our company and for which we reimbursed Liberty Media and do not include the portion of the compensation allocable to Liberty Media. During the year ended December 31, 2014, the weighted average percentage of each such named executive officer's time that was allocated to our company was: Mr. Maffei—42%; Mr. Baer—50%; Mr. Rosenthaler—44%; and Mr. Shean—48%.

  Role of Chief Executive Officer in Compensation Decisions

        Recommendations with respect to our executive compensation are obtained from our Chief Executive Officer as to all elements of each other named executive officer's compensation package. In taking these actions, our Chief Executive Officer evaluates the performance and contributions of each such other named executive officer, given his respective areas of responsibility, and, in doing so, considers various qualitative factors such as:

  •
  the named executive officer's experience and overall effectiveness;

  •
  the named executive officer's performance against individual performance goals;

  •
  the responsibilities of the named executive officer, including any changes to those responsibilities over the year;

  •
  the named executive officer's demonstrated leadership and management ability;

  •
  the named executive officer's compensation relative to other executives at our company with similar, greater or lesser responsibilities;

  •
  the named executive officer's compensation relative to compensation paid to similarly situated executives at companies within our industry or at companies with which we compete for executive talent;

  •
  the named executive officer's years of service with us; and

  •
  the performance of any group for which the named executive officer is primarily responsible.

  Setting Executive Compensation

        In making its compensation decision for each named executive officer, our compensation committee considers the following:

  •
  each element of the named executive officer's historical compensation, including salary, bonus, equity compensation, perquisites and other personal benefits;

  •
  the financial performance of our company compared to internal forecasts and budgets;

  •
  the scope of the named executive officer's responsibilities;

  •
  the performance of the group reporting to the named executive officer; and

  •
  the performance evaluations and compensation recommendations given by our Chief Executive Officer as to each other named executive officer.

        Companies in our and our subsidiaries' industries consist of eCommerce, retail, telecommunications and entertainment companies, and include companies with which we may compete for executive talent and stockholder investment and also include companies in those industries that are similar to our company in size, geographic location or complexity of operations. In December 2014, our compensation committee approved a new five-year employment agreement with Mr. Maffei (the 2015 Maffei Employment Agreement) and granted equity awards in connection with the execution of the 2015 Maffei Employment Agreement. See "—Changes for 2015—2015 Maffei Employment Agreement" below. Prior to entering into the 2015 Maffei Employment Agreement, our compensation committee obtained information from Mercer (US) Inc. (Mercer) with respect to CEO compensation packages at the companies described above and discussed with Mercer alternative equity award structures.

        When determining the compensation of our named executive officers other than Mr. Maffei in 2014, our compensation committee relied on prior assessments of the total compensation paid by companies that operate in the industries described above. Our compensation committee used this general industry knowledge as a guide to determine whether our named executive officers (other than Mr. Maffei) have competitive compensation packages.

        With respect to all named executive officers, the compensation committee believes in weighing equity incentive compensation more heavily than cash compensation, which is a practice that may not be consistently followed by other companies that operate in the same industry as our company.

  Elements of 2014 Executive Compensation

        For 2014 the principal components of compensation for the named executive officers were:

  •
  base salary;

  •
  a performance-based bonus, payable in cash;

  •
  equity incentive awards granted in prior years, and with respect to Mr. Maffei, a one-time grant in connection with the signing of the 2015 Maffei Employment Agreement of 646,352 options to purchase shares of QVCB and 1,406,463 options to purchase shares of LVNTB (collectively, the Term Options); and

  •
  perquisites and other limited personal benefits.

Base Salary

        The base salaries of the named executive officers are reviewed on an annual basis (other than Messrs. Maffei and George, who are compensated pursuant to their respective employment agreements), as well as at the time of any change in responsibilities. Typically, after establishing a named executive officer's base salary, salary increases are limited to cost-of-living adjustments and adjustments based on an evaluation of a named executive officer's job performance, any changes in the scope of the named executive officer's responsibilities, and the named executive officer's salary level compared to other named executive officers. Our compensation committee believes base salary should be a relatively smaller portion of each named executive officer's overall compensation package, thereby aligning the interests of our executives more closely with those of our stockholders. Our compensation committee considered similar factors when setting the base salary and annual increases to be paid to Messrs. Maffei and George under their respective employment agreements. After completion of the annual review described above in December 2013, the 2014 base salaries of Messrs. Baer, Rosenthaler and Shean were increased by 3%, reflecting a cost-of-living adjustment. Additionally, in February 2015, the base salaries for Messrs. Rosenthaler and Shean were further increased by 3% and 1%, respectively, to align the compensation of our company's Senior Vice Presidents more closely. In 2014, Mr. Maffei received the increase prescribed by his employment agreement.

2014 Performance-based Bonuses

        Liberty Awards—Overview.    For 2014, our compensation committee adopted an annual, performance-based bonus program for each of the named executive officers (other than Mr. George, who participated in separate performance-based bonus program, described under "—QVC Award" below), which was structured to comply with Section 162(m) of the Internal Revenue Code (the Code). The 2014 bonus program was comprised of two components: a bonus amount payable based on each participant's individual performance (the Individual Performance Bonus) and a bonus amount payable based on the corporate performance of our company (the Corporate Performance Bonus). No amounts would be payable under our 2014 bonus program unless a minimum corporate performance was achieved: the combined Adjusted OIBDA of QVC, Inc., Provide Commerce, Inc., Backcountry.com, Inc., Bodybuilding.com, LLC, Evite, Inc., BuySeasons, Inc., CommerceHub and LMC Right Start, Inc. (collectively, the Digital Commerce Companies), and the equivalent measure for Adjusted OIBDA of TripAdvisor, Inc. (TripAdvisor), for the year ended December 31, 2014 was required to exceed $1 billion (the Threshold). If the Threshold was met, the notional bonus pool for our company would be funded with 1.5% of the amount by which such combined Adjusted OIBDA exceeded $1 billion (the bonus pool). If the bonus pool was insufficient to cover the aggregate maximum bonus amounts of all participants (as described in more detail below), each participant's maximum bonus amount would be reduced pro rata, for all purposes under the program, based upon his respective maximum bonus amount.

        For purposes of the bonus program, Adjusted OIBDA is defined as revenue less cost of sales, operating expense and SG&A (excluding stock compensation). TripAdvisor does not report Adjusted OIBDA information. As a result, we used the most similar non-GAAP measure reported by TripAdvisor, Adjusted EBITDA. For a definition of Adjusted EBITDA as defined by TripAdvisor, please see its Annual Report on Form 10-K for the year ended December 31, 2014, filed on February 17, 2015.

        Each participant was assigned a maximum bonus amount, expressed as a multiple of his base salary (without giving effect to the allocation of such salary between our company and Liberty Media). The maximum bonus amounts were 400%, 200%, 150% and 150% for Messrs. Maffei, Baer, Rosenthaler and Shean, respectively (each participant's Ultimate Maximum Bonus), consistent with the percentages applied to our named executive officers with respect to our previous performance-based bonus programs. Although Liberty Media adopted a corollary performance-based bonus program for 2014 with the same maximum bonus amounts achievable by the overlapping named executive officers, our compensation committee and Liberty Media's compensation committee agreed that it was the intention of both committees that each overlapping named executive officer would not receive, in the aggregate from the two companies, more than his applicable Ultimate Maximum Bonus.

        Assuming the Threshold was met (and after taking into account any reductions associated with a shortfall in the bonus pool), each participant was entitled to receive from our company an amount (the LIC Maximum Individual Bonus) equal to the LIC Allocable Time Percentage (as defined below) multiplied by 60% of his Ultimate Maximum Bonus (the Ultimate Maximum Individual Bonus), subject to reduction based on a subjective determination of the participant's achievement of qualitative criteria established with respect to the services to be performed by the participant on behalf of our company. The LIC Allocable Time Percentage for each participant is equal to the percentage of such participant's time that was spent performing services for our company under the services agreement, as determined by our compensation committee for purposes of the payment of bonuses: 45% as to Mr. Maffei; 50% as to Mr. Baer; 47% as to Mr. Rosenthaler; and 52% as to Mr. Shean. Under Liberty Media's corollary program, each participant was entitled to receive from Liberty Media an amount (the LMC Maximum Individual Bonus) equal to the remaining portion of the Ultimate Maximum Individual Bonus, subject to reduction based on a subjective determination of the participant's achievement of qualitative criteria established with respect to the services to be performed by the participant on behalf of Liberty Media.

Our compensation committee believes this construct was appropriate in light of the services agreement and the fact that each participant splits his professional time and duties.

        Also, assuming the Threshold was met (and after taking into account any reductions associated with a shortfall in the bonus pool), each participant was entitled to receive from our company an amount (the LIC Maximum Corporate Bonus) equal to the LIC Corporate Percentage (as defined below) multiplied by 40% of his Ultimate Maximum Bonus (the Ultimate Maximum Corporate Bonus), subject to reduction based on a subjective determination of the corporate performance of our company. The LIC Corporate Percentage was determined by reference to the historical relative market capitalizations of our company and Liberty Media. Under Liberty Media's corollary program, each participant was entitled to receive from Liberty Media an amount (the LMC Maximum Corporate Bonus) equal to the remaining portion of the Ultimate Maximum Corporate Bonus, subject to reduction based on a subjective determination of the corporate performance of Liberty Media.

        In December 2014, our compensation committee and the Liberty Media compensation committee collaborated in their review of our respective named executive officers' individual performance criteria and their review of each company's corporate performance metrics and ensured that the Ultimate Maximum Bonus payable to each overlapping named executive officer was not exceeded. Notwithstanding this collaborative effort, our compensation committee retained sole and exclusive discretion with respect to the approval of award terms and amounts payable under our bonus program.

        Also, in December 2014, our compensation committee determined that the combined Adjusted OIBDA for QVC, the Digital Commerce Companies, and the equivalent measure of Adjusted OIBDA of TripAdvisor, was approximately $2.455 billion using the formula described above, exceeding the Threshold by approximately $1.455 billion, thereby creating a notional bonus pool of approximately $21.83 million, which exceeded the amount necessary to cover the aggregate maximum bonus amounts of all the participants and enabling each participant to receive a bonus of up to his maximum bonus amount.

        Individual Performance Bonus.    Our compensation committee then reviewed the individual performance of each participant to determine the reductions that would apply to each participant's LIC Maximum Individual Bonus. The compensation committee took into account a variety of factors, without assigning a numerical weight to any single performance measure. This determination was based on reports of our board, the observations of committee members throughout the year, executive self-evaluations and, with respect to the participants other than Mr. Maffei, the observations and input of Mr. Maffei. In evaluating the performance of each of the participants for determining the reduction that would apply to the LIC Maximum Individual Bonus, our compensation committee considered the various performance objectives related to our company which had been assigned to each participant for 2014, including:

Individual	Performance Objectives
Gregory B. Maffei	• Execute restructuring of and appropriate financing for TripAdvisor investment
• Execute on high value structure for Digital Commerce Companies
• Support development and goals of management team
• Achieve company financial goals
Richard N. Baer	• Provide sound and timely advice to senior management and board on key issues
• Provide effective legal support in connection with mergers, acquisitions, investments and other transactional matters
• Facilitate, along with other members of senior management team, sound approach to governance and compliance
• Provide legal support to, and assess and appropriately manage significant legal matters of, subsidiaries and controlled companies
Albert E. Rosenthaler	• Continue legislative efforts
• Provide effective tax counsel and advice on strategic initiatives
• Obtain full or partial acceptance letter from IRS for 2013 Compliance Assurance Process
• Train and develop internal tax staff
Christopher W. Shean	• Support corporate restructurings
• Actively participate in analysis of investment opportunities
• Assess and optimize functionality of financial reporting team
• Train and develop internal finance staff

        Following a review of the participants' performance, our compensation committee determined to pay each participant the following portion of his LIC Maximum Individual Bonus:

Name	LIC Maximum Individual Bonus	Percentage Payable	Aggregate Dollar Amount
Gregory B. Maffei	$1,969,121	87.5%	$1,722,981
Richard N. Baer	$560,835	81.3%	$455,678
Albert E. Rosenthaler	$338,400	87.5%	$296,100
Christopher W. Shean	$382,306	81.3%	$310,624

        Corporate Performance Bonus.    Our compensation committee then made a subjective determination as to the reductions that would apply to each participant's LIC Maximum Corporate Bonus. In making this determination, our compensation committee reviewed forecasts of 2014 Adjusted OIBDA, revenue and free cash flow (as defined below) for QVC, the Digital Commerce Companies, and TripAdvisor, all of which forecasts were prepared in December 2014 and are set forth in the table below. Also set forth in the table below are the corresponding actual financial measures achieved for 2014, which were within one percent of our forecasts except for the free cash flow forecast, which was

96% of the actual number. In determining whether any reductions would be made to the LIC Maximum Corporate Bonus payable to each participant, our compensation committee weighted the corporate performance metrics as follows: 25% attributable to revenue growth, 50% attributable to Adjusted OIBDA growth and 25% attributable to growth in free cash flow.

(dollar amounts in millions)	2014 Forecast	2014 Actual	Actual / Forecast
Revenue(1)	$11,928.2	$11,830.2	99.2%
Adjusted OIBDA(1)(2)	$2,482.6	$2,479.7	99.9%
Free Cash Flow(1)(3)	$1,488.6	$1,429.6	96.0%

(1)
Revenue, Adjusted OIBDA and Free Cash Flow information represent the summation for QVC, the Digital Commerce Companies, and TripAdvisor.

(2)
Results were adjusted to reflect the effects of one-time events, including transaction costs related to the acquisition of Provide Commerce by FTD, startup costs related to the launch of QVC France and weather-related issues at Provide Commerce.

(3)
Defined for purposes of the bonus program as Adjusted OIBDA less all other operating and investing items. Includes certain adjustments for unbudgeted items at TripAdvisor, including net cash paid for acquisitions offset by net sales of marketable securities, and for the cash impacts of the adjustments in footnote 2.

        Based on a review of these forecasts, our compensation committee determined that the growth metrics were achieved to the extent described below:

Growth Factor	Liberty Interactive Corporation
Revenue	10% of a possible 25%
Adjusted OIBDA	35% of a possible 50%
Free Cash Flow	20% of a possible 25%

        Our compensation committee then used its subjective discretion to translate the achievement of these growth metrics into a percentage payable to each participant of his LIC Maximum Corporate Bonus, as follows:

Name	LIC Maximum Corporate Bonus	Percentage Payable	Aggregate Dollar Amount
Gregory B. Maffei	$1,604,469	65.1%	$1,045,151
Richard N. Baer	$373,890	65.1%	$243,552
Albert E. Rosenthaler	$264,000	65.1%	$171,970
Christopher W. Shean	$269,575	65.1%	$175,601

        Aggregate Results.    The following table presents information concerning the aggregate 2014 performance-based bonus amounts payable to each named executive officer by our company (other than Mr. George), after giving effect to the determinations described above.

Name	Individual Performance Bonus	Corporate Performance Bonus	Total Bonus
Gregory B. Maffei	$1,722,981	$1,045,151	$2,768,132
Richard N. Baer	$455,678	$243,552	$699,230
Albert E. Rosenthaler	$296,100	$171,970	$468,070
Christopher W. Shean	$310,624	$175,601	$486,224

        Our compensation committee then noted that, when combined with the total 2014 performance-based bonus amounts paid by Liberty Media to the overlapping named executive officers, each of our named executive officers received the following portion of his respective Ultimate Maximum Bonus:

Name	Ultimate Maximum Bonus	Combined Percentage Paid
Gregory B. Maffei	$7,293,040	83.9%
Richard N. Baer	$1,699,500	80.1%
Albert E. Rosenthaler	$1,200,000	83.9%
Christopher W. Shean	$1,225,340	80.1%

        For more information regarding these bonus awards, please see the "Grants of Plan-Based Awards" table below.

        QVC Award.    Mr. George's 2014 performance-based bonus was structured to align with the 2014 performance-based bonus program established at QVC for QVC senior global officers and to comply with Section 162(m) of the Code. Pursuant to the program, Mr. George would be paid a bonus based upon 2014 QVC Global EBITDA performance (including QVC's CNR joint venture), with a target bonus amount of 100% of his base salary as required by the terms of his employment agreement and a maximum bonus amount of 260% of his base salary. For this purpose, QVC Global EBITDA was defined as earnings before interest, taxes, depreciation and amortization of QVC (consolidated, on a constant currency basis).

        For any bonus to be paid, 2014 QVC Global EBITDA would need to equal or exceed $1,864.6 million. If 2014 QVC Global EBITDA equaled or exceeded $1,864.6 million, then Mr. George would be eligible to receive a maximum bonus of 260% of his base salary, subject to reduction in the discretion of our compensation committee based on QVC Global EBITDA performance and individual performance, among other things. QVC Global EBITDA for 2014 was $1,917.4 million, which exceeded the threshold of $1,864.6 million. As a result, Mr. George was eligible for his maximum bonus of 260% of his base salary. Our compensation committee then exercised its discretion to reduce his bonus payment to $841,400, which was 77% of Mr. George's base salary. That payout was in line with the payout percentages given to other QVC senior global officers.

Equity Incentive Compensation

        Consistent with our compensation philosophy, our compensation committee believes in aligning the interests of the named executive officers with those of our stockholders through awards of stock-based incentive compensation. This ensures that our executives have a continuing stake in our long-term success. Our compensation committee believes that stock-based compensation should be weighed more heavily than cash compensation in determining each named executive officer's overall compensation mix.

        The Liberty Interactive Corporation 2012 Incentive Plan (As Amended and Restated as of March 31, 2015) (the 2012 Incentive Plan) provides, and prior to its expiration, the Liberty Interactive Corporation 2010 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended (the 2010 Incentive Plan), provided, for the grant of a variety of incentive awards, including stock options, restricted shares, restricted stock units, stock appreciation rights and performance awards. Our compensation committee has a preference for grants of stock options and awards of restricted stock or restricted stock units (as compared with other types of available awards under these incentive plans) based on the belief that they better promote retention of key employees through the continuing, long-term nature of an equity investment. It is the policy of our compensation committee that stock options be awarded with an exercise price equal to fair market value on the date of grant, typically measured by reference to the closing price on the grant date.

        Recently, our compensation committee determined to make larger grants (equaling approximately four to five years' value of the annual grants made in years prior to 2009) that vest between four and five and three-quarters years after grant, rather than making annual grants over the same period. These multi-year grants provide for back-end weighted vesting and generally expire ten years after grant to encourage executives to remain with the company over the long-term and to better align their interests with those of the stockholders. In that regard, multi-year awards were granted to our named executive officers prior to 2014, and, accordingly, no new equity incentive awards were granted to the named executive officers during the 2014 calendar year, other than the Term Options that were granted to Mr. Maffei in December 2014. Similar to the rationale pertaining to the multi-year awards previously granted to the named executive officers, the Term Options are intended to encourage Mr. Maffei to remain with the company over the long-term and expected to more fully align Mr. Maffei's interests with those of the other stockholders. The Term Options vest one-half on the fourth anniversary of the grant date and one-half on the fifth anniversary of the grant date, which is consistent with the multi-year award approach supported by our compensation committee. See "—Executive Compensation Arrangements—Gregory B. Maffei" for a description of the Term Options and performance equity awards provided under the 2015 Maffei Employment Agreement.

        Perquisites and Other Personal Benefits.    The perquisites and other personal benefits available to our executives (that are not otherwise available to all of our salaried employees, such as matching contributions to the Liberty Media 401(k) Savings Plan and the payment of life insurance premiums) consist of:

  •
  limited personal use of Liberty Media's corporate aircraft (pursuant to aircraft time sharing agreements between our company and Liberty Media);

  •
  occasional, personal use of Liberty Media's apartment in New York City (pursuant to a sharing arrangement between our company and Liberty Media), which is primarily used for business purposes, and occasional, personal use of a company car and driver; and

  •
  in the case of Mr. George, a tax gross-up relating to certain out of state income taxes to which Mr. George was subject in connection with the performance of his duties outside of QVC's headquarters.

        Taxable income may be incurred by our executives in connection with their receipt of perquisites and personal benefits. Other than with respect to Mr. George, as described below, we have not provided gross-up payments to our executives in connection with any such taxable income incurred during the past three years.

        Aircraft Usage.    On occasion, and with the approval of our Chairman or Chief Executive Officer, executives may have family members and other guests accompany them on Liberty Media's corporate aircraft when traveling on business. Under the terms of the employment arrangements with our Chairman and Chief Executive Officer, those individuals and their guests may use the corporate aircraft we share with Liberty Media for non-business purposes subject to specified limitations.

        Pursuant to a February 2013 letter agreement between Liberty Media and Mr. Maffei, Mr. Maffei is entitled to 120 hours per year of personal flight time through the first to occur of (i) the termination of his employment, subject to any continued right to use the corporate aircraft as described below or pursuant to the terms of his employment arrangement in effect at the time of the termination or (ii) the cessation of ownership or lease of corporate aircraft. The February 2013 letter agreement replaced in its entirety, on substantially the same terms, a letter agreement originally entered into by Mr. Maffei and our company that was later assumed by Liberty Media). Under Mr. Maffei's previous employment agreement, if Mr. Maffei's employment terminates due to disability, for good reason or without cause, Mr. Maffei will be entitled to continued use of the corporate aircraft for 18 months after termination of his employment, with such period reduced to 12 months after termination of his employment under the 2015 Maffei Employment Agreement. Mr. Maffei incurs taxable income, calculated in accordance with the Standard Industry Fare Level (SIFL) rates, for all personal use of the corporate aircraft. Flights where there are no passengers on company-owned aircraft are not charged against the 120 hours of personal flight time per year allotted to Mr. Maffei if the flight department determines that the use of a NetJets, Inc. supplied aircraft for a proposed personal flight would be disadvantageous to our company due to (i) use of budgeted hours under the then current Liberty Media fractional ownership contract with NetJets, Inc. or (ii) higher flight cost as compared to the cost of using company owned aircraft.

        For disclosure purposes, we determine incremental cost using a method that takes into account:

  •
  landing and parking expenses;

  •
  crew travel expenses;

  •
  supplies and catering;

  •
  aircraft fuel and oil expenses per hour of flight;

  •
  any customs, foreign permit and similar fees; and

  •
  passenger ground transportation.

        Because the company's aircraft is used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as salaries of pilots and crew, purchase or lease costs of aircraft and costs of maintenance and upkeep.

        Pursuant to our aircraft time sharing agreements with Liberty Media, we pay Liberty Media for any costs, calculated in accordance with Part 91 of the Federal Aviation Regulations, associated with Mr. Maffei using Liberty Media's corporate aircraft that are allocable to our company.

        For purposes of determining an executive's taxable income, personal use of Liberty Media's aircraft is valued using a method based on SIFL rates, as published by the Treasury Department. The amount determined using the SIFL rates is typically lower than the amount determined using the incremental cost method. Under the American Jobs Creation Act of 2004, the amount we may deduct for a purely personal flight is limited to the amount included in the taxable income of the executives who took the flight. Also, the deductibility of any non-business use will be limited by Section 162(m) of the Code to the extent that the named executive officer's compensation that is subject to that limitation exceeds $1 million. See "—Deductibility of Executive Compensation" below.

        Gross-Up.    In 2014, Mr. George received a tax gross-up from QVC relating to certain out of state income taxes to which he was subject in connection with the performance of his duties outside of QVC's headquarters.

Changes for 2015

        2015 Maffei Employment Agreement.    In December 2014, we entered into the 2015 Maffei Employment Agreement pursuant to which Mr. Maffei has agreed to serve as our Chief Executive Officer and President for a five year period beginning January 1, 2015 and ending December 31, 2019, with an annual base salary of $960,750, increasing annually by 5% of the prior year's base salary, and an annual target cash bonus equal to 250% of the applicable year's base salary. The 2015 Maffei Employment Agreement also provides Mr. Maffei with the opportunity to earn annual performance-based equity incentive awards during the employment term. As mentioned above, Mr. Maffei received a grant of multi-year Term Options in connection with the approval of the 2015 Maffei Employment Agreement. For a description of the terms of this agreement and the related equity awards, please see "—Executive Compensation Arrangements—Gregory B. Maffei—December 2014 Employment Arrangement."

        When structuring the 2015 Maffei Employment Agreement, our compensation committee considered a number of factors including the amount and structure of CEO compensation packages provided by companies in our industry, companies of comparable size and complexity, and companies that may compete with our company for executive talent. The compensation committee also considered the strategic direction and goals of our company and considered how best to incent achievement of those objectives. To further align Mr. Maffei's interests with those of the other stockholders, the compensation committee structured the majority of the equity as performance-based equity with meaningful payout metrics determined annually. See "—Executive Compensation Arrangements—Gregory B. Maffei—December 2014 Employment Arrangement" for a description of the Term Options and performance equity awards provided under the 2015 Maffei Employment Agreement. This structure should provide flexibility to the compensation committee to incent achievement of strategic objectives that may change or evolve over the term of the agreement.

        Other.    As described above under "—Equity Incentive Compensation," our compensation committee recently determined to grant larger multi-year incentive awards in lieu of annual awards. Accordingly, in March 2015, our compensation committee granted to each of Messrs. Shean and Rosenthaler (i) a multi-year stock option award to purchase 255,199 shares of QVCA and 70,850 shares of LVNTA that vests in equal increments on each of December 31, 2019 and 2020 and expires on the eighth anniversary of the grant date and (ii) a stock option award to purchase 112,875 shares of QVCA and 31,933 shares of LVNTA that vests in equal increments in each of March 2016, 2017 and 2018 and expires on the seventh anniversary of the grant date. Messrs. Shean and Rosenthaler had last received stock option awards in March 2010 which were multi-year awards. Those awards were intended to provide equity value for the period from 2011 to 2014. Mr. Shean and Mr. Rosenthaler are also eligible to receive annual performance-based restricted stock awards in an amount and with performance criteria to be determined by our compensation committee.

        When structuring the 2015 awards, our compensation committee sought to align the structure of the compensation packages provided to Mr. Shean and Mr. Rosenthaler with the structure of Mr. Maffei's compensation package. The compensation committee also sought to align more closely the compensation of the senior vice presidents of the company. Similar to Mr. Maffei's equity awards, the equity awards provided to Mr. Shean and Mr. Rosenthaler have a significant performance-based compensation component due to the inclusion of the annual performance-based restricted stock awards.

  Deductibility of Executive Compensation

        In developing the compensation packages for the named executive officers, the deductibility of executive compensation under Section 162(m) of the Code is considered. That provision prohibits the deduction of compensation of more than $1 million paid to certain executives, subject to certain exceptions. One exception is for performance-based compensation, including stock options granted under the existing incentive plans or to be granted under the 2012 Incentive Plan. Our compensation committee has not adopted a policy requiring all compensation to be deductible under Section 162(m) of the Code, in order to maintain flexibility in making compensation decisions. Portions of the compensation we pay to certain of the named executive officers may not be deductible due to the application of Section 162(m) of the Code.

  Policy on Restatements

        In those instances where we grant cash or equity-based incentive compensation, we include in the related agreement with the executive a right, in favor of our company, to require the executive to repay or return to the company any cash, stock or other incentive compensation (including proceeds from the disposition of shares received upon exercise of options or stock appreciation rights). That right will arise if (1) a material restatement of any of our financial statements is required and (2) in the reasonable judgment of our compensation committee, (A) such restatement is due to material noncompliance with any financial reporting requirement under applicable securities laws and (B) such noncompliance is a result of misconduct on the part of the executive. In determining the amount of such repayment or return, our compensation committee may take into account, among other factors it deems relevant, the extent to which the market value of the applicable series of our common stock was affected by the errors giving rise to the restatement. The cash, stock or other compensation that we may require the executive to repay or return must have been received by the executive during the 12-month period beginning on the date of the first public issuance or the filing with the SEC, whichever occurs earlier, of the financial statement requiring restatement. The compensation required to be repaid or returned will include (1) cash or company stock received by the executive (A) upon the exercise during that 12-month period of any stock appreciation right held by the executive or (B) upon the payment during that 12-month period of any incentive compensation, the value of which is determined by reference to the value of company stock, and (2) any proceeds received by the executive from the disposition during that 12-month period of company stock received by the executive upon the exercise, vesting or payment during that 12-month period of any award of equity-based incentive compensation.

Summary Compensation Table

Name and Principal Position (as of 12/31/14)	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)(6)(7)		Total ($)
Gregory B. Maffei	2014	765,769	—	—	28,615,359	2,768,132	—	218,841	(8)(9)	32,368,101
President and Chief	2013	868,219	—	—	—	1,635,725	—	203,921	(8)(9)	2,707,865
Executive Officer	2012	778,641	—	—	41,688,138	2,641,866	—	193,395	(8)(9)	45,302,040
Richard N. Baer	2014	424,875	—	—	—	699,230	—	15,451		1,139,556
Senior Vice President and General Counsel	2013	386,862	—	—	—	400,950	—	2,353		790,165
Michael A. George	2014	1,092,727	—	—	—	841,400	—	59,575	(10)(11)	1,993,702
President and Chief	2013	1,060,900	—	—	—	—	—	160,831	(10)(11)	1,221,731
Executive Officer, QVC, Inc.	2012	1,030,000	—	—	16,110,136	875,500	—	223,977	(10)	18,239,613
Albert E. Rosenthaler	2014	346,444	—	—	—	468,070	—	13,597		828,111
Senior Vice President	2013	312,527	—	—	—	286,069	—	12,374		610,969
	2012	275,840	—	—	2,275,697	387,900	—	11,049		2,950,486
Christopher W. Shean	2014	392,109	—	—	—	486,224	774	14,261	(9)	893,368
Senior Vice President	2013	396,550	—	—	—	235,551	777	13,605		646,483
and Chief Financial Officer	2012	385,000	—	—	2,917,953	467,775	667	13,355		3,784,750

(1)
With respect to the years ended December 31, 2014 and December 31, 2013, the amounts set forth in the table reflect compensation paid to our named executive officers by Liberty Media but allocable to our company under the services agreement (except with respect to Mr. George, whose compensation reported above was paid directly by QVC with respect to the entire year and is not covered by the services agreement). With respect to the year ended December 31, 2012, the amounts set forth in this table reflect compensation paid to our named executive officers by Old LMC but allocable to our company under the services agreement (except with respect to Mr. George, whose compensation reported above was paid directly by QVC with respect to the entire year and is not covered by the services agreement). See "—Compensation Discussion and Analysis—Services Agreement."

(2)
The grant date fair value (or, in the case of awards granted pursuant to our 2012 option modification program, the incremental fair value) has been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 14 to our consolidated financial statements for the year ended December 31, 2014 (which are included in our Annual Report on Form 10-K as filed with the SEC on February 27, 2015 (the 2014 10-K).

(3)
The Option Awards set forth in this column with respect to the year ended December 31, 2012 were received by our named executive officers (other than Mr. Baer) in connection with our 2012 option modification program. Mr. Maffei's Term Options were granted in connection with the approval of his new compensation arrangement described below in "—Executive Compensation Arrangements—Gregory B. Maffei."

(4)
Reflects the above-market earnings credited to Mr. Shean's deferred compensation account. See "—Nonqualified Deferred Compensation Plans" below.

(5)
The Liberty Media 401(k) Savings Plan, which was sponsored and administered by our company prior to the LMC Split-Off and was transferred to and assumed by Old LMC in the LMC Split-Off and later by Liberty Media in the LMC Spin-Off, provides employees with an opportunity to save for retirement. The Liberty Media 401(k) Savings Plan participants may contribute up to 75% of their eligible compensation on a pre-tax basis to the plan and an additional 10% of their eligible compensation on an after-tax basis (subject to specified maximums and IRS limits), and we contributed a matching contribution based on the participants' contributions as set forth in the plan. Participant contributions to the Liberty Media 401(k) Savings Plan are fully vested upon contribution.

  Generally, participants acquire a vested right in our matching contributions as follows:

Years of Service	Vesting Percentage
Less than 1	0%
1 - 2	33%
2 - 3	66%
3 or more	100%

  Included in this column, with respect to each named executive officer (except with respect to Mr. George, for which matching contributions of $15,590, $15,300 and $15,000 were made by QVC to its 401(k) savings plan in 2014, 2013 and 2012, respectively), are the following matching contributions made by our company to the Liberty Media 401(k) Savings Plan in each of 2014, 2013 and 2012, respectively:

	Amounts ($)
Name	2014	2013	2012
Gregory B. Maffei	10,920	12,750	11,771
Richard N. Baer	13,000	—	—
Albert E. Rosenthaler	11,440	11,220	10,000
Christopher W. Shean	12,480	12,750	12,500

  With respect to these matching contributions, Mr. Baer is 66% vested and the other named executive officers are fully vested.

(6)
Included in this column are the following life insurance premiums paid by our company (with the exception of Mr. George, whose life insurance premium was paid by QVC), on behalf of each of the named executive officers and, with respect to amounts reflected for 2012 following the LMC Split-Off, paid by Old LMC and allocated to our company under the services agreement:

	Amounts ($)
Name	2014	2013	2012
Gregory B. Maffei	1,101	1,311	1,235
Richard N. Baer	2,451	2,353	—
Michael A. George	6,713	1,242	1,242
Albert E. Rosenthaler	2,157	1,154	1,049
Christopher W. Shean	821	855	855
(7)
We make available to our personnel, including our named executive officers, tickets to various sporting events with no aggregate incremental cost attributable to any single person.

(8)
Includes the following:

	Amounts ($)
	2014	2013	2012
Compensation related to personal use of corporate aircraft(a)	205,560	189,110	183,506

(a)
Calculated based on aggregate incremental cost of such usage to our company.
(9)
Prior to the LMC Split-Off, we owned an apartment in New York City which was primarily used for business purposes. The apartment was assigned to Old LMC in the LMC Split-Off and later to Liberty Media in the LMC Spin-Off. Messrs. Maffei and Shean occasionally used this apartment for personal reasons. From time to time, we also pay the cost of miscellaneous shipping and catering expenses for Mr. Maffei.

(10)
Includes tax gross-ups in the following amounts relating to certain out of state income taxes to which Mr. George was subject as a result of the performance of his duties outside of QVC's headquarters and, with respect to 2012, includes a tax gross-up relating to certain out of state income taxes incurred in connection with Mr. George's participation in the 2012 option modification program:

Amounts ($)
2014	2013	2012
27,272	134,289	207,735
(11)
Includes $10,000 in each of 2014 and 2013 in charitable contributions made on behalf of Mr. George pursuant to our political action committee matching contribution program.

Executive Compensation Arrangements

  Gregory B. Maffei

        December 2009 Employment Arrangement.    On December 17, 2009, the compensation committee approved in principle a new compensation arrangement in favor of Mr. Maffei providing, among other things, for a five year employment term beginning January 1, 2010 and ending December 31, 2014, with an annual base salary of $1.5 million, increasing annually by 5% of the prior year's base salary, and an annual target cash bonus equal to 200% of the applicable year's annual base salary. On May 17, 2010, we entered into a definitive employment agreement with Mr. Maffei, memorializing the compensation arrangement that was approved in principle by the compensation committee on December 17, 2009. The employment agreement also included terms related to Liberty Interactive Corporation equity awards held by Mr. Maffei, including the multi-year award of options that was granted to him on December 17, 2009 (as described in more detail below).

        Prior to the assumption of Mr. Maffei's employment agreement by Liberty Media in connection with the LMC Spin-Off, Old LMC assumed Mr. Maffei's employment agreement in connection with the LMC Split-Off and in February 2012 the agreement was amended and restated effective as of September 23, 2011 (the 2009 employment agreement) to reflect the change in employer and to specify the equity awards covered by the amended and restated employment agreement following the LMC Split-Off, which included a grant of options and restricted shares to Mr. Maffei on December 17, 2009 in connection with the approval in principle of his compensation arrangement (such awards, the Multi-Year Awards). Mr. Maffei's Multi-Year Awards had been adjusted in connection with various transactions and events, beginning with the LMC Split-Off and most recently a rights offering conducted by Liberty Broadband. The Multi-Year Awards were fully vested as of December 17, 2014 and, prior to such date, had been subject to the early vesting events described below. The options have a term of ten years. See "—Agreement Regarding LINTA Equity Awards" below for more information regarding these options and restricted shares that became Liberty Interactive Corporation equity awards.

        Mr. Maffei's 2009 employment agreement, which was assumed by Liberty Media in connection with the LMC Spin-Off, provided that: (i) in the event Mr. Maffei had been terminated for cause (as defined in the agreement) he would have been entitled only to his accrued base salary, unpaid expenses and any amounts due under applicable law; (ii) if Mr. Maffei had terminated his employment without good reason (as defined in the agreement), he would have been entitled only to his accrued base salary, accrued but unpaid bonus for the prior year, unpaid expenses and any amounts due under applicable law (Standard Payments); (iii) if Mr. Maffei had been terminated by Liberty Media without cause or if he had terminated his employment for good reason, the agreement provided for him to receive the Standard Payments and a severance payment of $7.8 million; and (iv) in the case of Mr. Maffei's death or his disability, the agreement provided for the right to receive the Standard Payments and a severance payment of $7.8 million. In addition, if Mr. Maffei had been terminated without cause or due to disability, or had terminated his employment for good reason, Mr. Maffei would have been entitled to continuation of certain perquisites for 18 months, including use of Liberty Media's corporate aircraft.

        Although we were not a party to Mr. Maffei's 2009 employment agreement, we were obligated to reimburse Liberty Media for our allocable portion of any payments made to Mr. Maffei thereunder (other than payments relating to equity awards which are directly settled with the applicable issuer).

        Agreement Regarding LINTA Equity Awards.    Following the LMC Split-Off, Mr. Maffei continued to be the President and Chief Executive Officer of our company and we entered into an Agreement Regarding LINTA Equity Awards with Mr. Maffei, effective as of September 23, 2011, pursuant to which we agreed that for so long as Mr. Maffei is employed by us he will be employed as the company's President and Chief Executive Officer and would be nominated and recommended for election to our board of directors at each annual meeting of stockholders occurring prior to December 31, 2014. The agreement includes provisions, similar to those in Mr. Maffei's 2009 employment agreement, regarding his employment as our company's President and Chief Executive Officer while he is employed by our company and regarding his position on our board of directors, including his membership on the executive committee of the board. The agreement does not include an obligation to pay Mr. Maffei a salary or bonus or to provide him with benefits (other than reimbursement of expenses) or to pay him severance upon termination of his employment with us, but our company bears a portion of the cost to Liberty Media of Mr. Maffei's salary, bonus, severance and other benefits pursuant to agreements entered into between our company and Old LMC (and later assumed by Liberty Media in connection with the LMC Spin-Off) in connection with the LMC Split-Off (as described above).

        In the event of Mr. Maffei's termination, the Agreement Regarding LINTA Equity Awards addresses the treatment of equity awards granted by our company and outstanding at the time such agreement was entered into, all of which have since vested in full. The Agreement Regarding LINTA Equity Awards provides that, in the event Mr. Maffei had been terminated for cause (as defined in the agreement), or if he had terminated his employment without good reason (as defined in the agreement), he would have forfeited all rights to his unvested restricted shares and unvested options. However, in both cases, his vested, unexercised options and similar rights as of his termination date will remain exercisable either (1) for 90 days after his termination or until the original expiration date of the applicable award, if sooner, or (2) if any such termination of his employment occurs following December 31, 2014 or following a change in control of our company (as defined in the agreement), until the original expiration date of the applicable award. If Mr. Maffei had been terminated by our company without cause or if he had terminated his employment for good reason, the agreement provides for his unvested restricted shares and unvested options and similar rights (including his Multi-Year Award) would have vested pro rata based on the portion of the vesting period elapsed through the termination date plus 18 months and for all vested and accelerated options and similar rights to remain exercisable until their respective expiration dates; provided, that if Mr. Maffei had continued to be employed by Liberty Media following such a termination from our company without cause or for good reason, he could have elected to have certain of his unvested equity awards continue to vest in accordance with the terms of the agreement based on his continued service with Liberty Media. If a termination without cause or for good reason had occurred within 90 days before or 210 days after members of the Malone Group (as defined in the agreement) ceased to meet certain ownership requirements with respect to our company as described in the agreement, then Mr. Maffei's unvested restricted shares and unvested options and similar rights granted by our company would have instead vested in full and would have remained exercisable until their respective expiration dates. In the case of Mr. Maffei's death or his disability, the agreement provides that his unvested restricted shares and unvested options and similar rights would have fully vested and that his vested and accelerated options and similar rights will remain exercisable until their respective expiration dates. Further, in the event of certain change in control transactions, including spin-off or split-off transactions which exceed a specified threshold of our company's consolidated assets, Mr. Maffei's unvested restricted shares and unvested options and similar rights would have vested in full unless Mr. Maffei had been named the Chief Executive Officer of the spin-off or split-off entity and his equity awards adjusted in the transaction in such a manner as to preserve the intrinsic value thereof.

        The Agreement Regarding LINTA Equity Awards further provides that it is intended to meet the requirements of Section 409A of the Code and provides for certain reimbursements to Mr. Maffei in the event the agreement does not so comply. The agreement also contains customary provisions pertaining to confidentiality and limitations on outside activities.

        December 2014 Employment Arrangement.    On December 24, 2014, the compensation committee approved a new compensation arrangement with Mr. Maffei. The arrangement provides for a five year employment term beginning January 1, 2015 and ending December 31, 2019, with an annual base salary of $960,750, increasing annually by 5% of the prior year's base salary, and an annual target cash bonus equal to 250% of the applicable year's base salary. The arrangement also provides Mr. Maffei with the opportunity to earn annual performance-based equity incentive awards during the employment term, as described in more detail below. In connection with the approval of his compensation arrangement, Mr. Maffei was granted options with respect to shares of QVCB and LVNTB, also as described in more detail below. Mr. Maffei's compensation arrangement was memorialized in a definitive employment agreement that was executed December 29, 2014 (the 2015 Maffei Employment Agreement), which, unlike his previous employment arrangement, is directly with our company (while Mr. Maffei has a substantially similar employment agreement with Liberty Media). However, we are still obligated to reimburse Liberty Media for our allocable portion of any payments made to

Mr. Maffei thereunder (other than payments relating to equity awards which are directly settled with the applicable issuer).

        The arrangement provides that, in the event Mr. Maffei is terminated for "cause" (as defined in the 2015 Maffei Employment Agreement), he will be entitled to only his accrued base salary and any amounts due under applicable law. If Mr. Maffei is terminated by our company without cause or if Mr. Maffei terminates his employment for good reason, he is entitled to his accrued base salary, his accrued but unpaid bonus and any amounts due under applicable law (the Standard Entitlements), a severance payment of 1.5 times his base salary during the year of his termination to be paid in equal installments over 18 months, a payment equal to $11,750,000 pro rated based upon the elapsed number of days in the calendar year of termination (including the date of termination), with (subject to certain exceptions) up to 25% of such amount payable in shares of QVCB and LVNTB, allocated between them in accordance with the most recent pro rata allocation of the Target Awards (as defined below) between such series of common stock, at the discretion of our company and with the remainder of such amount paid in cash (the Pro Rated Amount), a payment equal to $17,500,000, with (subject to certain exceptions) up to 25% of such amount payable in shares of QVCB and LVNTB, allocated as described above, at the discretion of our company and with the remainder of such amount paid in cash (the Un-Pro Rated Amount), and continued use of certain services and perquisites provided by our company, including continued aircraft benefits consistent with those provided to him during the period of his employment (the Services). If Mr. Maffei terminates his employment without "good reason," he will be entitled to the Standard Entitlements and a payment of the Pro Rated Amount. Lastly, in the case of Mr. Maffei's death or disability, he is entitled to the Standard Entitlements, a payment of 1.5 times his base salary during the year of his termination, payments of the Pro Rated Amount and the Un-Pro Rated Amount, and, only in the case of his termination for disability, the Services. The 2015 Maffei Employment Agreement also contains other customary terms and conditions.

        Term Options.    Also on December 24, 2014, in connection with the approval of his compensation arrangement, Mr. Maffei received a one-time grant of 646,352 options to purchase shares of QVCB at an exercise price of $29.87 per share (the QVCB Term Options), and a one-time grant of 1,406,463 options to purchase shares of LVNTB at an exercise price of $37.63 (the LVNTB Term Options and together with the QVCB Term Options, the Term Options). One-half of each of the QVCB Term Options and the LVNTB Term Options will vest on the fourth anniversary of the grant date with the remaining QVCB Term Options and LVNTB Term Options, respectively, vesting on the fifth anniversary of the grant date, in each case, subject to Mr. Maffei being employed on the applicable vesting date. The QVCB Term Options and LVNTB Term Options will each have a term of seven years.

        Upon a change in control (as defined in the 2015 Maffei Employment Agreement) prior to Mr. Maffei's termination or in the event of Mr. Maffei's termination for death or disability, all of his unvested Term Options will become exercisable. If Mr. Maffei is terminated for cause, all of his unvested Term Options will terminate immediately. If Mr. Maffei is terminated by our company without cause (as defined in the 2015 Maffei Employment Agreement) or if he terminates his employment for good reason (as defined in the 2015 Maffei Employment Agreement), then each unvested tranche of Term Options will vest pro rata based on the number of days elapsed in the vesting period for such tranche since the grant date plus 548 calendar days; however, in the event (i) all members of the "Malone Group" cease to beneficially own securities of our company representing at least 20% of our company's voting power, (ii) within 90 to 210 days of clause (i) Mr. Maffei's employment is terminated by our company without cause or by Mr. Maffei for good reason and (iii) at the time of clause (i) Mr. Maffei does not beneficially own securities of our company representing at least 20% of our company's voting power, then all unvested Term Options will vest in full as of the date of Mr. Maffei's termination. If Mr. Maffei terminates his employment without good reason, then each unvested tranche of Term Options will vest pro rata based on the number of days elapsed in the vesting period for such tranche since the grant date. In the event of a "change in control" prior to Mr. Maffei's termination, all of the Term Options will remain exercisable until the end of the term. If Mr. Maffei is terminated for "cause" prior to December 31, 2019 (without a prior change in control occurring), then all vested Term Options will expire on the 90th day following such termination. In all other events of termination or if Mr. Maffei has not been terminated prior to December 31, 2019, all vested Term Options will expire at the end of the term.

        Annual Performance-Based Awards.    Beginning in 2015, Mr. Maffei will receive annual grants of performance-based options to purchase shares of QVCB and LVNTB with a term of seven years (the Performance Options) and performance-based restricted stock units with respect to QVCB and LVNTB (the Performance RSUs and together with the Performance Options, the Performance Awards). Grants of Performance Awards made by our company and grants of similar performance-based awards made by Liberty Media will be allocated between the two companies based on the relative market capitalization of all series of our company's common stock, on the one hand, and all series of Liberty Media's common stock, on the other hand, or on such other basis as the parties may agree. The aggregate target amount to be allocated between our company and Liberty Media will be $16 million with respect to calendar year 2015, $17 million with respect to calendar year 2016, $18 million with respect to calendar year 2017, $19 million with respect to calendar year 2018 and $20 million with respect to calendar year 2019. Subject to certain exceptions, the grants of Performance Awards to be made by our company will then be further allocated between Performance Awards with respect to QVCB and Performance Awards with respect to LVNTB based on the relative market capitalization of all series of our Liberty Interactive common stock (which will be renamed QVC Group common stock if we receive stockholder approval for the group name change proposal at the annual meeting), on the one hand, and all series of our Liberty Ventures common stock, on the other hand. In the first quarter of each applicable year, our compensation committee will establish performance metrics with respect to a grant of Performance Awards with a maximum aggregate value of 100% of the aggregate target amount allocated to our company for that year (the Target Awards). The compensation committee has retained the sole discretion to establish metrics which will allow it to exercise negative discretion to reduce the amount by which the Target Award will become exercisable on the Determination Date (as defined below) and/or metrics which, if met, would not allow it to exercise negative discretion, in each case, as will be more particularly described in the applicable award agreement. Mr. Maffei is also eligible to receive an additional grant of Performance Awards, with respect to any such grant year, with a value up to 50% of the aggregate target amount allocated to our company for the relevant year, in the sole discretion of our compensation committee (the Above Target Awards). The compensation committee may, in its sole discretion, determine to establish additional performance metrics with respect to such Above Target Awards. While the compensation committee retains discretion in setting the final performance metrics, Mr. Maffei has the right to provide input on the performance metrics set by the compensation committee.

        Mr. Maffei will elect what percentage of the Target Awards and Above Target Awards will be issued as Performance Options and Performance RSUs prior to their grant (in the case of the Target Awards) and prior to the end of the year to which the Performance Awards relate (in the case of the Above Target Awards), although he cannot elect to have more than 80% of the aggregate target amount allocated to our company for that year issued in the form of one type of award. Should Mr. Maffei not specify an allocation with respect to the Target Awards, they will be allocated 50/50 between Performance Options and Performance RSUs. In the event Mr. Maffei does not specify an allocation with respect to the Above Target Awards, the allocation will be made in the same proportion as the Target Awards. Prior to March 15 of the year following the relevant grant year (the Determination Date), the compensation committee will determine (i) the number of vested Performance Awards with respect to the Target Awards and (ii) whether any Performance Awards should be granted with respect to Above Target Awards (which, if granted, would vest immediately upon grant). Any Performance Awards with respect to the Target Awards that do not become exercisable as of the Determination Date will terminate.

        Upon Mr. Maffei's termination for any reason, his unvested Performance Awards (including any "dividend equivalents" related to any unvested Performance RSUs) will terminate at the close of business on the day of the separation, except that, if Mr. Maffei remains employed through the end of the relevant grant year but his termination occurs prior to the Determination Date with respect to the Performance Awards relating to such grant year, such Performance Awards will remain outstanding until the Determination Date and become exercisable to the extent determined by the compensation committee (and Mr. Maffei will be eligible to receive a grant of any Above Target Awards relating to such grant year, in the sole discretion of the compensation committee). Upon a change in control prior to Mr. Maffei's termination, all vested Performance Options (and any Performance Options that vest after such change in control) will terminate at the expiration of the original term. If Mr. Maffei is terminated by our company for cause (without a prior change in control) prior to December 31, 2019, all vested Performance Options will terminate at the close of business on the 90th day following the termination. In all other events of termination or if Mr. Maffei has not been terminated prior to December 31, 2019, all vested Performance Options will terminate at the expiration of the original term.

        Aircraft Usage.    Pursuant to a February 2013 letter agreement between Mr. Maffei and Liberty Media, Mr. Maffei is entitled to 120 hours per year of personal flight time through the first to occur of (i) the termination of his employment, subject to any continued right to use the corporate aircraft as described above or pursuant to the terms of his employment arrangement in effect at the time of the termination or (ii) the cessation of ownership or lease of corporate aircraft. Mr. Maffei will continue to incur taxable income, calculated in accordance with SIFL, for all personal use of Liberty Media's corporate aircraft. Pursuant to aircraft time sharing agreements with Liberty Media, we pay Liberty Media for any costs, calculated in accordance with Part 91 of the Federal Aviation Regulations, associated with Mr. Maffei using its corporate aircraft that are allocable to our company. Flights where there are no passengers on company-owned aircraft would not be charged against the 120 hours of personal flight time per year allotted to Mr. Maffei if the flight department determines that the use of a NetJets, Inc. supplied aircraft for a proposed personal flight would be disadvantageous to our company due to (i) use of budgeted hours under the then current Liberty Media fractional ownership contract with NetJets, Inc. or (ii) higher flight cost as compared to the cost of using company owned aircraft.

  Michael A. George

        On May 3, 2011, QVC entered into an employment agreement with Mr. George, which was amended effective December 4, 2012, to reflect the changes to his equity awards that occurred in the December 2012 option modification program (as described below) and to clarify and update certain other information in his employment agreement. The agreement provides for, among other things, a five year employment term beginning January 1, 2011 and ending December 15, 2015, with an annual base salary of $1 million, increasing annually by 3% of the prior year's base salary, and an annual target cash bonus equal to 100% of the applicable year's annual base salary which will be determined by the chief executive officer of our company pursuant to criteria established in QVC's annual bonus program (which program is approved each year by our company's chief executive officer) or, in the event Mr. George is considered a "covered employee" for any given year for purposes of Section 162(m) of the Code, his bonus will be determined by our company's compensation committee based on such criteria as approved in advance by such committee and that are designed in a manner such that the bonus will be treated as "qualified performance-based compensation" within the meaning of Section 162(m). Also pursuant to the agreement, Mr. George is entitled to certain welfare, retirement and fringe benefits available to senior-level executives of QVC.

        On March 2, 2011, Mr. George was granted 3.8 million options to acquire shares of QVCA (the 2011 Granted Awards) at an exercise price of $16.01 per share, which was the closing price of QVCA on such date. Mr. George's 2011 Granted Awards had been adjusted in connection with various transactions and events, beginning with the LMC Split-Off and most recently the Reattribution. One-half of the 2011 Granted Awards vested on December 15, 2014 with the remaining options and restricted shares vesting on December 15, 2015. The options have a term of seven years. It is anticipated that Mr. George will not receive any additional equity award grants during the term of his employment agreement other than those associated with his participation in the 2012 option modification program.

        The agreement provides that, in the event Mr. George is terminated for cause (as defined in the agreement), he will be entitled to his accrued base salary through the date of termination, unpaid expenses, his vested benefits and any amounts due under applicable law. In addition, all equity awards granted to Mr. George prior to January 1, 2011 that are outstanding and unvested at the time of his termination for cause (as subsequently adjusted or replaced pursuant to the December 2012 option modification program, the Pre-2011 Unvested Awards), and all 2011 Granted Awards then held by Mr. George that have not become exercisable as of the date of such termination will be forfeited, and all equity awards granted to Mr. George prior to January 1, 2011 that are outstanding and vested but unexercised at the time of such termination (as subsequently adjusted or replaced pursuant to the December 2012 option modification program, the Pre-2011 Vested Awards), and all 2011 Granted Awards that are outstanding and vested but unexercised as of the date of such termination will remain exercisable for a period of up to 90 days after the date of such termination or until the original expiration date of the options if sooner. If Mr. George terminates his employment without good reason (as defined in the agreement), he will be entitled to his accrued base salary though the date of termination, any declared but unpaid bonus for the calendar year prior to the year of termination, unpaid expenses, his vested benefits and any amounts due under applicable law. He will forfeit all rights to any Pre-2011 Unvested Awards and to any 2011 Granted Awards then held that have not become exercisable as of the date of his termination, any Pre-2011 Vested Awards that are options or similar rights will be treated as specified in the applicable agreement governing such equity award, and any 2011 Granted Awards that are outstanding and vested but unexercised as of the date of termination will be exercisable for a period of 90 days after the date of termination or until the original expiration date of the options if sooner. If, however, Mr. George terminates his employment for good reason or if his employment is terminated by QVC without cause, then he is entitled to receive his base salary for a period of one year and a lump sum payment of $1.5 million, in addition to accrued base salary through the date of termination, unpaid expenses, his vested benefits and any other amounts due under applicable law. In addition, any Pre-2011 Unvested Awards held on the date of termination that would have vested during the 365-day period following the date of such termination had Mr. George continued to be employed by QVC during such period will vest as of the date of termination. Further, a pro rata portion of each tranche of each 2011 Granted Award that is not vested on the date of termination will vest as of such date, with such pro rata portion based on the portion of time Mr. George was employed by QVC and its affiliates during the vesting period of such tranche plus 365 days. The exercisability of any Pre-2011 Vested Awards, any vested 2011 Granted Awards and any Pre-2011 Unvested Awards that vest pursuant to the foregoing sentence will be extended to the earlier of (i) the original expiration date of the option or (ii) two years from the date of the termination or, if Mr. George were to die prior to the expiration of such two year period, the close of business on the first business day following the later of the expiration of (x) the two year period or (y) the one-year period beginning on the date of Mr. George's death, but in no event will such awards be exercisable following their respective stated terms. In limited circumstances involving a termination of his employment without cause or for good reason within six months following a change in control of QVC (as defined in his employment agreement), Mr. George's equity awards would vest in full and his vested options would thereafter remain exercisable until the original expiration date of such options. In the case of Mr. George's death or disability (as defined in the agreement), the agreement provides for the right to receive his base salary for a period of one year, his accrued base salary through the date of termination, unpaid expenses, any declared but unpaid bonus for the calendar year prior to the year in which the termination occurs, his vested benefits and any amounts due under applicable law. In addition, the Pre-2011 Vested Awards, the Pre-2011 Unvested Awards and the 2011 Granted Awards will immediately vest and become exercisable (to the extent not already vested) and will be exercisable throughout the remainder of the full original term of such equity award.

        As a condition to Mr. George's receipt of any severance payments as a result of his termination, as well as any acceleration of vesting or extension of exercise periods for his equity grants, Mr. George must execute a severance agreement and release in favor of QVC in accordance with the procedures set forth in the employment agreement. Mr. George's receipt of severance benefits is also conditioned on his compliance with the post-termination non-compete restrictions in his employment agreement.

  Richard N. Baer

        Employment Agreement.    On November 7, 2012, Old LMC entered into an executive employment agreement (the employment agreement), effective October 31, 2012, with Richard Baer. Mr. Baer served as an independent contractor providing consulting services to Old LMC and Liberty Interactive from October 31, 2012 until the start of his employment as Senior Vice President and General Counsel with the companies on January 1, 2013. The employment agreement was assigned to Liberty Media in connection with the LMC Spin-Off. The agreement provides for, among other things, a four year term ending on December 31, 2016, with an annual base salary of $825,000, subject to adjustments at Liberty Media's discretion, and an annual discretionary bonus beginning in the calendar year 2013. Pursuant to the terms of the agreement, Mr. Baer's target bonus for each year is 100% of his annual base salary for that year, and in no event will his bonus for any year be greater than two times his annual base salary. Mr. Baer is also entitled to certain benefits and perquisites available to Liberty Media's senior executives. Pursuant to the agreement, on November 8, 2012, as part of the consideration for his services under the employment agreement, Mr. Baer was granted a combination of options and restricted shares. One-half of these options vest on December 31, 2015, with the remaining options vesting on December 31, 2016, and one-half of these restricted shares vest on each of December 15, 2015 and December 15, 2016, in each case, subject to Mr. Baer being employed by our company on the applicable vesting date and to the early vesting events described below. The options have a term of ten years. The other terms and conditions of Mr. Baer's options and restricted shares, including acceleration and continued exercisability in connection with certain terminations of employment, are described in the applicable award agreements.

        The agreement provides that, in the event Mr. Baer is terminated for cause (as defined in the employment agreement), he will be entitled to his accrued but unpaid base salary through the date of termination and any unpaid expenses. If, however, Mr. Baer terminates his employment for good reason (as defined in the employment agreement) or if his employment is terminated without cause (as defined in the employment agreement), then he is entitled to receive his accrued but unpaid base salary, any unpaid expenses, any accrued but unpaid bonus from the prior year and a severance payment of two times his annual base salary at the time of termination. If Mr. Baer terminates his employment without good reason (as defined in the employment agreement), he is entitled to receive any accrued but unpaid base salary, any accrued but unpaid bonus from the prior year and any unpaid expenses. In the case of Mr. Baer's death or disability (as defined in the employment agreement), the employment agreement provides for the right for his estate or him, as applicable, to receive any accrued but unpaid base salary, any unpaid expenses, any accrued but unpaid bonus from the prior year and a severance payment of two times his annual base salary at the time of death or disability (as defined in the employment agreement). As a condition to Mr. Baer's receipt of any severance payments as a result of his termination, as well as any acceleration of vesting or extension of exercise periods described in the grant agreements for the equity grants, Mr. Baer must execute a severance agreement and release in favor of Liberty Media in accordance with the procedures set forth in the employment agreement.

        Although we are not a party to Mr. Baer's employment agreement, we are obligated to reimburse Liberty Media for our allocable portion of any payments made to Mr. Baer thereunder (other than payments relating to equity awards which are directly settled with the applicable issuer) pursuant to the services agreement.

  Equity Incentive Plans

        The 2010 Incentive Plan and 2012 Incentive Plan are administered by the compensation committee of our board of directors. The compensation committee has full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made. The existing incentive plans are designed to provide additional remuneration to certain employees and independent contractors for exceptional service and to encourage their investment in our company. Our compensation committee may grant non-qualified stock options, SARs, restricted shares, cash awards, performance awards or any combination of the foregoing under the existing incentive plans (collectively, awards). The 2010 Incentive Plan expired according to its terms on February 23, 2015, and as a result no further grants are permitted under this plan.

        As of February 28, 2015, (i) the maximum number of shares of our common stock with respect to which awards may be issued under the 2012 Incentive Plan is 47,245,000, subject to anti-dilution and other adjustment provisions of the 2012 Incentive Plan (which gives effect to certain anti-dilution adjustments resulting from the Reattribution), and (ii) with limited exceptions, no person may be granted in any calendar year awards covering more than 9,600,000 shares of our common stock under the 2012 Incentive Plan (subject to anti-dilution and other adjustment provisions of the 2012 Incentive Plan) nor may any person receive under the 2012 Incentive Plan payment for cash awards during any calendar year in excess of $10 million. Shares of our common stock issuable pursuant to awards made under the existing incentive plans are made available from either authorized but unissued shares or shares that have been issued but reacquired by our company. The 2012 Incentive Plan has a five year term.

  2006 Deferred Compensation Plan

        Effective for the year beginning January 1, 2007 and until the time of the LMC Split-Off, officers of our company at the level of Senior Vice President and above were eligible to participate in the Liberty Media Corporation 2006 Deferred Compensation Plan (as amended and restated effective January 1, 2015, the 2006 deferred compensation plan). In connection with the LMC Split-Off (pursuant to which employees of our company became employees of Old LMC), Old LMC assumed this plan and all obligations outstanding thereunder. In connection with the LMC Spin-Off, Liberty Media assumed this plan and all obligations outstanding thereunder. Prior to the assumption of this plan by Old LMC, each eligible officer of our company, including our Chief Executive Officer, principal financial officer and principal accounting officer, could elect to defer up to 50% of his annual base salary and the cash portion of his performance bonus under the 2006 deferred compensation plan. Elections were required to be made in advance of certain deadlines and could include (1) the selection of a payment date, which generally could not be later than 30 years from the end of the year in which the applicable compensation is initially deferred, and (2) the form of distribution, such as a lump-sum payment or substantially equal annual installments over two to five years. Compensation deferred under the 2006 deferred compensation plan earned interest at the rate of 9% per year, compounded quarterly at the end of each calendar quarter.

        Following the LMC Split-Off, our officers are no longer permitted to elect the deferral of a portion of their base salary and performance bonus allocable to our company. Mr. Shean took advantage of a one-time deferral opportunity in 2011 with respect to a portion of his 2011 performance-bonus that was allocable to and paid by our company, and we will be responsible for the payment of such deferred amount and all interest thereon going forward.

  QVC 1997 Nonqualified Defined Pension Restoration Plan, As Amended and Restated

        The Pension Restoration Plan, in which Mr. George is a participant, is unfunded and is maintained primarily for the purpose of providing a select group of QVC-U.S.'s management with a nonqualified defined contribution benefit. Effective as of January 1, 2012, the Pension Restoration Plan has been frozen so that no additional amounts may be credited to the Pension Restoration Plan, and no additional employees may be eligible to participate. Participants' existing account balances will continue to be credited with earnings at the rate of, (1) for the period prior to December 31, 2005, 12% per annum for amounts credited for the period from the date on which such amount was credited through October 31, 2011 or, (2) for all other amounts, the prime lending rate identified by the Bank of New York, plus 3%, each compounded annually at the end of the calendar year. Distribution of participants' vested percentages will be made in a single lump sum payment on the first day of the month following such participant's separation from service, with the exception of specified employees who are subject to Section 409A of the Code, and thus receive the payment on the first day of the sixth month of such employee's separation. The Pension Restoration Plan can be amended or terminated at any time.

Grants of Plan-Based Awards

        The following table contains information regarding plan-based incentive awards granted during the year ended December 31, 2014 to the named executive officers.

						All Other Option Awards: Number of Securities Underlying Options (#)
			Estimated Future Payouts under Non-equity Incentive Plan Awards						Grant Date Fair Value of Stock and Option Awards ($)
								Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date		Threshold ($)(1)	Target ($)(1)	Maximum ($)(2)
Gregory B. Maffei
	2/27/2014	(3)	—	—	7,293,040	—		—	—
QVCB	12/24/2014		—	—	—	646,352	(4)	29.87	6,786,631
LVNTB	12/24/2014		—	—	—	1,406,463	(4)	37.63	21,828,728
Richard N. Baer
	2/27/2014	(3)	—	—	1,699,500	—		—	—
Michael A. George
	2/27/2014	(3)	—	—	2,841,090	—		—	—
Albert E. Rosenthaler
	2/27/2014	(3)	—	—	1,200,000	—		—	—
Christopher W. Shean
	2/27/2014	(3)	—	—	1,225,340	—		—	—

(1)
Our 2014 performance-based bonus program does not provide for a threshold bonus amount. The program also does not provide for a target payout amount for any named executive officer that would be payable upon satisfaction of the performance criteria under the 2014 performance-based bonus program. For the actual bonuses paid by our company and QVC, as applicable, see the amounts included for 2014 in the column entitled Non-Equity Incentive Plan Compensation in the "Summary Compensation Table" above.

(2)
With respect to Messrs. Maffei, Baer, Rosenthaler and Shean, represents the maximum amount that would have been payable to each named executive officer assuming (x) the Threshold was met in order to permit the maximum bonus amounts to have been payable, (y) the full 60% of the participant's maximum bonus amount attributable to individual performance was attained and (z) the full 40% of the participant's maximum bonus amount attributable to corporate performance of our company was attained, and does not give effect to the allocation of any portion of such maximum bonus amount to Liberty Media under the services agreement. For more information on this performance bonus program, see "—Compensation Discussion and Analysis—Elements of 2014 Executive Compensation—2014 Performance-based Bonuses—Liberty Awards—Overview." With respect to Mr. George, represents the maximum amount that would have been payable to Mr. George assuming the QVC Global EBITDA target of $1,864.6 million was achieved. For more information on this performance bonus program, see "—Compensation Discussion and Analysis—Elements of 2014 Executive Compensation—2014 Performance-based Bonuses—QVC Award."

(3)
Reflects the date on which our compensation committee established the terms of the 2014 performance-based bonus program, as described under "—Compensation Discussion and Analysis—Elements of 2014 Executive Compensation—2014 Performance-based Bonuses—Liberty Awards—Overview" and "—Compensation Discussion and Analysis—Elements of 2014 Executive Compensation—2014 Performance-based Bonuses—QVC Award."

(4)
Vests 50% on December 24, 2018 and 50% on December 24, 2019.

Outstanding Equity Awards at Fiscal Year-End

        The following table contains information regarding unexercised options and unvested shares of our common stock which were outstanding as of December 31, 2014 and held by the named executive officers.

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) Exercisable(1)	Number of securities underlying unexercised options (#) Unexercisable(1)		Option exercise price ($)(1)	Option expiration date	Number of shares or units of stock that have not vested (#)(1)		Market value of shares or units of stock that have not vested ($)
Gregory B. Maffei
Option Awards
QVCA	1,235,078	—		17.74	12/16/15	—		—
QVCA	1,826,731	—		17.74	12/17/19	—		—
QVCA	3,643,497	—		17.74	12/17/19	—		—
QVCB	—	646,352	(2)	29.87	12/24/21	—		—
LVNTA	135,945	—		14.86	12/16/15	—		—
LVNTA	175,492	—		22.31	12/16/15	—		—
LVNTA	361,803	—		14.86	12/17/19	—		—
LVNTA	204,376	—		14.86	12/17/19	—		—
LVNTA	259,560	—		22.31	12/17/19	—		—
LVNTA	517,704	—		22.31	12/17/19	—		—
LVNTB	—	1,406,463	(2)	37.63	12/24/21	—
Richard N. Baer
Option Awards
QVCA	—	476,217	(3)	18.27	11/8/22	—		—
LVNTA	—	52,814	(3)	14.37	11/8/22	—		—
LVNTA	—	67,688	(3)	22.98	11/8/22	—		—
Stock Awards
QVCA	—	—		—	—	90,377	(4)	2,658,891
LVNTA	—	—		—	—	12,848	(4)	484,627
LVNTA	—	—		—	—	9,104	(4)	343,403
Michael A. George
Option Awards
QVCA	333,333	—		17.74	4/6/16	—		—
QVCA	90,696	—		17.74	4/6/16	—		—
QVCA	369,645	—		17.74	3/1/17	—		—
QVCA	170,576	—		17.74	3/1/17	—		—
QVCA	1,459,921	1,459,922	(5)	17.74	3/2/18	—		—
LVNTA	91,040	—		22.31	4/6/16	—		—
LVNTA	2,781	—		14.86	4/6/16	—		—
LVNTA	12,887	—		22.31	4/6/16	—		—
LVNTA	40,714	—		14.86	3/1/17	—		—
LVNTA	52,522	—		22.31	3/1/17	—		—
LVNTA	17,491	—		14.86	3/1/17	—		—
LVNTA	24,237	—		22.31	3/1/17	—		—
LVNTA	148,412	148,413	(5)	14.86	3/2/18	—		—
LVNTA	207,439	207,441	(5)	22.31	3/2/18	—		—
Stock Awards
QVCA	—	—		—	—	270,192	(5)	7,949,049
LVNTA	—	—		—	—	39,194	(5)	1,478,398
LVNTA	—	—		—	—	38,413	(5)	1,448,938
Albert E. Rosenthaler
Option Awards
QVCA	100,000	162,990	(6)	17.74	3/19/20	—		—
LVNTA	623	—		14.86	12/17/16	—		—
LVNTA	854	—		22.31	12/17/16	—		—
LVNTA	16,631	16,631	(6)	14.86	3/19/20	—		—
LVNTA	23,159	23,159	(6)	22.31	3/19/20	—		—
Stock Awards
QVCA	—	—		—	—	39,635	(6)	1,166,062
LVNTA	—	—		—	—	5,250	(6)	198,030
LVNTA	—	—		—	—	5,634	(6)	212,514
Christopher W. Shean
Option Awards
QVCA	162,990	162,990	(6)	17.74	3/19/20	—		—
LVNTA	13,036	—		14.86	12/16/15	—		—
LVNTA	11,415	—		14.86	12/17/16	—		—
LVNTA	2,489	—		14.86	12/17/16	—		—
LVNTA	33,261	16,631	(6)	14.86	3/19/20	—		—
	23,159	23,159	(6)	22.31	3/19/20	—		—
Stock Awards
QVCA	—	—		—	—	39,635	(6)	1,166,062
LVNTA	—	—		—	—	5,250	(6)	198,030
LVNTA	—	—		—	—	5,634	(6)	212,514

(1)
As adjusted for Stock Split, our company's spin-off of its former wholly-owned subsidiary Liberty TripAdvisor (the Liberty TripAdvisor Spin-Off), and the Reattribution (other than Mr. Maffei's Term Options). On February 27, 2014, our board of directors declared a stock dividend to effect the Stock Split, payable to all holders of record as of 5:00 p.m. New York City time on April 4, 2014, of one share of LVNTA or LVNTB for each outstanding share of LVNTA or LVNTB, respectively. In connection with the Stock Split, all equity awards held by the named executive officer with respect to LVNTA or LVNTB (each an original award) were adjusted such that the named executive officer received an adjustment to the exercise price of and number of shares subject to the original award. In connection with the completion of the Liberty TripAdvisor Spin-Off, all equity awards held by the named executive officer with respect to our Liberty Ventures common stock (each a pre-Liberty TripAdvisor spin award) were adjusted pursuant to the anti-dilution provisions of the incentive plans under which the equity awards were granted, such that the named executive officer received (i) an adjustment to the exercise price or base price, as applicable, and number of shares relating to the pre-Liberty TripAdvisor spin award and (ii) an equity award relating to shares of the corresponding series of Liberty TripAdvisor's common stock. In connection with the Reattribution, all equity awards held by the named executive officer with respect to our Liberty Interactive common stock (each an Original Interactive Award) were adjusted pursuant to the anti-dilution provisions of the incentive plans under which the equity awards were granted, such that the named executive officer received (i) an adjustment to the exercise price and number of shares relating to the Original Interactive Award and (ii) an equity award relating to shares of the corresponding series of Liberty Ventures common stock.

(2)
Vests 50% on December 24, 2018 and 50% on December 24, 2019.

(3)
Vests 50% on December 31, 2015 and 50% on December 31, 2016.

(4)
Vests 50% on December 15, 2015 and 50% on December 15, 2016.

(5)
Vests in full on December 15, 2015.

(6)
Vests in full on December 31, 2015.

Option Exercises and Stock Vested

        The following table sets forth information concerning the exercise of vested options and the vesting of restricted stock held by our named executive officers (with the exception of Mr. Baer, who had no exercises of vested options or vesting of restricted stock), in each case, during the year ended December 31, 2014.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)(1)	Value realized on exercise ($)	Number of shares acquired on vesting (#)(1)	Value realized on vesting ($)
Gregory B. Maffei
QVCA	853,104	7,017,466	1,295,792		(2)
LVNTA	126,265	3,487,312	331,610		(2)
Michael A. George
QVCA	424,028	4,612,449	315,492	774,115	(2)
LVNTA	106,709	2,222,456	80,085	189,013	(2)
Albert E. Rosenthaler
QVCA	69,004	780,466	39,634		(2)
LVNTA	—	—	5,250		(2)
Christopher W. Shean
QVCA	—	—	39,634		(2)
LVNTA	6,836	141,847	5,250		(2)

(1)
Includes shares withheld in payment of withholding taxes at election of holder.

(2)
On December 4, 2012 (the Grant Date), to effect our 2012 option modification program, our compensation committee approved the acceleration of each unvested in-the-money option to acquire shares of QVCA and LVNTA held by certain of its and its subsidiaries' officers (collectively, the Eligible Optionholders), including our then- and our current-named executive officers Messrs. Maffei, George, Rosenthaler and Shean. Following this acceleration, also on the Grant Date, each Eligible Optionholder exercised, on a net settled basis, substantially all of his or her outstanding in-the-money vested and unvested options to acquire QVCA or LVNTA shares (the Eligible Options) and with respect to each unvested Eligible Option, each Eligible Optionholder acquired QVCA or LVNTA shares which have a vesting schedule identical to that of the unvested Eligible Option.

  The Value column below represents the value related to awards that were subject to continued vesting requirements as of the Grant Date, but which vested during the twelve months ended December 31, 2014. Such value was realized by the applicable named executive officer in 2012 and therefore included in our proxy statement relating to our 2013 annual meeting of stockholders under "Executive Compensation—Option Exercises and Stock Vested."

Name	Number of shares acquired upon lapse of restriction (#)	Value ($)
Gregory B. Maffei
QVCA	1,295,792	21,239,327
LVNTA	331,610	5,924,920
Michael A. George
QVCA	288,706	4,785,207
LVNTA	78,746	1,429,497
Albert E. Rosenthaler
QVCA	39,634	763,153
LVNTA	5,250	308,700
Christopher W. Shean
QVCA	39,634	763,153
LVNTA	5,250	308,700

Nonqualified Deferred Compensation Plans

          The following table sets forth certain information regarding the 2006 nonqualified deferred compensation plan in which Mr. Shean participated during the year ended December 31, 2014. During 2014, no other named executive officers participated in the 2006 deferred compensation plan.

Name	Executive contributions in 2014 ($)	Registrant contributions in 2014 ($)	Aggregate earnings in 2014 ($)(1)	Aggregate withdrawals/ distributions ($)	Aggregate balance at 12/31/14 ($)(1)(2)
Christopher W. Shean	—	—	3,607	—	10,022

(1)
As described above in "—Executive Compensation Arrangements—2006 Deferred Compensation Plan," Mr. Shean was permitted a one-time deferral election under the 2006 deferred compensation plan following the LMC Split-Off with respect to $32,336, which represented 10% of a portion of his 2011 performance-based bonus that was allocable to and paid by our company. Although such amount was transferred to Old LMC upon its assumption of the plan and obligations thereunder in connection with the LMC Split-Off (and later by Liberty Media in connection with the LMC Spin-Off), Liberty Interactive will be responsible for the payment of the $32,336 of deferred principal amount and for the payment of interest income at the rate of 9% per annum, compounded quarterly, thereon. In 2014, the amount of such interest for which Liberty Interactive is responsible for was $3,607. Of this amount, $774 was reported in the "Summary Compensation Table" as above-market earnings that were credited to Mr. Shean's deferred compensation account during 2014.

(2)
In our prior year proxy statements, we reported the following above-market earnings that were credited as interest to Mr. Shean's deferred compensation accounts during the years reported:

Amount ($)
2013	2012	2011
777	667	8,905

Potential Payments Upon Termination or Change-in-Control

        The following table sets forth the potential payments to our named executive officers if their employment had terminated or a change in control had occurred, in each case, as of December 31, 2014. In the event of such a termination or change in control, the actual amounts may be different due to various factors. In addition, we may enter into new arrangements or modify these arrangements from time to time. The following discussion does not give effect to the provisions of the 2015 Maffei Employment Agreement.

        The amounts provided in the tables are based on the closing market prices on December 31, 2014, the last trading day of such year, for our Series A Liberty Interactive common stock, Series B Liberty Interactive common stock, Series A Liberty Ventures common stock and Series B Liberty Ventures common stock, which were $29.42, $29.69, $37.72 and $37.70, respectively. The value of the options and SARs shown in the table is based on the spread between the exercise or base price of the award and the applicable closing market price. The value of the restricted stock shown in the table is based on the applicable closing market price and the number of shares unvested.

        Each of our named executive officers has received awards and payments under the existing incentive plans. Additionally, each of Messrs. Maffei, Baer and George is entitled to certain payments and acceleration rights upon termination under his respective employment agreement. See "—Executive Compensation Arrangements" above and "Potential Payments Upon Termination or Change-in-Control—Termination Without Cause or for Good Reason" below.

        The circumstances giving rise to these potential payments and a brief summary of the provisions governing their payout are described below and in the footnotes to the table (other than those described under "—Executive Compensation Arrangements," which are incorporated by reference herein):

        Voluntary Termination.    Each of the named executive officers holds equity awards that were issued under our existing incentive plans. Under these plans and the related award agreements, in the event of a voluntary termination of his employment with our company for any reason, each named executive officer would only have a right to the equity grants that vested prior to his termination date, except that each of Mr. Maffei, Mr. George and Mr. Baer has certain acceleration rights with respect to his equity awards and is entitled to certain other benefits upon a voluntary termination of his employment with our company for good reason (as defined in their respective employment agreements). Mr. Maffei also has certain acceleration rights upon a voluntary termination without good reason pursuant to the award agreements relating to the Term Options that were granted in connection with the approval of his new compensation arrangement. See "—Executive Compensation Arrangements—Gregory B. Maffei," "—Executive Compensation Arrangements—Michael A. George" and "—Executive Compensation Arrangements—Richard N. Baer" above. See also "Potential Payments Upon Termination or Change-in-Control—Termination Without Cause or for Good Reason" below. Neither Mr. Shean nor Mr. Rosenthaler is entitled to any severance payments or other benefits upon a voluntary termination of his employment for any reason.

        Termination for Cause.    All outstanding equity grants constituting options or stock appreciation rights, whether unvested or vested but not yet exercised, and all equity grants constituting unvested restricted shares under the existing incentive plans would be forfeited by any named executive officer (other than Mr. Maffei and Mr. George in the case of equity grants constituting vested options or similar rights) who is terminated for "cause." The existing incentive plans, which govern the awards unless there is a different definition in the applicable award agreement, define "cause" as insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his duties and responsibilities for any reason other than illness or incapacity; provided that, if such termination is within 12 months after a change in control (as described below), "cause" means a felony conviction for fraud, misappropriation or embezzlement. Each of Mr. Maffei and Mr. George has certain rights to exercise vested options or similar rights following a termination for cause and the employment agreements of Mr. Maffei, Mr. Baer and Mr. George have definitions of cause that are different from the definition under the incentive plan. See "—Executive Compensation Arrangements" above.

        Termination Without Cause or for Good Reason.    As of December 31, 2014, Mr. Maffei does not have any unvested equity awards other than the Term Options. The Term Options are subject to acceleration upon a termination of his employment without cause or for good reason. Pursuant to Mr. George's employment agreement, his equity awards are subject to acceleration upon a termination of his employment without cause or for good reason. Each of Messrs. Maffei and George is also entitled under certain circumstances to severance payments and other benefits upon a termination without cause or for good reason. See "—Executive Compensation Arrangements—Gregory B. Maffei" and "—Executive Compensation Arrangements—Michael A. George above.

        The award agreements relating to Mr. Baer's multi-year award provide that upon a termination of his employment without cause or for good reason (each as defined in his employment agreement), a pro rata portion of his unvested options and restricted shares as of the date of termination will vest based on the portion of the vesting period elapsed through the termination date plus 365 days. This pro rata vesting is applied separately with respect to each tranche of his options and restricted shares based on the vesting period for that tranche. Mr. Baer is also entitled under certain circumstances to severance payments and other benefits upon a termination of his employment without cause or for good reason. See "—Executive Compensation Arrangements—Richard N. Baer.

        Messrs. Shean's and Rosenthaler's multi-year awards, which are their only unvested awards, provide for vesting upon a termination without cause of those options or restricted shares, as applicable, that would have vested during the 12-month period following the termination date if such person had remained an employee, plus a pro rata portion of the remaining unvested options or restricted shares, as applicable, based on the portion of the vesting period elapsed through the termination date. Neither of these officers is entitled to any severance pay or other benefits upon a termination without cause.

        Death.    In the event of death of any of the named executive officers, the existing incentive plans and applicable award agreements provide for vesting in full of any outstanding options or SARs and the lapse of restrictions on any restricted share awards.

        Each of Mr. Maffei, Mr. George and Mr. Baer is also entitled to certain payments and other benefits if he dies while employed by our company. See "—Executive Compensation Arrangements" above.

        No amounts are shown for payments pursuant to life insurance policies, which we make available to all our employees.

        Disability.    If the employment of any of the named executive officers is terminated due to disability, which is defined in the incentive plans or applicable award agreements, such plans or agreements provide for vesting in full of any outstanding options or SARs and the lapse of restrictions on any restricted share awards.

        Each of Mr. Maffei, Mr. George and Mr. Baer is also entitled to certain payments and other benefits upon a termination of his employment due to disability. See "Executive Compensation Arrangements" above.

        No amounts are shown for payments pursuant to short-term and long-term disability policies, which we make available to all our employees.

        Change in Control.    In case of a change in control, the incentive plans provide for vesting in full of any outstanding options or SARs and the lapse of restrictions on any restricted share awards held by the named executive officers. A change in control is generally defined as:

  •
  The acquisition by a non-exempt person (as defined in the incentive plans) of beneficial ownership of at least 20% of the combined voting power of the then outstanding shares of our company ordinarily having the right to vote in the election of directors, other than pursuant to a transaction approved by our board of directors.

  •
  The individuals constituting our board of directors over any two consecutive years cease to constitute at least a majority of the board, subject to certain exceptions that permit the board to approve new members by approval of at least two-thirds of the remaining directors.

  •
  Any merger, consolidation or binding share exchange that causes the persons who were common stockholders of our company immediately prior thereto to lose their proportionate interest in the common stock or voting power of the successor or to have less than a majority of the combined voting power of the then outstanding shares ordinarily having the right to vote in the election of directors, the sale of substantially all of the assets of the company or the dissolution of the company.

        In the case of a change in control described in the last bullet point, our compensation committee may determine not to accelerate the existing equity awards of the named executive officers if equivalent awards will be substituted for the existing awards, except that Mr. Maffei's awards, including the Term Options, may also be subject to acceleration upon a change in control. See "—Executive Compensation Arrangements—Gregory B. Maffei" above. For purposes of the tabular presentation below, we have assumed no such determination was made by the compensation committee.

Benefits Payable Upon Termination or Change-in-Control

Name	Voluntary Termination without Good Reason ($)		Termination for Cause ($)		Termination Without Cause or for Good Reason ($)		Death ($)		Disability ($)		After a Change in Control ($)
Gregory B. Maffei
Severance(1)	—		—		3,276,000		3,276,000		3,276,000		3,276,000
Options/SARs	109,050,923	(2)	109,050,499	(2)	109,084,161	(3)	109,148,951	(4)	109,148,951	(4)	109,148,951	(4)
Perquisites(5)	—		—		314,289		—		314,289		—

Total	109,050,923		109,050,499		112,674,450		112,424,951		112,739,240		112,424,951

Richard N. Baer
Severance(6)	—		—		849,750		849,750		849,750		—
Options/SARs	—		—		6,595,567	(7)	7,540,748	(4)	7,540,748	(4)	7,540,748	(4)
Restricted Stock	—		—		3,064,333	(7)	3,486,921	(4)	3,486,921	(4)	3,486,921	(4)

Total	—		—		10,509,650		11,877,418		11,877,418		11,027,668

Michael A. George
Severance(8)	—		—		1,500,000		—		—		1,500,000
Base Compensation Continuing Payment(9)	—		—		1,092,727		1,092,727		1,092,727		1,092,727
Pension Restoration Plan Payout(10)	13,249		13,249		13,249		13,249		13,249		13,249
Options/SARs	39,082,162	(2)	39,082,162	(2)	62,723,438	(11)	62,723,438	(4)	62,723,438	(4)	62,723,438	(4)
Restricted Stock	—		—		10,876,385	(11)	10,876,385	(4)	10,876,385	(4)	10,876,385	(4)

Total	39,095,411		39,095,411		76,205,798		74,705,798		74,705,798		76,205,798

Albert E. Rosenthaler
Options/SARs	1,932,467	(2)	1,932,467	(2)	4,573,255	(7)	4,573,255	(4)	4,573,255	(4)	4,573,255	(4)
Restricted Stock	—		—		1,576,606	(7)	1,576,606	(4)	1,576,606	(4)	1,576,606	(4)

Total	1,932,467		1,932,467		6,149,861		6,149,861		6,149,861		6,149,861

Christopher W. Shean
Deferred Compensation(12)	42,358	(13)	42,358	(13)	42,358	(13)	42,358	(13)	42,358	(13)	42,358	(14)
Options/SARs	3,636,798	(2)	3,636,798	(2)	6,277,586	(7)	6,277,586	(4)	6,277,586	(4)	6,277,586	(4)
Restricted Stock	—		—		1,576,606	(7)	1,576,606	(4)	1,576,606	(4)	1,576,606	(4)

Total	3,679,156		3,679,156		7,896,550		7,896,550		7,896,550		7,896,550

(1)
If Mr. Maffei's employment had been terminated at Liberty Media's election for any reason (other than cause) or by Mr. Maffei for good reason (as defined in his 2009 employment agreement) (whether before or within a specified period following a change in control), as of December 31, 2014, he would have been entitled to receive a lump sum payment of $7,800,000. See "—Executive Compensation Arrangements—Gregory B. Maffei" above. The 58% of such lump sum severance payment that would have been allocable to Liberty Media pursuant to the services agreement is not reflected in the table.

(2)
Based on the number of vested options and SARs held by each named executive officer at year-end and, with respect to Mr. Maffei upon a voluntary termination of his employment, the pro rata vesting of his unvested Term Options. For more information, see the "Outstanding Equity Awards at Fiscal Year-End" table and "—Executive Compensation Arrangements—Gregory B. Maffei" above.

(3)
Based on (i) the number of vested options and SARs held by Mr. Maffei at year-end and (ii) the number of unvested options and shares of restricted stock held by Mr. Maffei at year-end that would vest pursuant to the forward-vesting provisions in his employment agreement (or, with respect to the Term Options, the applicable award agreement) if he were terminated without cause or for good reason at year-end. See "—Executive Compensation Arrangements—Gregory B. Maffei" above and the "Outstanding Equity Awards at Fiscal Year-End" table above.

(4)
Based on (i) the number of vested options and SARs and (ii) the number of unvested options and SARs and the number of shares of restricted stock, in each case, held by each named executive officer at year-end. For more information, see the "Outstanding Equity Awards at Fiscal Year-End" table above. In addition, if Mr. George's employment with QVC had been terminated at QVC's election without cause or by Mr. George for good reason (as defined in his employment agreement) within six months following a change in control of QVC, his awards would have vested in full.

(5)
If Mr. Maffei's employment had been terminated at Liberty Media's election for any reason (other than cause) or by Mr. Maffei for good reason (as defined in his employment agreement) or by reason of disability, as of December 31, 2014, he would have been entitled to receive personal use of the corporate aircraft for 120 hours per year over an 18-month period. Perquisite amount of $748,307 includes (i) the maximum potential incremental cost of using the corporate aircraft for 180 hours based on an hourly average of the incremental cost of use of the corporate aircraft and (ii) an estimate for personal use of the corporate apartment over the same 18-month period. The 58% of such perquisite expense that would have been allocable to Liberty Media pursuant to the services agreement is not reflected in the table.

(6)
If Mr. Baer's employment had been terminated due to his death or disability or at Liberty Media's election without cause or by Mr. Baer for good reason (as defined in his employment agreement), as of December 31, 2014, he would have been entitled to receive a lump sum payment in an amount equal to two times his base salary then in effect. See "—Executive Compensation Arrangements—Richard N. Baer" above. The 50% of such lump sum severance payment that would have been allocable to Liberty Media pursuant to the services agreement is not reflected in the table.

(7)
Based on (i) the number of vested options and SARs held by such named executive officer at year-end and (ii) the number of unvested options and SARs and the number of shares of restricted stock held by such named executive officer at year-end that would vest pursuant to the forward-vesting provisions in such named executive officer's award agreements if he were terminated without cause or, in the case of Mr. Baer, if he voluntarily terminated for good reason, at year-end. See the "Outstanding Equity Awards at Fiscal Year-End" table and "Potential Payments Upon Termination or Change-in-Control—Termination Without Cause or for Good Reason" above.

(8)
If Mr. George's employment had been terminated at QVC's election without cause or by Mr. George for good reason (as defined in his employment agreement) (whether before or within a specified period following a change in control), as of December 31, 2014, he would have been entitled to receive a lump sum payment of $1,500,000. See "—Executive Compensation Arrangements—Michael A. George" above.

(9)
If Mr. George's employment had been terminated at QVC's election without cause or by Mr. George for good reason (whether before or within a specified period following a change in control) or in the event of his death or disability, he would have been entitled to receive a base compensation continuing payment for one year equal to his base salary upon termination.

(10)
Under the Pension Restoration Plan, upon separation from service, a participant would receive a lump sum payment of the vested percentage of such participant's account on the first day of the month following such separation, in this case, January 1, 2015.

(11)
Based on (i) the number of vested options held by Mr. George at year-end, (ii) the number of Pre-2011 Unvested Awards that would vest within 365 days of his termination and (iii) the portion of the 2011 Granted Awards that would vest pursuant to the forward-vesting terms of his employment agreement upon a termination without cause or for good reason at year-end. See "—Executive Compensation Arrangements—Michael A. George" above and the "Outstanding Equity Awards at Fiscal Year-End" table above.

(12)
Represents deferred compensation payable to Mr. Shean based on a one-time deferral election of a portion of his annual cash bonus that was allocable to and paid by Liberty Interactive pursuant to the services agreement. See "—Executive Compensation Arrangements—2006 Deferred Compensation Plan" and "—Nonqualified Deferred Compensation Plans" above for more information.

(13)
Under the 2006 deferred compensation plan, we do not and Liberty Media does not have an acceleration right to pay out account balances to Mr. Shean upon this type of termination. However, Mr. Shean had the right to file an election at the time of his initial deferral to receive distributions under the 2006 deferred compensation plan upon his separation from service, including under these circumstances. For purposes of the tabular presentation above, we have assumed that Mr. Shean has elected to receive payout upon a separation from service of all deferred compensation, including interest.

(14)
The 2006 deferred compensation plan provides Liberty Media's compensation committee with the option of terminating the plan 30 days preceding or within 12 months after a change of control of Liberty Media and distributing the account balances (which option is assumed to have been exercised for purposes of the tabular presentation above).

 DIRECTOR COMPENSATION

Nonemployee Directors

        Director Fees.    Each of our directors who is not an employee of our company is paid an annual fee of $181,000 (which, in 2014, was $175,000) (which we refer to as the director fee), of which $88,000 ($85,000 in 2014) is payable in cash and the balance is payable in restricted shares or options to purchase shares of QVCA or LVNTA. See "—Director Restricted Share Grants" and "—Director Option Grants" below for information on the incentive awards granted in 2014 to the nonemployee directors. The chairman of the audit committee of our board of directors and each other member of that committee is paid an additional annual fee of $30,000. With respect to our compensation committee and nominating and corporate governance committee, each member thereof receives an additional annual fee of $10,000 for his or her participation on each such committee, except that any committee member who is also the chairman of that committee instead receives an additional annual fee of $20,000 for his or her participation on that committee. The cash portion of the director fees and the fees for participation on committees are payable quarterly in arrears.

        Charitable Contributions.    If a director makes a donation to our political action committee, we will make a matching donation to a charity of his or her choice in an amount not to exceed $10,000.

        Equity Incentive Plans.    The Liberty Interactive Corporation 2002 Nonemployee Director Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended (the 2002 director plan), and the Liberty Interactive Corporation 2011 Nonemployee Director Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended (the 2011 director plan) are administered by our entire board of directors. Our board of directors has full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made. The 2002 director plan and the 2011 director plan are designed to provide our nonemployee directors with additional remuneration for services rendered, to encourage their investment in our common stock and to aid in attracting persons of exceptional ability to become nonemployee directors of our company. Our board of directors may grant non-qualified stock options, SARs, restricted shares and cash awards or any combination of the foregoing under the 2011 director plan. The 2002 director plan expired according to its terms on December 17, 2012, and as a result no further grants are permitted under this plan.

        As of February 28, 2015, the maximum number of shares of our common stock with respect to which awards may be issued under the 2011 director plan is 910,000 (without giving effect to certain anti-dilution adjustments resulting from the Reattribution), subject to anti-dilution and other adjustment provisions of the respective plans. Shares of our common stock issuable pursuant to awards made under the 2011 director plan are made available from either authorized but unissued shares or shares that have been issued but reacquired by our company.

        In 2014, each of our non-employee directors was given a choice of receiving his or her annual equity grant in the form of restricted shares or options.

        Director Restricted Share Grants.    Pursuant to our director compensation policy described above and the 2011 director plan, on December 15, 2014, each of Dr. Evan Malone, Mr. Rapley, Mr. Romrell and Ms. Wong were granted 1,857 restricted shares of QVCA and 787 restricted shares of LVNTA and Mr. Gilchrist was granted 1,857 restricted shares of QVCA. These restricted shares will vest on the second anniversary of the grant date, or on such earlier date that the grantee ceases to be a director because of death or disability, and will be forfeited if the grantee resigns or is removed from the board before the vesting date.

        Director Option Grants.    Pursuant to our director compensation policy described above and the 2011 director plan, on December 15, 2014, Mr. Robison was granted options to purchase 4,542 shares of QVCA at an exercise price equal to $28.08 and each of Messrs. Robison and Gilchrist were granted options to purchase 1,848 shares of LVNTA at an exercise price equal to $36.25, which, in each case, was the closing price of such stock on the grant date. The per share grant date fair value of these options for each director was $11.3054 with respect to the QVCA options and $15.3963 with respect to the LVNTA options. The options will become exercisable on the second anniversary of the grant date, or on such earlier date that the grantee ceases to be a director because of death or disability, and will be terminated without becoming exercisable if the grantee resigns or is removed from the board before the vesting date. Once vested, the options will remain exercisable until the seventh anniversary of the grant date, or, if earlier, until the first business day following the first anniversary of the date the grantee ceases to be a director.

        Director Deferred Compensation Plan.    Effective beginning in the fourth quarter of 2013, directors of our company are eligible to participate in the Liberty Interactive Corporation Nonemployee Director Deferred Compensation Plan (the director deferred compensation plan), pursuant to which eligible directors of our company can elect to defer all or any portion of their annual cash fees that they would otherwise be entitled to receive. The deferral of such annual cash fees shall be effected by a reduction in the quarterly payment of such annual cash fees by the percentage specified in the director's election. Elections are required to be made in advance of certain deadlines, which generally must be on or before the close of business on December 31 of the year prior to the year to which the director's election will apply, and elections must include the form of distribution, such as a lump-sum payment or substantially equal installments over a period not to exceed ten years. The director deferred compensation plan has been amended effective January 1, 2015, to reflect the following changes: (A) Compensation deferred under the director deferred compensation plan prior to January 1, 2015 will earn interest at the rate of 9% per year, compounded quarterly at the end of each calendar quarter. For amounts deferred on or after January 1, 2015, those amounts will earn interest at a rate equal to the prime rate of interest (as determined by reference to the Wall Street Journal) plus 3%; and (B) the board of directors has the authority to change this interest rate for future deferrals at any time.

        Role of Compensation Consultant.    Our board was provided with market data from Mercer pertaining to director fees and equity compensation paid to nonemployee directors at companies in the media, telecommunications and entertainment industries. Mercer also provided market data to the board concerning the fees to be paid to our directors who serve on both the board of directors of both Liberty Media and our company. The market data indicated our total compensation is near the 25th percentile. After consideration of this market data, the board determined to increase the equity and board retainer portion of the nonemployee director compensation by 3%, which was consistent with the board's recent historical practice and leaves us near the 25th percentile of the market data at each company.

John C. Malone

        In connection with the merger of TCI and AT&T in 1999, an employment agreement between John C. Malone and TCI was assigned to our company. In connection with the LMC Split-Off and the LMC Spin-Off, Mr. Malone's employment agreement (as amended) and his deferred compensation arrangements, as described below, were assumed by Old LMC and later Liberty Media. The term of Mr. Malone's employment agreement is extended daily so that the remainder of the employment term is five years. The employment agreement was amended in June 1999 to provide for, among other things, an annual salary of $2,600 (which was increased to $3,900 in 2014), subject to increase with board approval. The employment agreement was amended in 2003 to provide for payment or reimbursement of personal expenses, including professional fees and other expenses incurred by Mr. Malone for estate, tax planning and other services, and for personal use of corporate aircraft and flight crew. The aggregate amount of such payments or reimbursements and the value of his personal use of corporate aircraft was originally limited to $500,000 per year but increased to $1 million effective January 1, 2007 by our compensation committee. Although the "Director Compensation Table" table below reflects the portion of the aggregate incremental cost of Mr. Malone's personal use of our corporate aircraft attributable to our company, the value of his aircraft use for purposes of his employment agreement is determined in accordance with SIFL, which aggregated $180,768 for use of the aircraft by our company and Liberty Media during the year ended December 31, 2014. A portion of the costs, calculated in accordance with Part 91 of the Federal Aviation Regulations, incurred with respect to Mr. Malone were allocated to our company and reimbursed to Liberty Media under the services agreement.

        In December 2008, the compensation committee determined to modify Mr. Malone's employment arrangements to permit Mr. Malone to begin receiving fixed monthly payments in 2009, while he remains employed by our company, in satisfaction of our obligations to him under a 1993 deferred compensation arrangement, a 1982 deferred compensation arrangement and an installment severance plan, in each case, entered into with him by our predecessors (and which had been assumed by our company). At the time of the amendment, the amounts owed to Mr. Malone under these arrangements aggregated approximately $2.4 million, $20 million and $39 million, respectively. As a result of these modifications, Mr. Malone receives 240 equal monthly installments, which commenced February 2009, of: (1) approximately $20,000 under the 1993 deferred compensation arrangement, (2) approximately $237,000 under the 1982 deferred compensation arrangement and (3) approximately $164,000 under the installment severance plan. Interest ceased to accrue under the installment severance plan once these payments began; however, interest continues to accrue on the 1993 deferred compensation arrangement at a rate of 8% per annum and on the 1982 deferred compensation arrangement at a rate of 13% per annum. Following certain termination events, Mr. Malone (or, in the event of Mr. Malone's death, his beneficiaries) would be entitled to receive the remaining payments under these arrangements, subject to certain conditions. In connection with the LMC Split-Off and the LMC Spin-Off, Old LMC and later Liberty Media assumed all outstanding obligations under these deferred compensation arrangements and the installment severance plan.

        Under the terms of Mr. Malone's employment agreement, he is entitled to receive upon the termination of his employment for any reason (other than for death or "cause"), a lump sum equal to his salary for a period of five full years following termination (calculated on the basis of $3,900 per annum, the lump sum severance payment). As described above, in connection with the LMC Split-Off and later the LMC Spin-Off, Liberty Media assumed Mr. Malone's employment agreement and all outstanding obligations thereunder, and we will reimburse Liberty Media for our allocated portion of any such lump sum severance payments made thereunder.

Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)		Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	Nonqualified Deferred Compensation Earnings ($)(4)	All other compensation ($)(5)		Total ($)
John C. Malone	—		—	—	—	740,461	(6)(7)(8)	740,461
M. Ian G. Gilchrist	145,000		52,145	28,452	—	—		225,597
Evan D. Malone	85,000		80,673	—	—	—		165,673
David E. Rapley	145,000	(4)	80,673	—	1,079	—		226,752
M. LaVoy Robison	115,000	(4)	—	79,801	428	—		195,229
Larry E. Romrell	125,000		80,673	—	—	—		205,673
Andrea L. Wong	105,000	(4)	80,673	—	1,336	—		187,009

(1)
Gregory B. Maffei and Michael A. George, who are directors of our company and named executive officers, and John C. Malone, who is a director of our company, received no compensation for serving as directors of our company during 2014. However, we are allocated a portion of the compensation paid to Mr. Malone by Liberty Media. See footnotes (6), (7) and (8) below.

(2)
As of December 31, 2014, our directors (other than Messrs. Maffei and George, whose stock incentive awards are listed in "Outstanding Equity Awards at Fiscal Year-End" above) held the following stock incentive awards:

	John C. Malone	M. Ian G. Gilchrist	Evan D. Malone	David E. Rapley	M. LaVoy Robison	Larry E. Romrell	Andrea L. Wong
Options/SARs
QVCA	45,853	5,843	28,650	14,408	34,070	39,749	—
QVCB	398,221	—	—	—	—	—	—
LVNTA	11,536	2,671	7,221	3,624	10,678	10,012	—
LVNTB	100,969	—	—	—	—	—	—
Restricted Stock
QVCA	—	1,857	4,415	4,415	—	4,415	4,415
LVNTA	—	318	1,468	1,468	—	1,468	1,468
(3)
The aggregate grant date fair value of the stock options and restricted stock awards has been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 15 to our consolidated financial statements for the year ended December 31, 2014 (which are included in our 2014 10-K).

(4)
Includes the following amounts earned and deferred under the director deferred compensation plan:

Name	Deferred Compensation ($)	2014 Above Market Earnings on Accrued Interest ($)
David E. Rapley	145,000	1,079
M. LaVoy Robison	57,500	428
Andrea L. Wong	105,000	1,336
(5)
We make available to our directors tickets to various sporting events with no aggregate incremental cost attributable to any single person.

(6)
Includes the amount of Mr. Malone's base salary of $2,574 and the following amounts, in each case, which were allocated to our company under the services agreement:

Amounts ($)
Reimbursement for personal legal, accounting and tax services	122,654
Compensation related to personal use of corporate aircraft(a)	183,164
Tax payments made on behalf of Mr. Malone	399,346

(a)
Calculated based on aggregate incremental cost of such usage to our company.

  Also includes miscellaneous personal expenses, such as courier charges.

  Prior to the LMC Split-Off, we owned an apartment in New York City which was primarily used for business purposes. The apartment was assigned to Liberty Media in the LMC Split-Off and later the LMC Spin-Off. Mr. Malone makes use of this apartment and a company car and driver for personal reasons. From time to time, we also pay the cost of miscellaneous shipping and catering expenses for Mr. Malone.

(7)
Also includes $17,160 in matching contributions allocated to our company with respect to the Liberty Media 401(k) Savings Plan.

(8)
Also includes $5,982 in health insurance premiums allocated to our company for the benefit of Mr. Malone.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information as of December 31, 2014 with respect to shares of our common stock authorized for issuance under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders:
Liberty Interactive Corporation 2000 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended			—	(2)
QVCA	1,463,136	$8.00
QVCB	398,221	$16.51
LVNTA	29,253	$16.10
LVNTB	100,969	$16.82
Liberty Interactive Corporation 2002 Nonemployee Director Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended			—	(3)
QVCA	140,414	$11.96
QVCB	—	—
LVNTA	38,522	$11.34
LVNTB	—	—
Liberty Interactive Corporation 2007 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended			—	(4)
QVCA	3,335,652	$13.33
QVCB	—	—
LVNTA	99,719	$10.30
LVNTB	—	—
Liberty Interactive Corporation 2010 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended			12,982,237	(5)(6)
QVCA	16,291,721	$19.17
QVCB	646,352	$29.87
LVNTA	3,303,240	$18.95
LVNTB	1,406,463	$37.63
Liberty Interactive Corporation 2011 Nonemployee Director Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended			827,920	(6)
QVCA	25,505	$23.18
QVCB	—	—
LVNTA	8,142	$30.60
LVNTB	—	—
Liberty Interactive Corporation 2012 Incentive Plan (Amended and Restated as of March 31, 2015)			38,548,202	(6)
QVCA	3,643,497	$17.74
QVCB	—	—
LVNTA	517,704	$22.31
LVNTB	—	—
Equity compensation plans not approved by security holders: None.
Total
QVCA	24,899,925

QVCB	1,044,573

LVNTA	3,996,580

LVNTB	1,507,432

			52,358,359

(1)
Each plan permits grants of, or with respect to, shares of any series of our common stock, subject to a single aggregate limit.

(2)
The Liberty Interactive Corporation 2000 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended, expired on December 6, 2010 and, as a result, no further grants are permitted under this plan.

(3)
The Liberty Interactive Corporation 2002 Nonemployee Director Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended, expired on December 17, 2012 and, as a result, no further grants are permitted under this plan.

(4)
The Liberty Interactive Corporation 2007 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended, expired on June 30, 2012 and, as a result, no further grants are permitted under this plan.

(5)
The Liberty Interactive Corporation 2010 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended, expired on February 23, 2015 and, as a result, no further grants are permitted under this plan.

(6)
As of December 31, 2014, the number of securities available for future issuance under such equity compensation plan had not been adjusted to give effect to the Reattribution.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Under our Code of Business Conduct and Ethics and Corporate Governance Guidelines, if a director or executive officer has an actual or potential conflict of interest (which includes being a party to a proposed "related party transaction" (as defined by Item 404 of Regulation S-K)), the director or executive officer should promptly inform the person designated by our board to address such actual or potential conflicts. No related party transaction may be effected by our company without the approval of the audit committee of our board or another independent body of our board designated to address such actual or potential conflicts.

Agreements Entered into in Connection with the Liberty TripAdvisor Spin-Off

        In connection with the Liberty TripAdvisor Spin-Off, our company and Liberty TripAdvisor entered into the agreements described below.

  Reorganization Agreement

        On August 15, 2014, Liberty Interactive entered into a reorganization agreement with Liberty TripAdvisor to provide for, among other things, the principal corporate transactions (including the internal restructuring) required to effect the Liberty TripAdvisor Spin-Off, certain conditions to the Liberty TripAdvisor Spin-Off and provisions governing the relationship between Liberty Interactive and Liberty TripAdvisor with respect to and resulting from the Liberty TripAdvisor Spin-Off. The reorganization agreement also provides for mutual indemnification obligations, which are designed to make Liberty TripAdvisor financially responsible for substantially all of the liabilities that may exist relating to the businesses included in Liberty TripAdvisor at the time of the Liberty TripAdvisor Spin-Off together with certain other specified liabilities, as well as for all liabilities incurred by Liberty TripAdvisor after the Liberty TripAdvisor Spin-Off, and to make Liberty Interactive financially responsible for all potential liabilities of Liberty TripAdvisor which are not related to its businesses, including, for example, any liabilities arising as a result of Liberty TripAdvisor having been Liberty Interactive's subsidiary, together with certain other specified liabilities. These indemnification obligations exclude any matters relating to taxes. For a description of the allocation of tax-related obligations, please see "—Tax Sharing Agreement" below.

        In addition, the reorganization agreement provides for each of Liberty Interactive and Liberty TripAdvisor to preserve the confidentiality of all confidential or proprietary information of the other party for five years following the Liberty TripAdvisor Spin-Off, subject to customary exceptions, including disclosures required by law, court order or government regulation.

  Tax Sharing Agreement

        On August 27, 2014, Liberty Interactive and Liberty TripAdvisor entered into a tax sharing agreement, as amended, which generally allocates certain taxes, tax items, and tax-related losses between Liberty Interactive and Liberty TripAdvisor. For purposes of this summary, references to the "Liberty TripAdvisor group" mean, with respect to any tax year (or portion thereof) ending at or before the effective time of the Liberty TripAdvisor Spin-Off, Liberty TripAdvisor and each of its subsidiaries at the effective time of the Liberty TripAdvisor Spin-Off, and with respect to any tax year (or portion thereof) beginning after the effective time of the Liberty TripAdvisor Spin-Off, Liberty TripAdvisor and its subsidiaries during such tax year (or portion thereof); and references to the "Liberty Interactive group" mean, with respect to any tax year (or portion thereof), Liberty Interactive and its subsidiaries, other than any person that is a member of the Liberty TripAdvisor group during such tax year (or portion thereof).

        Generally, under the tax sharing agreement, (i) Liberty Interactive will be allocated all taxes attributable to the members of the Liberty Interactive group, and all taxes attributable to the members of the Liberty TripAdvisor group for a pre- Liberty TripAdvisor-Spin-Off period, that are reported on any consolidated, combined or unitary tax return that includes one or more members of the Liberty Interactive group and one or more members of the Liberty TripAdvisor group, and (ii) each of Liberty Interactive and Liberty TripAdvisor will be allocated all taxes attributable to the members of its respective group that are reported on any tax return (including any consolidated, combined or unitary tax return) that includes only the members of its respective group. Notwithstanding the foregoing, Liberty Interactive will be allocated any taxes and tax-related losses resulting from the Liberty TripAdvisor Spin-Off and related restructuring transactions, except that Liberty TripAdvisor will be allocated any such taxes or tax-related losses that (i) result primarily from, individually or in the aggregate, a breach by Liberty TripAdvisor of any of its restrictive covenants relating to the Liberty TripAdvisor Spin-Off and related restructuring transactions, or (ii) result from Section 355(e) of the Code applying to the Liberty TripAdvisor Spin-Off as a result of the Liberty TripAdvisor Spin-Off being part of a plan (or series of related transactions) pursuant to which one or more persons acquire a 50-percent or greater interest (by vote or value) in the stock of Liberty TripAdvisor.

        The parties must indemnify each other for taxes and losses allocated to them under the tax sharing agreement and for taxes and losses arising from a breach by them of their respective covenants and obligations under the tax sharing agreement. The tax sharing agreement also provides for the agreements between the parties related to the filing of tax returns, control of tax audits, cooperation on tax matters, retention of tax records, and other tax matters.

        These descriptions are qualified in their entirety by reference to the full text of the reorganization agreement and the tax sharing agreement, which are filed as Exhibits 2.1 and 10.1 to Liberty Interactive's Current Report on Form 8-K filed with the SEC on September 3, 2014.

 STOCKHOLDER PROPOSALS

        This proxy statement relates to our annual meeting of stockholders for the calendar year 2015 which will take place on June 2, 2015. Based solely on the date of our 2015 annual meeting and the date of this proxy statement, (i) a stockholder proposal must be submitted in writing to our Corporate Secretary and received at our executive offices at 12300 Liberty Boulevard, Englewood, Colorado 80112, by the close of business on [    •    ] in order to be eligible for inclusion in our proxy materials for the annual meeting of stockholders for the calendar year 2016 (the 2016 annual meeting), and (ii) a stockholder proposal, or any nomination by stockholders of a person or persons for election to the board of directors, must be received at our executive offices at the foregoing address not earlier than March 4, 2016 and not later than April 3, 2016 to be considered for presentation at the 2016 annual meeting. We currently anticipate that the 2016 annual meeting will be held during the second quarter of 2016. If the 2016 annual meeting takes place more than 30 days before or 30 days after June 2, 2016 (the anniversary of the 2015 annual meeting), a stockholder proposal, or any nomination by stockholders of a person or persons for election to the board of directors, will instead be required to be received at our executive offices at the foregoing address not later than the close of business on the tenth day following the first day on which notice of the date of the 2016 annual meeting is communicated to stockholders or public disclosure of the date of the 2016 annual meeting is made, whichever occurs first, in order to be considered for presentation at the 2016 annual meeting.

        All stockholder proposals for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, our charter and bylaws and Delaware law.

ADDITIONAL INFORMATION

        We file periodic reports, proxy materials and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. You may also inspect such filings on the Internet website maintained by the SEC at www.sec.gov. Additional information can also be found on our website at www.libertyinteractive.com. (Information contained on any website referenced in this proxy statement is not incorporated by reference in this proxy statement.) If you would like to receive a copy of our Annual Report on Form 10-K for the year ended December 31, 2014, or any of the exhibits listed therein, please call or submit a request in writing to Investor Relations, Liberty Interactive Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Tel. No. (877) 772-1518, and we will provide you with the Annual Report without charge, or any of the exhibits listed therein upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits).

Annex A

RESTATED CERTIFICATE OF INCORPORATION
OF LIBERTY INTERACTIVE CORPORATION

        LIBERTY INTERACTIVE CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          (1)   The present name of the Corporation is Liberty Interactive Corporation. The original Certificate of Incorporation of the Corporation was filed on February 28, 2006. The name under which the Corporation was originally incorporated is Liberty Media Holding Corporation.

          (2)   This Restated Certificate of Incorporation restates and further amends the Restated Certificate of Incorporation of the Corporation, as filed on August 9, 2012.

          (3)   This Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

          (4)   This Restated Certificate of Incorporation will become effective upon its filing with the Secretary of State of the State of Delaware.

          (5)   Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, the text of the Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

 ARTICLE I

NAME

        The name of the corporation is Liberty Interactive Corporation (the "Corporation").

ARTICLE II

REGISTERED OFFICE

        The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is the Corporation Service Company.

ARTICLE III

PURPOSE

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (as the same may be amended from time to time, "DGCL").

ARTICLE IV

AUTHORIZED STOCK

        The total number of shares of capital stock which the Corporation will have authority to issue is eight billion, six hundred seven million five hundred thousand (8,607,500,000) shares, which will be divided into the following classes:

          (a)   eight billion five hundred fifty-seven million five hundred thousand (8,557,500,000) shares will be of a class designated Common Stock, par value $0.01 per share ("Common Stock"), such class to be divided in series as provided in Section A of this Article IV; and

          (b)   fifty million (50,000,000) shares will be of a class designated Preferred Stock, par value $0.01 per share ("Preferred Stock"), such class to be issuable in series as provided in Section B of this Article IV.

        Upon this Certificate becoming effective pursuant to the DGCL (the "Effective Time"), (i) each share of Series A Liberty Interactive Common Stock, par value $0.01 per share ("Old Series A Liberty Interactive Common Stock"), authorized or issued and outstanding immediately prior to the Effective Time, shall automatically be reclassified as one (1) share of Series A QVC Group Common Stock, par value $0.01 per share, without any action of the holder thereof, and (ii) each share of Series B Liberty Interactive Common Stock, par value $0.01 per share ("Old Series B Liberty Interactive Common Stock" and together with the Old Series A Liberty Interactive Common Stock, the "Old Liberty Interactive Common Stock"), authorized or issued and outstanding immediately prior to the Effective Time, shall automatically be reclassified as one (1) share of Series B QVC Group Common Stock, par value $0.01 per share, without any action of the holder thereof, in each case, as of the Effective Time. Until surrendered, each stock certificate that, immediately prior to the Effective Time, represented shares of the Old Series A Liberty Interactive Common Stock or Old Series B Liberty Interactive Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the shares of the Series A QVC Group Common Stock or Series B QVC Group Common Stock, respectively, into which the shares of Old Liberty Interactive Common Stock were reclassified, as applicable.

        The description of the Common Stock and the Preferred Stock of the Corporation, and the relative rights, preferences and limitations thereof, or the method of fixing and establishing the same, are as hereinafter in this Article IV set forth:

SECTION A

COMMON STOCK

1.     General.

        Four billion (4,000,000,000) shares of Common Stock will be of a series designated Series A QVC Group Common Stock (the "Series A QVC Group Common Stock"), one hundred fifty million (150,000,000) shares of Common Stock will be of a series designated Series B QVC Group Common Stock (the "Series B QVC Group Common Stock"), and four billion (4,000,000,000) shares of Common Stock will be of a series designated as Series C QVC Group Common Stock (the "Series C QVC Group Common Stock" and together with the Series A QVC Group Common Stock and the Series B QVC Group Common Stock, the "QVC Group Common Stock"). Two hundred million (200,000,000) shares of Common Stock will be of a series designated Series A Liberty Ventures Common Stock (the "Series A Liberty Ventures Common Stock"), seven million five hundred thousand (7,500,000) shares of Common Stock will be of a series designated Series B Liberty Ventures Common Stock (the "Series B Liberty Ventures Common Stock"), and two hundred million (200,000,000) shares of Common Stock will be of a series designated as Series C Liberty Ventures Common Stock (the "Series C Liberty Ventures Common Stock" and together with the Series A Liberty Ventures Common Stock and the Series B Liberty Ventures Common Stock, the "Liberty Ventures Common Stock").

2.     QVC Group Common Stock and Liberty Ventures Common Stock.

        Each share of Series A QVC Group Common Stock, Series B QVC Group Common Stock and Series C QVC Group Common Stock will, except as otherwise provided in this Section A.2., be identical in all respects and will have equal rights, powers and privileges.

        Each share of Series A Liberty Ventures Common Stock, Series B Liberty Ventures Common Stock and Series C Liberty Ventures Common Stock will, except as otherwise provided in this Section A.2., be identical in all respects and will have equal rights, powers and privileges.

        (a)    Voting Powers.

        (i)    Series A QVC Group Common Stock, Series B QVC Group Common Stock, Series A Liberty Ventures Common Stock and Series B Liberty Ventures Common Stock.    Holders of Series A QVC Group Common Stock will be entitled to one vote for each share of such stock held of record, holders of Series B QVC Group Common Stock will be entitled to ten votes for each share of such stock held of record, holders of Series A Liberty Ventures Common Stock will be entitled to one vote for each share of such stock held of record and holders of Series B Liberty Ventures Common Stock will be entitled to ten votes for each share of such stock held of record, upon all matters that may be submitted to a vote of stockholders of the Corporation (regardless of whether such holders are voting together with the holders of all Voting Securities, or as a separate class with the holders of one or more series of Common Stock, or as a separate series of Common Stock, or otherwise).

        (ii)    Series C QVC Group Common Stock and Series C Liberty Ventures Common Stock.    Holders of Series C QVC Group Common Stock and holders of Series C Liberty Ventures Common Stock will not be entitled to any voting powers, except as (and then only to the extent) required by the laws of the State of Delaware. If a vote of the holders of Series C QVC Group Common Stock or Series C Liberty Ventures Common Stock should at any time be required by the laws of the State of Delaware on any matter, the holders of Series C QVC Group Common Stock or Series C Liberty Ventures Common Stock, as applicable, will be entitled to 1/100th of a vote on such matter for each share held of record.

        (iii)    Voting Generally.    Except (A) as may otherwise be provided in this Certificate, (B) as may otherwise be required by the laws of the State of Delaware or (C) as may otherwise be provided in any Preferred Stock Designation, the holders of shares of Series A QVC Group Common Stock, the holders of shares of Series B QVC Group Common Stock, the holders of shares of Series A Liberty Ventures Common Stock, the holders of shares of Series B Liberty Ventures Common Stock and the holders of shares of each series of Preferred Stock that is designated as a Voting Security and is entitled to vote thereon in accordance with the terms of the applicable Preferred Stock Designation will vote as one class with respect to the election of directors and with respect to all other matters to be voted on by stockholders of the Corporation (including, without limitation and irrespective of the provisions of Section 242(b)(2) of the DGCL, any proposed amendment to this Certificate that (i) would increase (x) the number of authorized shares of Common Stock or any series thereof, (y) the number of authorized shares of Preferred Stock or any series thereof or (z) the number of authorized shares of any other class or series of capital stock of the Corporation hereafter established, or (ii) decrease (x) the number of authorized shares of Common Stock or any series thereof, (y) the number of authorized shares of Preferred Stock or any series thereof or (z) the number of authorized shares of any other class or series of capital stock of the Corporation hereafter established (but, in each case, not below the number of shares of such class or series of capital stock (as the case may be) then outstanding)), and no separate class or series vote of the holders of shares of any class or series of capital stock of the Corporation will be required for the approval of any such matter. In the event the holders of the Series C QVC Group Common Stock and/or the holders of the Series C Liberty Ventures Common Stock are entitled to vote on any matter that may be submitted to a vote of stockholders of the Corporation, such holders will vote as one class with all other stockholders of the Corporation entitled to vote on such matter, unless otherwise required by this Certificate, the laws of the State of Delaware or any Preferred Stock Designation.

        (iv)    Special Voting Rights in Connection with Dispositions.    (A) If the Board of Directors, at its election, determines to seek the approval of the holders of QVC Group Voting Securities entitled to vote thereon to classify a proposed QVC Group Disposition as an Exempt QVC Group Disposition, then such proposed QVC Group Disposition will constitute an Exempt QVC Group Disposition if approved by the holders of record, as of the record date for the meeting at which such vote is taken, of QVC Group Voting Securities representing a majority of the aggregate voting power of QVC Group Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class.

          (B)  If the Board of Directors, at its election, determines to seek the approval of the holders of Liberty Ventures Voting Securities entitled to vote thereon to classify a proposed Ventures Group Disposition as an Exempt Ventures Group Disposition, then such proposed Ventures Group Disposition will constitute an Exempt Ventures Group Disposition if approved by the holders of record, as of the record date for the meeting at which such vote is taken, of Liberty Ventures Voting Securities representing a majority of the aggregate voting power of Liberty Ventures Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class.

          (C)  Any vote taken pursuant to clause (A) or (B) of this paragraph (a)(iv) will be in addition to, and not in lieu of, any vote of the stockholders of the Corporation required pursuant to Article IX of this Certificate or the DGCL to be taken with respect to the applicable Disposition.

        (v)    Special Voting Rights in Connection with Certain Redemptions.    (A) If the Corporation proposes to redeem outstanding shares of QVC Group Common Stock for securities of a Subsidiary pursuant to paragraph (e)(i) of this Section A.2., such redemption will be subject to, and will not be undertaken unless, the Corporation has received the approval of the holders of record, as of the record date for the meeting at which such vote is taken, of QVC Group Voting Securities representing a majority of the aggregate voting power of QVC Group Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class (a "QVC Group Redemption Stockholder Approval").

          (B)  If the Corporation proposes to redeem outstanding shares of Liberty Ventures Common Stock for securities of a Subsidiary pursuant to paragraph (f)(i) of this Section A.2., such redemption will be subject to, and will not be undertaken unless, the Corporation has received the approval of the holders of record, as of the record date for the meeting at which such vote is taken, of Liberty Ventures Voting Securities representing a majority of the aggregate voting power of Liberty Ventures Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class (a "Ventures Group Redemption Stockholder Approval").

          (C)  Any vote taken pursuant to clause (A) or (B) of this paragraph (a)(v) will be in addition to, and not in lieu of, any vote of the stockholders of the Corporation required by the DGCL to be taken with respect to the applicable redemption.

        (b)    Conversion Rights.

        (i) (A)    Conversion of Series B QVC Group Common Stock into Series A QVC Group Common Stock; Other.     Each share of Series B QVC Group Common Stock will be convertible at any time, at the option of the holder thereof, into one fully paid and non-assessable share of Series A QVC Group Common Stock. Any such conversion may be effected by any holder of Series B QVC Group Common Stock by surrendering such holder's certificate or certificates representing the Series B QVC Group Common Stock to be converted, duly endorsed, at the principal office of the Corporation or any transfer agent for the Series B QVC Group Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified whole number of shares of Series B QVC Group Common Stock represented by such certificate or certificates and stating the name or names in which such holder desires the certificate or certificates representing shares of Series A QVC Group Common Stock to be issued and, if less than all of the shares of Series B QVC

Group Common Stock represented by one certificate are to be converted, the name or names in which such holder desires the certificate or certificates representing the unconverted shares of Series B QVC Group Common Stock to be issued. Any certificate representing shares surrendered for conversion in accordance with this paragraph will, if so required by the Corporation or its transfer agent, be accompanied by instruments of transfer, in form satisfactory to the Corporation or its transfer agent, duly executed by the holder of such shares or the duly authorized representative of such holder, and will, if required by the next succeeding paragraph, be accompanied by payment, or evidence of payment, of applicable issue or transfer taxes. Promptly thereafter, the Corporation will issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates representing the number of shares of Series A QVC Group Common Stock to which such holder will be entitled as herein provided. If less than all of the shares of Series B QVC Group Common Stock represented by any one certificate are to be converted, the Corporation will issue and deliver to such holder or such holder's nominee or nominees a new certificate representing the shares of Series B QVC Group Common Stock not converted. Such conversion will be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates, notice and, if required, instruments of transfer and payment or evidence of payment of taxes referred to above, and the Person or Persons entitled to receive the Series A QVC Group Common Stock issuable on such conversion will be treated for all purposes as the record holder or holders of such Series A QVC Group Common Stock on that date. A number of shares of Series A QVC Group Common Stock equal to the number of shares of Series B QVC Group Common Stock outstanding from time to time will be set aside and reserved for issuance upon conversion of shares of Series B QVC Group Common Stock as provided herein. Shares of Series A QVC Group Common Stock and shares of Series C QVC Group Common Stock will not be convertible at the option of the holder into shares of any other series of Common Stock.

        The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of a certificate or certificates representing shares of QVC Group Common Stock on conversion of shares of Series B QVC Group Common Stock pursuant to this paragraph (b)(i)(A). The Corporation will not, however, be required to pay any tax that may be payable in respect of any issue or delivery of a certificate or certificates representing any shares of QVC Group Common Stock in a name other than that in which the shares of Series B QVC Group Common Stock so converted were registered and no such issue or delivery will be made unless and until the person requesting the same has paid to the Corporation or its transfer agent the amount of any such tax or has established to the satisfaction of the Corporation or its transfer agent that such tax has been paid.

        QVC Group Common Stock will be convertible at the option of the Corporation, in whole or in part, in accordance with the other provisions of this Section A.2.

          (B)    Conversion of Series B Liberty Ventures Common Stock into Series A Liberty Ventures Common Stock; Other.    Each share of Series B Liberty Ventures Common Stock will be convertible at any time, at the option of the holder thereof, into one fully paid and non-assessable share of Series A Liberty Ventures Common Stock. Any such conversion may be effected by any holder of Series B Liberty Ventures Common Stock by surrendering such holder's certificate or certificates representing the Series B Liberty Ventures Common Stock to be converted, duly endorsed, at the principal office of the Corporation or any transfer agent for the Series B Liberty Ventures Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified whole number of shares of Series B Liberty Ventures Common Stock represented by such certificate or certificates and stating the name or names in which such holder desires the certificate or certificates representing shares of Series A Liberty Ventures Common Stock to be issued and, if less than all of the shares of Series B Liberty Ventures Common Stock represented by one certificate are to be converted, the name or names in which such holder desires the certificate or certificates representing the unconverted shares of Series B Liberty Ventures Common Stock to be issued. Any certificate representing shares surrendered for conversion in accordance with this paragraph will, if so required by the Corporation or its transfer agent, be accompanied by instruments of transfer, in form satisfactory to the Corporation or its transfer agent, duly executed by the holder of such shares or the duly authorized representative of such holder, and will, if required by the next succeeding paragraph, be accompanied by payment, or evidence of payment, of applicable issue or transfer taxes. Promptly thereafter, the Corporation will issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates representing the number of shares of Series A Liberty Ventures Common Stock to which such holder will be entitled as herein provided. If less than all of the shares of Series B Liberty Ventures Common Stock represented by any one certificate are to be converted, the Corporation will issue and deliver to such holder or such holder's nominee or nominees a new certificate representing the shares of Series B Liberty Ventures Common Stock not converted. Such conversion will be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates, notice and, if required, instruments of transfer and payment or evidence of payment of taxes referred to above, and the Person or Persons entitled to receive the Series A Liberty Ventures Common Stock issuable on such conversion will be treated for all purposes as the record holder or holders of such Series A Liberty Ventures Common Stock on that date. A number of shares of Series A Liberty Ventures Common Stock equal to the number of shares of Series B Liberty Ventures Common Stock outstanding from time to time will be set aside and reserved for issuance upon conversion of shares of Series B Liberty Ventures Common Stock as provided herein. Shares of Series A Liberty Ventures Common Stock and shares of Series C Liberty Ventures Common Stock will not be convertible at the option of the holder into shares of any other series of Common Stock.

        The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of a certificate or certificates representing shares of Liberty Ventures Common Stock on conversion of shares of Series B Liberty Ventures Common Stock pursuant to this paragraph (b)(i)(B). The Corporation will not, however, be required to pay any tax that may be payable in respect of any issue or delivery of a certificate or certificates representing any shares of Liberty Ventures Common Stock in a name other than that in which the shares of Series B Liberty Ventures Common Stock so converted were registered and no such issue or delivery will be made unless and until the person requesting the same has paid to the Corporation or its transfer agent the amount of any such tax or has established to the satisfaction of the Corporation or its transfer agent that such tax has been paid.

        Liberty Ventures Common Stock will be convertible at the option of the Corporation, in whole or in part, in accordance with the other provisions of this Section A.2.

        (ii)    Conversion of Liberty Ventures Common Stock into QVC Group Common Stock at the Option of the Corporation.

          (A)  At the option of the Corporation, exercisable at any time by resolution of its Board of Directors: (I) each share of Series A Liberty Ventures Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series A QVC Group Common Stock equal to the Ventures/QVC Group Optional Conversion Ratio, (II) each share of Series B Liberty Ventures Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series B QVC Group Common Stock equal to the Ventures/QVC Group Optional Conversion Ratio, and (III) each share of Series C Liberty Ventures Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series C QVC Group Common Stock equal to the Ventures/QVC Group Optional Conversion Ratio.

          (B)  For purposes of this paragraph (b)(ii), the "Ventures/QVC Group Optional Conversion Ratio" means the amount (calculated to the nearest five decimal places) obtained by dividing (I) the Average Market Value of the Liberty Ventures Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date, by (II) the Average Market Value of the QVC Group Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date.

          (C)  If the Corporation determines to convert shares of Liberty Ventures Common Stock into QVC Group Common Stock pursuant to this paragraph (b)(ii), such conversion will occur on a Ventures Group Conversion Date on or prior to the 45th day following the Determination Date and will otherwise be effected in accordance with the provisions of paragraph (f)(iv) of this Section A.2. If the Corporation determines not to undertake such conversion following the determination of the Ventures/QVC Group Optional Conversion Ratio, the Corporation may at any time thereafter establish a new Determination Date, in which event the Ventures/QVC Group Optional Conversion Ratio will be recalculated as of such new Determination Date and, if the Corporation determines to convert shares of Liberty Ventures Common Stock into shares of QVC Group Common Stock, a new Ventures Group Conversion Date will be established, in each case, in accordance with this paragraph (b)(ii).

          (D)  The Corporation will not convert shares of a series of Liberty Ventures Common Stock into shares of QVC Group Common Stock pursuant to this paragraph (b)(ii) without converting all outstanding shares of each series of Liberty Ventures Common Stock into shares of QVC Group Common Stock, in each case, in accordance with this paragraph (b)(ii).

        (iii)    Conversion of QVC Group Common Stock into Liberty Ventures Common Stock at the Option of the Corporation.

          (A)  At the option of the Corporation, exercisable at any time by resolution of its Board of Directors: (I) each share of Series A QVC Group Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Ventures Common Stock equal to the QVC Group/Ventures Group Optional Conversion Ratio, (II) each share of Series B QVC Group Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Ventures Common Stock equal to the QVC Group/Ventures Group Optional Conversion Ratio, and (III) each share of Series C QVC Group Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Ventures Common Stock equal to the QVC Group/Ventures Group Optional Conversion Ratio.

          (B)  For purposes of this paragraph (b)(iii), the "QVC Group/Ventures Group Optional Conversion Ratio" means the amount (calculated to the nearest five decimal places) obtained by dividing (I) the Average Market Value of the QVC Group Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date, by (II) the Average Market Value of the Liberty Ventures Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date.

          (C)  If the Corporation determines to convert shares of QVC Group Common Stock into Liberty Ventures Common Stock pursuant to this paragraph (b)(iii), such conversion will occur on a QVC Group Conversion Date on or prior to the 45th day following the Determination Date and will otherwise be effected in accordance with the provisions of paragraph (e)(iv) of this Section A.2. If the Corporation determines not to undertake such conversion following the determination of the QVC Group/Ventures Group Optional Conversion Ratio, the Corporation may at any time thereafter establish a new Determination Date, in which event the QVC Group/Ventures Group Optional Conversion Ratio will be recalculated as of such new Determination Date and, if the Corporation determines to convert shares of QVC Group Common Stock into shares of Liberty Ventures Common Stock, a new QVC Group Conversion Date will be established, in each case, in accordance with this paragraph (b)(iii).

          (D)  The Corporation will not convert shares of a series of QVC Group Common Stock into shares of Liberty Ventures Common Stock pursuant to this paragraph (b)(iii) without converting all outstanding shares of each series of QVC Group Common Stock into shares of Liberty Ventures Common Stock, in each case, in accordance with this paragraph (b)(iii).

        (c)    Dividends Generally.

        (i)    Dividends on QVC Group Common Stock.    Subject to the applicable terms of any Preferred Stock Designation, dividends on the QVC Group Common Stock may be declared and paid only out of the lesser of (A) assets of the Corporation legally available therefor and (B) the QVC Group Available Dividend Amount. Whenever a dividend, other than a dividend that consists of a Share Distribution, is paid to the holders of one or more series of QVC Group Common Stock, the Corporation will also pay to the holders of each other series of QVC Group Common Stock a dividend per share equal to the dividend per share paid to the holders of such first one or more series of QVC Group Common Stock, such that the dividend paid on each share of QVC Group Common Stock, regardless of series, is the same. Whenever a dividend that consists of a Share Distribution is paid to the holders of one or more series of QVC Group Common Stock, the Corporation will also pay a dividend that consists of a Share Distribution to the holders of each other series of QVC Group Common Stock as provided in paragraph (d)(i) of this Section A.2.

        If the QVC Group Outstanding Interest Fraction is less than one (1) on the record date for any dividend, including a dividend that consists of a Share Distribution, with respect to the QVC Group Common Stock, then concurrently with the payment of any dividend on the outstanding shares of QVC Group Common Stock:

          (A)  if such dividend consists of cash, securities (other than shares of QVC Group Common Stock or Liberty Ventures Common Stock) or other assets, at the election of the Board of Directors, the Corporation will (I) attribute (a "QVC Group Inter-Group Dividend") to the Ventures Group an aggregate amount of cash, securities or other assets, or a combination thereof (the "QVC Group Inter-Group Dividend Amount"), with a Fair Value equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest as of the record date for such dividend, by (y) the per share Fair Value of such dividend payable to the holders of outstanding shares of QVC Group Common Stock, as determined by the Board of Directors or (II) increase the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the QVC Group Inter-Group Dividend Amount, by (y) the Fair Value of the QVC Group Reference Share as of the "ex" date or any similar date for such dividend;

          (B)  if such dividend consists of shares of QVC Group Common Stock, the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest will be increased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest as of the record date for such dividend, by (y) the QVC Group Share Distribution Ratio applicable to such dividend; or

          (C)  if such dividend consists of shares of Liberty Ventures Common Stock, subject to paragraph (d)(i)(B), the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest will be decreased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by adding (I) the number of shares of Liberty Ventures Common Stock distributed to holders of QVC Group Common Stock, plus (II) the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest as of the record date for such dividend, by (y) the Ventures Group Share Distribution Ratio applicable to such dividend.

        In the case of a dividend paid pursuant to clause (D) of paragraph (e)(ii) of this Section A.2. in connection with a QVC Group Disposition, the QVC Group Inter-Group Dividend Amount may be increased, at the election of the Board of Directors, by the aggregate amount of the dividend that would have been payable with respect to the shares of QVC Group Common Stock converted into Liberty Ventures Common Stock in connection with such QVC Group Disposition if such shares were not so converted and received the same dividend per share as the other shares of QVC Group Common Stock received in connection with such QVC Group Disposition.

        A QVC Group Inter-Group Dividend may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash, securities or other assets, or a combination thereof, and may be payable in kind or otherwise.

        (ii)    Dividends on Liberty Ventures Common Stock.    Subject to the applicable terms of any Preferred Stock Designation, dividends on the Liberty Ventures Common Stock may be declared and paid only out of the lesser of (A) assets of the Corporation legally available therefor and (B) the Ventures Group Available Dividend Amount. Whenever a dividend, other than a dividend that consists of a Share Distribution, is paid to the holders of one or more series of Liberty Ventures Common Stock, the Corporation will also pay to the holders of each other series of Liberty Ventures Common Stock a dividend per share equal to the dividend per share paid to the holders of such first one or more series of Liberty Ventures Common Stock, such that the dividend paid on each share of Liberty Ventures Common Stock, regardless of series, is the same. Whenever a dividend that consists of a Share Distribution is paid to the holders of one or more series of Liberty Ventures Common Stock, the Corporation will also pay a dividend that consists of a Share Distribution to the holders of each other series of Liberty Ventures Common Stock as provided in paragraph (d)(ii) of this Section A.2.

        If the Ventures Group Outstanding Interest Fraction is less than one (1) on the record date for any dividend, including a dividend that consists of a Share Distribution, with respect to the Liberty Ventures Common Stock, then concurrently with the payment of any dividend on the outstanding shares of Liberty Ventures Common Stock:

          (A)  if such dividend consists of cash, securities (other than shares of Liberty Ventures Common Stock or QVC Group Common Stock) or other assets, at the election of the Board of Directors, the Corporation will (I) attribute (a "Ventures Group Inter-Group Dividend") to the QVC Group an aggregate amount of cash, securities or other assets, or a combination thereof (the "Ventures Group Inter-Group Dividend Amount"), with a Fair Value equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest as of the record date for such dividend, by (y) the per share Fair Value of such dividend payable to the holders of outstanding shares of Liberty Ventures Common Stock, as determined by the Board of Directors or (II) increase the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the Ventures Group Inter-Group Dividend Amount, by (y) the Fair Value of the Liberty Ventures Reference Share as of the "ex" date or any similar date for such dividend;

          (B)  if such dividend consists of shares of Liberty Ventures Common Stock, the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest will be increased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest as of the record date for such dividend, by (y) the Ventures Group Share Distribution Ratio applicable to such dividend; or

          (C)  if such dividend consists of shares of QVC Group Common Stock, subject to paragraph (d)(ii)(B), the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest will be decreased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by adding (I) the number of shares of QVC Group Common Stock distributed to holders of Liberty Ventures Common Stock, plus (II) the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest as of the record date for such dividend, by (y) the QVC Group Share Distribution Ratio applicable to such dividend.

        In the case of a dividend paid pursuant to clause (D) of paragraph (f)(ii) of this Section A.2. in connection with a Ventures Group Disposition, the Ventures Group Inter-Group Dividend Amount may be increased, at the election of the Board of Directors, by the aggregate amount of the dividend that would have been payable with respect to the shares of Liberty Ventures Common Stock converted into QVC Group Common Stock in connection with such Ventures Group Disposition if such shares were not so converted and received the same dividend per share as the other shares of Liberty Ventures Common Stock received in connection with such Ventures Group Disposition.

        A Ventures Group Inter-Group Dividend may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash, securities or other assets, or a combination thereof, and may be payable in kind or otherwise.

        (iii)    Discrimination Between or Among Series of Common Stock.    Subject to the provisions of paragraphs (c) and (d) of this Section A.2., the Board of Directors will have the authority and discretion to declare and pay (or to refrain from declaring and paying) dividends, including, without limitation, dividends consisting of Share Distributions, on outstanding shares of QVC Group Common Stock or Liberty Ventures Common Stock, or all such series, and in equal or unequal amounts, or only on the QVC Group Common Stock or the Liberty Ventures Common Stock (subject to applicable law), notwithstanding the relationship between or among the QVC Group Available Dividend Amount and the Ventures Group Available Dividend Amount, or the respective amounts of prior dividends declared on, or the liquidation rights of, the QVC Group Common Stock or the Liberty Ventures Common Stock, or any other factor.

        (d)    Share Distributions.

        (i)    Distributions on Series A QVC Group Common Stock, Series B QVC Group Common Stock and Series C QVC Group Common Stock.    If at any time a Share Distribution is to be made with respect to the Series A QVC Group Common Stock, Series B QVC Group Common Stock or Series C QVC Group Common Stock, then, in addition to the applicable requirements of paragraph (c)(i) of this Section A.2., such Share Distribution may be declared and paid only as follows:

          (A)  a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series A QVC Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A QVC Group Common Stock) may be declared and paid to holders of Series A QVC Group Common Stock, Series B QVC Group Common Stock and Series C QVC Group Common Stock, on an equal per share basis; or (II) shares of Series C QVC Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C QVC Group Common Stock) may be declared and paid to holders of Series A QVC Group Common Stock, Series B QVC Group Common Stock and Series C QVC Group Common Stock, on an equal per share basis; or (III) shares of Series A QVC Group

  Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A QVC Group Common Stock) may be declared and paid to holders of Series A QVC Group Common Stock, shares of Series B QVC Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B QVC Group Common Stock) may be declared and paid to holders of Series B QVC Group Common Stock and shares of Series C QVC Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C QVC Group Common Stock) may be declared and paid to holders of Series C QVC Group Common Stock, in each case, on an equal per share basis;

          (B)  a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series A Liberty Ventures Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Ventures Common Stock) may be declared and paid to holders of Series A QVC Group Common Stock, Series B QVC Group Common Stock and Series C QVC Group Common Stock, on an equal per share basis; or (II) shares of Series C Liberty Ventures Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Ventures Common Stock) may be declared and paid to holders of Series A QVC Group Common Stock, Series B QVC Group Common Stock and Series C QVC Group Common Stock, on an equal per share basis; or (III) shares of Series A Liberty Ventures Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Ventures Common Stock) may be declared and paid to holders of Series A QVC Group Common Stock, shares of Series B Liberty Ventures Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Ventures Common Stock) may be declared and paid to holders of Series B QVC Group Common Stock and shares of Series C Liberty Ventures Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Ventures Common Stock) may be declared and paid to holders of Series C QVC Group Common Stock, in each case, on an equal per share basis; provided, however, that no such Share Distribution will be declared and paid if the amount obtained by adding (x) the aggregate number of shares of Liberty Ventures Common Stock to be so distributed pursuant to this paragraph (d)(i)(B) (including the number of such shares that would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed pursuant to such Share Distribution), plus (y) the number of shares of Liberty Ventures Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the QVC Group, plus (z) if the QVC Group Outstanding Interest Fraction is less than one (1) on the record date for the Share Distribution, the number of shares of Liberty Ventures Common Stock equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest as of the record date for such Share Distribution, by (II) the Ventures Group Share Distribution Ratio, is greater than the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest; or

          (C)  a Share Distribution consisting of any class or series of securities of the Corporation or any other Person, other than QVC Group Common Stock or Liberty Ventures Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of QVC Group Common Stock or Liberty Ventures Common Stock), may be declared and paid, at the election of the Board of Directors, either on the basis of a distribution of (x) identical securities, on an equal per share basis, to holders of each series of QVC Group Common Stock, (y) separate classes or series of securities, on an equal per share basis, to the holders of each series of QVC Group Common Stock or (z) a separate class or series of securities to the holders of one or more series of QVC Group Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of QVC Group Common Stock; provided, that in the case of clauses (y) and (z), (1) such separate classes or series of securities (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B QVC Group Common Stock receiving the class or series of securities having (or convertible into or exercisable or exchangeable for securities having) the highest relative voting rights and the holders of shares of each other series of QVC Group Common Stock receiving securities of a class or series having (or convertible into or exercisable or exchangeable for securities having) lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A QVC Group Common Stock, the Series B QVC Group Common Stock and the Series C QVC Group Common Stock, and (2) in the event the securities to be received by the holders of shares of QVC Group Common Stock other than the Series B QVC Group Common Stock consist of different classes or series of securities, with each such class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of QVC Group Common Stock (other than the Series B QVC Group Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of the class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) to be received by the holders of each series of QVC Group Common Stock (other than the Series B QVC Group Common Stock) corresponds to the extent practicable to the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of such series of QVC Group Common Stock, as compared to the other series of QVC Group Common Stock (other than the Series B QVC Group Common Stock).

        (ii)    Distributions on Series A Liberty Ventures Common Stock, Series B Liberty Ventures Common Stock and Series C Liberty Ventures Common Stock.    If at any time a Share Distribution is to be made with respect to the Series A Liberty Ventures Common Stock, Series B Liberty Ventures Common Stock or Series C Liberty Ventures Common Stock, then, in addition to the applicable requirements of paragraph (c)(ii) of this Section A.2., such Share Distribution may be declared and paid only as follows:

          (A)  a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series A Liberty Ventures Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Ventures Common Stock) may be declared and paid to holders of Series A Liberty Ventures Common Stock, Series B Liberty Ventures Common Stock and Series C Liberty Ventures Common Stock, on an equal per share basis; or (II) shares of Series C Liberty Ventures Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Ventures Common Stock) may be declared and paid to holders of Series A Liberty Ventures Common Stock, Series B Liberty Ventures Common Stock and Series C Liberty Ventures Common Stock, on an equal per share basis; or (III) shares of Series A Liberty Ventures Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Ventures Common Stock) may be declared and paid to holders of Series A Liberty Ventures Common Stock, shares of Series B Liberty Ventures Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Ventures Common Stock) may be declared and paid to holders of Series B Liberty Ventures Common Stock and shares of Series C Liberty Ventures Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Ventures Common Stock) may be declared and paid to holders of Series C Liberty Ventures Common Stock, in each case, on an equal per share basis;

          (B)  a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series A QVC Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A QVC Group Common Stock) may be declared and paid to holders of Series A Liberty Ventures Common Stock, Series B Liberty Ventures Common Stock and Series C Liberty Ventures Common Stock, on an equal per share basis; or (II) shares of Series C QVC Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C QVC Group Common Stock) may be declared and paid to holders of Series A Liberty Ventures Common Stock, Series B Liberty Ventures Common Stock and Series C Liberty Ventures Common Stock, on an equal per share basis; or (III) shares of Series A QVC Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A QVC Group Common Stock) may be declared and paid to holders of Series A Liberty Ventures Common Stock, shares of Series B QVC Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B QVC Group Common Stock) may be declared and paid to holders of Series B Liberty Ventures Common Stock and shares of Series C QVC Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C QVC Group Common Stock) may be declared and paid to holders of Series C Liberty Ventures Common Stock, in each case, on an equal per share basis; provided, however, that no such Share Distribution will be declared and paid if the amount obtained by adding (x) the aggregate number of shares of QVC Group Common Stock to be so distributed pursuant to this paragraph (d)(ii)(B) (including the number of such shares that would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed pursuant to such Share Distribution), plus (y) the number of shares of QVC Group Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the Ventures Group, plus (z) if the Ventures Group Outstanding Interest Fraction is less than one (1) on the record date for the Share Distribution, the number of shares of QVC Group Common Stock equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest as of the record date for such Share Distribution, by (II) the QVC Group Share Distribution Ratio, is greater than the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest; or

          (C)  a Share Distribution consisting of any class or series of securities of the Corporation or any other Person, other than Liberty Ventures Common Stock or QVC Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Ventures Common Stock or QVC Group Common Stock), may be declared and paid, at the election of the Board of Directors, either on the basis of a distribution of (x) identical securities, on an equal per share basis, to holders of each series of Liberty Ventures Common Stock, (y) separate classes or series of securities, on an equal per share basis, to the holders of each series of Liberty Ventures Common Stock or (z) a separate class or series of securities to the holders of one or more series of Liberty Ventures Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Liberty Ventures Common Stock; provided, that in the case of clauses (y) and (z), (1) such separate classes or series of securities (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty Ventures Common Stock receiving the class or series of securities having (or convertible into or exercisable or exchangeable for securities having) the highest relative voting rights and the holders of shares of each other series of Liberty Ventures Common Stock receiving securities of a class or series having (or convertible into or exercisable or exchangeable for securities having) lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty Ventures Common Stock, the Series B Liberty Ventures Common Stock and the Series C Liberty Ventures Common Stock, and (2) in the event the securities to be received by the holders of shares of Liberty Ventures Common Stock other than the Series B Liberty Ventures Common Stock consist of different classes or series of securities, with each such class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty Ventures Common Stock (other than the Series B Liberty Ventures Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of the class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) to be received by the holders of each series of Liberty Ventures Common Stock (other than the Series B Liberty Ventures Common Stock) corresponds to the extent practicable to the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of such series of Liberty Ventures Common Stock, as compared to the other series of Liberty Ventures Common Stock (other than the Series B Liberty Ventures Common Stock).

        (e)    Redemption and Other Provisions Relating to the QVC Group Common Stock.

        (i)    Redemption for Securities of one or more QVC Group Subsidiaries.    At any time at which a Subsidiary of the Corporation holds, directly or indirectly, assets and liabilities attributed to the QVC Group, the Corporation may, at its option and subject to assets of the Corporation being legally available therefor, but subject (in addition to any other approval of the Corporation's stockholders (or any series thereof) required under the DGCL in respect of such redemption, if any) to the Corporation having received the QVC Group Redemption Stockholder Approval (and, to the extent applicable, the Ventures Group Redemption Stockholder Approval), redeem outstanding shares of QVC Group

Common Stock (such shares of QVC Group Common Stock to be redeemed, the "QVC Group Redemption Shares") for securities of such Subsidiary (a "Distributed QVC Group Subsidiary"), as provided herein. The number of QVC Group Redemption Shares will be determined, by the Board of Directors, by multiplying (A) the number of outstanding shares of QVC Group Common Stock as of the QVC Group Redemption Selection Date, by (B) the percentage of the Fair Value of the QVC Group that is represented by the Fair Value of the Corporation's equity interest in the Distributed QVC Group Subsidiary which is attributable to the QVC Group, in each case, as determined by the Board of Directors as of a date selected by the Board of Directors, as such percentage may be adjusted by the Board of Directors in its discretion to take into account such things as it deems relevant. The aggregate number of securities of the Distributed QVC Group Subsidiary to be delivered (the "QVC Group Distribution Subsidiary Securities") in redemption of the QVC Group Redemption Shares will be equal to: (A) if the Board of Directors makes a QVC Group Inter-Group Redemption Election as described below, the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the product of (I) the number of securities of the Distributed QVC Group Subsidiary owned by the Corporation and (II) the percentage of the Fair Value of the Corporation's equity interest in the Distributed QVC Group Subsidiary that is represented by the Fair Value of the Corporation's equity interest in the Distributed QVC Group Subsidiary which is attributable to the QVC Group (such product, the "Distributable QVC Group Subsidiary Securities"), by (y) the QVC Group Outstanding Interest Fraction, in each case, as of the QVC Group Redemption Selection Date, or (B) if the Board of Directors does not make a QVC Group Inter-Group Redemption Election, all of the Distributable QVC Group Subsidiary Securities, in each case, subject to adjustment as provided below. The number of securities of the Distributed QVC Group Subsidiary to be delivered in redemption of each QVC Group Redemption Share will be equal to the amount (rounded, if necessary, to the nearest five decimal places) obtained by dividing (x) the number of QVC Group Distribution Subsidiary Securities, by (y) the number of QVC Group Redemption Shares.

        If the QVC Group Outstanding Interest Fraction is less than one (1) on the QVC Group Redemption Selection Date for any redemption pursuant to this paragraph (e)(i) and if (but only if) the Board of Directors so determines in its discretion (a "QVC Group Inter-Group Redemption Election"), then concurrently with the distribution of the QVC Group Distribution Subsidiary Securities in redemption of QVC Group Redemption Shares, the Corporation will attribute to the Ventures Group an aggregate number of Distributable QVC Group Subsidiary Securities (the "QVC Group Inter-Group Interest Subsidiary Securities") equal to the difference between the total number of Distributable QVC Group Subsidiary Securities and the number of QVC Group Distribution Subsidiary Securities, subject to adjustment as provided below. If a QVC Group Inter-Group Redemption Election is made, then: (I) the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest will be decreased as described in subparagraph (ii)(D) of the definition of "Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest" in paragraph (i) of this Section A.2.; (II) the attribution of QVC Group Inter-Group Interest Subsidiary Securities to be made to the Ventures Group may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of QVC Group Inter-Group Interest Subsidiary Securities to the Ventures Group; and (III) the Board of Directors may determine that the QVC Group Inter-Group Interest Subsidiary Securities so allocated or transferred to the Ventures Group will be distributed to holders of shares of Liberty Ventures Common Stock as a Share Distribution pursuant to paragraph (d)(ii)(C) of this Section A.2.

        If at the time of a redemption of QVC Group Common Stock pursuant to this paragraph (e)(i), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of QVC Group Common Stock that would become convertible into or exercisable or exchangeable for Distributable QVC Group Subsidiary Securities as a result of such redemption, and the obligation to deliver securities of such Distributed QVC Group Subsidiary upon exercise, exchange or conversion of such Convertible Securities is not assumed or otherwise provided for by the

Distributed QVC Group Subsidiary, then the Board of Directors may make such adjustments as it determines to be appropriate to the number of QVC Group Redemption Shares, the number of QVC Group Distribution Subsidiary Securities and the number of QVC Group Inter-Group Interest Subsidiary Securities (and any related adjustment to the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest) to take into account the securities of the Distributed QVC Group Subsidiary into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable.

        In the event that not all outstanding shares of QVC Group Common Stock are to be redeemed in accordance with this paragraph (e)(i) for QVC Group Distribution Subsidiary Securities, then (1) the number of shares of each series of QVC Group Common Stock to be redeemed in accordance with this paragraph (e)(i) will be determined by multiplying the aggregate number of QVC Group Redemption Shares by a fraction, the numerator of which is the aggregate number of shares of such series and the denominator of which is the aggregate number of shares of all series of QVC Group Common Stock, in each case, outstanding as of the QVC Group Redemption Selection Date, and (2) the outstanding shares of each series of QVC Group Common Stock to be redeemed in accordance with this paragraph (e)(i) will be redeemed by the Corporation pro rata among the holders of each series of QVC Group Common Stock or by such other method as may be determined by the Board of Directors to be equitable.

        To the extent that a Distributed QVC Group Subsidiary to be distributed pursuant to this paragraph (e)(i) also holds, directly or indirectly, assets and liabilities attributed to the Ventures Group, then (x) such Distributed QVC Group Subsidiary will also be deemed a Distributed Ventures Group Subsidiary for purposes of paragraph (f)(i) and (y) in connection with the redemption of QVC Group Redemption Shares pursuant to this paragraph (e)(i) the Corporation will also redeem shares of Liberty Ventures Common Stock pursuant to the provisions of paragraph (f)(i), subject to the Corporation obtaining the QVC Group Redemption Stockholder Approval and the Ventures Group Redemption Stockholder Approval. In connection with any such redemption of QVC Group Common Stock and Liberty Ventures Common Stock, the Board of Directors will effect such redemption in accordance with the terms of paragraphs (e)(i) and (f)(i), as determined by the Board of Directors in good faith, with such changes and adjustments as the Board of Directors determines are reasonably necessary in order to effect such redemption in exchange for securities of a single Subsidiary holding the assets and liabilities of more than one Group. In effecting such redemption, the Board of Directors may determine to redeem the QVC Group Redemption Shares and the Ventures Group Redemption Shares in exchange for one or more classes or series of securities of such Subsidiary, including, without limitation, for separate classes or series of securities of such Subsidiary, (I) with the holders of QVC Group Redemption Shares to receive QVC Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the QVC Group held by such Subsidiary and (II) with holders of Ventures Group Redemption Shares to receive Ventures Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Ventures Group held by such Subsidiary, subject, in each case, to the applicable limitations on the class and series of securities of the Distributed QVC Group Subsidiary set forth in the last paragraph of paragraphs (e)(i) and (f)(i).

        Any redemption pursuant to this paragraph (e)(i) will occur on a QVC Group Redemption Date set forth in a notice to holders of QVC Group Common Stock (and Convertible Securities convertible into or exercisable or exchangeable for shares of any series of QVC Group Common Stock (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities)) pursuant to paragraph (e)(iv)(C).

        In effecting a redemption of QVC Group Common Stock pursuant to this paragraph (e)(i), the Board of Directors may determine either to (x) redeem shares of each series of QVC Group Common Stock in exchange for a single class or series of securities of the Distributed QVC Group Subsidiary without distinction among series of QVC Group Common Stock, on an equal per share basis, (y) redeem shares of each series of QVC Group Common Stock in exchange for separate classes or series of securities of the Distributed QVC Group Subsidiary, on an equal per share basis, or (z) redeem shares of one or more series of QVC Group Common Stock in exchange for a separate class or series of securities of the Distributed QVC Group Subsidiary and, on an equal per share basis, redeem shares of all other series of QVC Group Common Stock in exchange for a different class or series of securities of the Distributed QVC Group Subsidiary; provided, that, in the case of clauses (y) and (z), (1) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B QVC Group Common Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of QVC Group Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A QVC Group Common Stock, the Series B QVC Group Common Stock and the Series C QVC Group Common Stock, and (2) in the event the securities to be received by the holders of shares of QVC Group Common Stock other than the Series B QVC Group Common Stock in such redemption consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of QVC Group Common Stock (other than the Series B QVC Group Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of QVC Group Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of QVC Group Common Stock, other than the Series B QVC Group Common Stock) of such series of QVC Group Common Stock. If the Board of Directors has made a QVC Group Inter-Group Redemption Election, then the determination as to the classes or series of securities of the Distributed QVC Group Subsidiary comprising the QVC Group Inter-Group Interest Subsidiary Securities to be so transferred or allocated to the Ventures Group will be made by the Board of Directors in its discretion.

        (ii)    Mandatory Dividend, Redemption or Conversion in Case of QVC Group Disposition.    In the event of a QVC Group Disposition (other than an Exempt QVC Group Disposition), the Corporation will, on or prior to the 120th Trading Day following the consummation of such QVC Group Disposition and in accordance with the applicable provisions of this Section A.2., take the actions referred to in one of clauses (A), (B), (C) or (D) below, as elected by the Board of Directors:

          (A)  Subject to the first sentence of paragraph (c)(i) of this Section A.2. the Corporation may declare and pay a dividend payable in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, to the holders of outstanding shares of QVC Group Common Stock, with an aggregate Fair Value (subject to adjustment as provided below) equal to the QVC Group Allocable Net Proceeds of such QVC Group Disposition as of the record date for determining the holders entitled to receive such dividend, as the same may be determined by the Board of Directors, with such dividend to be paid in accordance with the applicable provisions of paragraphs (c)(i) and (d)(i) of this Section A.2.; or

          (B)  Provided that there are assets of the Corporation legally available therefor and the QVC Group Available Dividend Amount would have been sufficient to pay a dividend pursuant to clause (A) of this paragraph (e)(ii) in lieu of effecting the redemption provided for in this clause (B), then:

             (I)  if such QVC Group Disposition involves all (not merely substantially all) of the assets of the QVC Group, the Corporation may redeem all outstanding shares of each series of QVC Group Common Stock for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value (subject to adjustment as provided below) equal to the QVC Group Allocable Net Proceeds of such QVC Group Disposition as of the QVC Group Redemption Date, as determined by the Board of Directors, such aggregate amount to be allocated among the shares of all series of QVC Group Common Stock outstanding as of the QVC Group Redemption Date on an equal per share basis (subject to the provisions of this paragraph (e)(ii)); or

            (II)  if such QVC Group Disposition involves substantially all (but not all) of the assets of the QVC Group, the Corporation may apply an aggregate amount (subject to adjustment as provided below) of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with a Fair Value equal to the QVC Group Allocable Net Proceeds of such QVC Group Disposition as of the QVC Group Redemption Selection Date (the "QVC Group Redemption Amount") to the redemption of outstanding shares of each series of QVC Group Common Stock, such QVC Group Redemption Amount to be allocated (subject to the provisions of this paragraph (e)(ii)) to the redemption of shares of each series of QVC Group Common Stock in the ratio of (x) the number of shares of such series outstanding as of the QVC Group Redemption Selection Date to (y) the aggregate number of shares of all series of QVC Group Common Stock outstanding as of such date, and the number of shares of each such series to be redeemed will equal the lesser of (1) the number of shares of such series outstanding as of the QVC Group Redemption Selection Date and (2) the whole number nearest the number obtained by dividing the aggregate amount so allocated to the redemption of such series by the Average Market Value of the QVC Group Reference Share over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the consummation of such QVC Group Disposition; provided that, if following the foregoing allocation there remains any amount of the QVC Group Redemption Amount which is not being applied to the redemption of shares of a series of QVC Group Common Stock, then such excess amount will be allocated to the redemption of shares of each series of QVC Group Common Stock that, following the initial allocation referred to above, would have shares outstanding and not redeemed, with the number of outstanding and not redeemed shares to be redeemed from each such series to be calculated in accordance with clauses (1) and (2) of the immediately preceding sentence based upon such excess amount of the QVC Group Redemption Amount. The outstanding shares of a series of QVC Group Common Stock to be redeemed will be selected on a pro rata basis among the holders of such series or by such other method as the Board of Directors may determine to be equitable; or

          (C)  The Corporation may convert each outstanding share of Series A QVC Group Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Ventures Common Stock, each outstanding share of Series B QVC Group Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Ventures Common Stock, and each outstanding share of Series C QVC Group Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Ventures Common Stock, in each case, equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of (I) the Average Market Value of the QVC Group Reference Share over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the consummation of such QVC Group Disposition, to (II) the Average Market Value of the Liberty Ventures Reference Share over the same 10-Trading Day period; or

          (D)  The Corporation may combine the conversion of a portion of the outstanding shares of QVC Group Common Stock into Liberty Ventures Common Stock as contemplated by clause (C) of this paragraph (e)(ii) with the payment of a dividend on or the redemption of shares of QVC Group Common Stock as described below, subject to the limitations specified in clause (A) (in the case of a dividend) or clause (B) (in the case of a redemption) of this paragraph (e)(ii) (including the limitations specified in other paragraphs of this Certificate referred to therein). In the event the Board of Directors elects the option described in this clause (D), the portion of the outstanding shares of QVC Group Common Stock to be converted into fully paid and non-assessable shares of Liberty Ventures Common Stock will be determined by the Board of Directors and will be so converted at the conversion rate determined in accordance with clause (C) above and the Corporation will either (x) pay a dividend to the holders of record of all of the remaining shares of QVC Group Common Stock outstanding, with such dividend to be paid in accordance with the applicable provisions of paragraphs (c)(i) and (d)(i) of this Section A.2., or (y) redeem all or a portion of such remaining shares of QVC Group Common Stock. The aggregate amount of such dividend, in the case of a dividend, or the portion of the QVC Group Allocable Net Proceeds to be applied to such redemption, in the case of a redemption, will be equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) an amount equal to the QVC Group Allocable Net Proceeds of such QVC Group Disposition as of, in the case of a dividend, the record date for determining the holders of QVC Group Common Stock entitled to receive such dividend and, in the case of a redemption, the QVC Group Redemption Selection Date (in the case of a partial redemption) or the QVC Group Redemption Date (in the case of a full redemption), in each case, before giving effect to the conversion of shares of QVC Group Common Stock in connection with such QVC Group Disposition in accordance with this clause (D) and any related adjustment to the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest, by (II) one minus a fraction, the numerator of which will be the number of shares of QVC Group Common Stock to be converted into shares of Liberty Ventures Common Stock in accordance with this clause (D) and the denominator of which will be the aggregate number of shares of QVC Group Common Stock outstanding as of the record date, QVC Group Redemption Selection Date or QVC Group Redemption Date used for purposes of clause (I) of this sentence. In the event of a redemption concurrently with or following any such partial conversion of shares of QVC Group Common Stock, if the QVC Group Disposition was of all (not merely substantially all) of the assets of the QVC Group, then all remaining outstanding shares of QVC Group Common Stock will be redeemed for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to the portion of the QVC Group Allocable Net Proceeds to be applied to such redemption determined in accordance with this clause (D), such aggregate amount to be allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (e)(ii)). In the event of a redemption concurrently with or following any such partial conversion of shares of QVC Group Common Stock, if the QVC Group Disposition was of substantially all (but not all) of the assets of the QVC Group, then the number of shares of each series of QVC Group Common Stock to be redeemed will be determined in accordance with clause (B)(II) of this paragraph (e)(ii), substituting for the QVC Group Redemption Amount referred to therein the portion of the QVC Group Allocable Net Proceeds to be applied to such redemption as determined in accordance with this clause (D), and such shares will be redeemed for cash, securities (other than Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to such portion of the QVC Group Allocable Net Proceeds and allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (e)(ii)). The aggregate number of shares of QVC Group Common Stock to be converted in any partial conversion in accordance with this clause (D) will be allocated among the series of QVC Group Common Stock in the ratio of the number of shares of each such series outstanding to the aggregate number of shares of all series of QVC Group Common Stock outstanding as of the QVC Group Conversion Selection Date, and the shares of each such series to be converted will be selected on a pro rata basis or by such other method as the Board of Directors may determine to be equitable. In the case of a redemption, the allocation of the cash, securities (other than shares of Common Stock) and/or other assets to be paid in redemption and, in the case of a partial redemption, the selection of shares to be redeemed will be made in the manner contemplated by clause (B) of this paragraph (e)(ii).

        For purposes of this paragraph (e)(ii):

          (1)   as of any date, "substantially all of the assets of the QVC Group" means a portion of such assets that represents at least 80% of the then-Fair Value of the assets of the QVC Group as of such date;

          (2)   in the case of a QVC Group Disposition of assets in a series of related transactions, such QVC Group Disposition will not be deemed to have been consummated until the consummation of the last of such transactions;

          (3)   if the Board of Directors seeks the approval of the holders of QVC Group Voting Securities entitled to vote thereon to qualify a QVC Group Disposition as an Exempt QVC Group Disposition and such approval is not obtained, the date on which such approval fails to be obtained will be treated as the date on which such QVC Group Disposition was consummated for purposes of making the determinations and taking the actions prescribed by this paragraph (e)(ii) and paragraph (e)(iv), and no subsequent vote may be taken to qualify such QVC Group Disposition as an Exempt QVC Group Disposition;

          (4)   in the event of a redemption of a portion of the outstanding shares of QVC Group Common Stock pursuant to clause (B)(II) or (D) of this paragraph (e)(ii) at a time when the QVC Group Outstanding Interest Fraction is less than one, if the Board of Directors so elects (a "QVC Group Inter-Group Partial Redemption Election"), in its discretion, the Corporation will attribute to the Ventures Group concurrently with such redemption an aggregate amount (the "QVC Group Inter-Group Redemption Amount") of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, subject to adjustment as described below, with an aggregate Fair Value equal to the difference between (x) the QVC Group Net Proceeds and (y) the portion of the QVC Group Allocable Net Proceeds applied to such redemption as determined in accordance with clause (B)(II) or clause (D) of this paragraph (e)(ii). If the Board of Directors makes such election, the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest will be decreased in the manner described in subparagraph (ii)(E) of the definition of "Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest" in paragraph (i) of this Section A.2. The QVC Group Inter-Group Redemption Amount may, at the discretion of the Board of Directors, be reflected by an allocation to the Ventures Group or by a direct transfer to the Ventures Group of cash, securities and/or other assets;

          (5)   if at the time of a QVC Group Disposition subject to this paragraph (e)(ii), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of QVC Group Common Stock that would give the holders thereof the right to receive any consideration related to such QVC Group Disposition upon conversion, exercise or exchange or otherwise, or would adjust to give the holders equivalent economic rights, as a result of any dividend, redemption or other action taken by the Corporation with respect to the QVC Group Common Stock pursuant to this paragraph (e)(ii), then the Board of Directors may make such adjustments to (x) the amount of consideration to be issued or delivered as contemplated by this paragraph (e)(ii) as a dividend on or in redemption or conversion of shares of QVC Group Common Stock and/or, if applicable, (y) the QVC Group Inter-Group Redemption Amount and

  the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest as it deems appropriate to take into account the QVC Group Common Stock into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable;

          (6)   the Corporation may pay the dividend or redemption price referred to in clause (A), (B) or (D) of this paragraph (e)(ii) payable to the holders of QVC Group Common Stock in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, that the Board of Directors determines and which has an aggregate Fair Value of not less than the amount allocated to such dividend or redemption pursuant to the applicable of clauses (A), (B) or (D) of this paragraph (e)(ii), regardless of the form or nature of the proceeds received by the Corporation from the QVC Group Disposition; and

          (7)   if all or any portion of the redemption price referred to in clause (B) or (D) of this paragraph (e)(ii) payable to the holders of QVC Group Common Stock is paid in the form of securities of an issuer other than the Corporation, the Board of Directors may determine to pay the redemption price, so payable in securities, in the form of (x) identical securities, on an equal per share basis, to holders of each series of QVC Group Common Stock, (y) separate classes or series of securities, on an equal per share basis, to the holders of each series of QVC Group Common Stock or (z) a separate class or series of securities to the holders of one or more series of QVC Group Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of QVC Group Common Stock; provided, that, in the case of clauses (y) and (z), (1) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B QVC Group Common Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of QVC Group Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A QVC Group Common Stock, the Series B QVC Group Common Stock and the Series C QVC Group Common Stock and (2) in the event the securities to be received by the holders of shares of QVC Group Common Stock other than the Series B QVC Group Common Stock consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of QVC Group Common Stock (other than the Series B QVC Group Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of QVC Group Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of QVC Group Common Stock, other than the Series B QVC Group Common Stock) of such series of QVC Group Common Stock.

        (iii)    Certain Provisions Respecting Convertible Securities.    Unless the provisions of any Convertible Securities that are or become convertible into or exercisable or exchangeable for shares of any series of QVC Group Common Stock provide specifically to the contrary, or the instrument, plan or agreement evidencing such Convertible Securities or pursuant to which the same were issued grants to the Board of Directors the discretion to approve or authorize any adjustment or adjustments to the conversion, exercise or exchange provisions of such Convertible Securities so as to obtain a result different from that which would otherwise occur pursuant to this paragraph (e)(iii), and the Board of Directors so approves or authorizes such adjustment or adjustments, after any QVC Group Conversion Date or QVC Group Redemption Date on which all outstanding shares of QVC Group Common Stock were converted or redeemed, any share of QVC Group Common Stock that is issued on conversion, exercise or exchange of any such Convertible Security will, immediately upon issuance and without any notice or any other action on the part of the Corporation or its Board of Directors or the holder of such share of QVC Group Common Stock, be redeemed in exchange for, to the extent assets of the Corporation are legally available therefor, the amount of $.01 per share in cash.

        (iv)    General.

          (A)  Not later than the 10th Trading Day following the consummation of a QVC Group Disposition referred to in paragraph (e)(ii) of this Section A.2., the Corporation will announce publicly by press release (x) the QVC Group Net Proceeds of such QVC Group Disposition, (y) whether the QVC Group Disposition qualifies as an Exempt QVC Group Disposition, and (z) if it does not so qualify at the time of such announcement (including in the event the Board of Directors had not sought stockholder approval to qualify such QVC Group Disposition as an Exempt QVC Group Disposition in connection with any required stockholder approval obtained by the Corporation, if applicable), whether the Board of Directors will seek the approval of the holders of QVC Group Voting Securities entitled to vote thereon to qualify such QVC Group Disposition as an Exempt QVC Group Disposition. Not later than the 30th Trading Day (and in the event a 10 Trading Day valuation period is required in connection with the action selected by the Board of Directors pursuant to clause (I) of this paragraph (e)(iv)(A), not earlier than the 11th Trading Day) following the later of (x) the consummation of such QVC Group Disposition and (y), if applicable, the date of the stockholder meeting at which a vote is taken to qualify such QVC Group Disposition as an Exempt QVC Group Disposition, the Corporation will announce publicly by press release (to the extent applicable):

             (I)  which of the actions specified in clauses (A), (B), (C) or (D) of paragraph (e)(ii) of this Section A.2. the Corporation has irrevocably determined to take;

            (II)  as applicable, the record date for determining holders entitled to receive any dividend to be paid pursuant to clause (A) or (D) of paragraph (e)(ii), the QVC Group Redemption Selection Date for the redemption of shares of QVC Group Common Stock pursuant to clause (B)(II) or (D) of paragraph (e)(ii) or the QVC Group Conversion Selection Date for the partial conversion of shares of QVC Group Common Stock pursuant to clause (D) of paragraph (e)(ii), which record date, QVC Group Redemption Selection Date or QVC Group Conversion Selection Date will not be earlier than the 10th day following the date of such public announcement;

          (III)  the anticipated dividend payment date, QVC Group Redemption Date and/or QVC Group Conversion Date, which in each case, will not be more than 85 Trading Days following such QVC Group Disposition; and

          (IV)  unless the Board of Directors otherwise determines, that the Corporation will not be required to register a transfer of any shares of QVC Group Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified QVC Group Redemption Selection Date or QVC Group Conversion Selection Date.

          If the Corporation determines to undertake a redemption of shares of QVC Group Common Stock, in whole or in part, pursuant to clause (B) or (D) of paragraph (e)(ii) of this Section A.2., or a conversion of shares of QVC Group Common Stock, in whole or in part, pursuant to clause (C) or (D) of paragraph (e)(ii), the Corporation will announce such redemption or conversion (which, for the avoidance of doubt, may remain subject to the satisfaction or waiver of any applicable condition precedent at the time of such announcement) publicly by press release, not less than 10 days prior to the QVC Group Redemption Date or QVC Group Conversion Date, as applicable:

            (1)   the QVC Group Redemption Date or QVC Group Conversion Date;

            (2)   the number of shares of QVC Group Common Stock to be redeemed or converted or, if applicable, stating that all outstanding shares of QVC Group Common Stock will be redeemed or converted and the series of Liberty Ventures Common Stock issuable to the holders of each series of QVC Group Common Stock upon any such conversion;

            (3)   in the case of a redemption or a conversion, in each case, in whole or in part, of outstanding shares of QVC Group Common Stock, the kind and amount of per share consideration to be received with respect to each share of QVC Group Common Stock to be redeemed or converted and the QVC Group Outstanding Interest Fraction as of the date of such notice;

            (4)   with respect to a partial redemption under clause (B)(II) or (D) of paragraph (e)(ii), if the Board of Directors has made a QVC Group Inter-Group Partial Redemption Election, the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest as of the QVC Group Redemption Selection Date;

            (5)   with respect to a dividend under clause (A) or (D) of paragraph (e)(ii), the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest as of the record date for the dividend and the QVC Group Inter-Group Dividend Amount attributable to the Ventures Group; and

            (6)   instructions as to how shares of QVC Group Common Stock may be surrendered for redemption or conversion.

          (B)  In the event of any conversion of shares of QVC Group Common Stock pursuant to paragraph (b)(iii) of this Section A.2., not less than 10 days prior to the QVC Group Conversion Date, the Corporation will announce publicly by press release:

            (1)   that all outstanding shares of QVC Group Common Stock will be converted pursuant to paragraph (b)(iii) of this Section A.2. on the QVC Group Conversion Date;

            (2)   the QVC Group Conversion Date, which will not be more than 45 days following the Determination Date;

            (3)   a statement that all outstanding shares of QVC Group Common Stock will be converted;

            (4)   the per share number and series of shares of Liberty Ventures Common Stock to be received with respect to each share of each series of QVC Group Common Stock; and

            (5)   instructions as to how shares of QVC Group Common Stock may be surrendered for conversion.

          (C)  If the Corporation determines to obtain the QVC Group Redemption Stockholder Approval and, subject to the receipt of such approval, to redeem shares of QVC Group Common Stock pursuant to paragraph (e)(i), the Corporation will announce publicly by press release:

             (I)  that the Corporation intends to redeem shares of QVC Group Common Stock for securities of a Distributed QVC Group Subsidiary pursuant to paragraph (e)(i) of this Section A.2., subject to any applicable conditions, including the receipt of the QVC Group Redemption Stockholder Approval if such approval has not been obtained at the time of the press release;

            (II)  the number of shares of QVC Group Common Stock to be redeemed or, if applicable, stating that all outstanding shares of QVC Group Common Stock will be redeemed;

          (III)  the class or series of securities of the Distributed QVC Group Subsidiary to be received with respect to each share of each series of QVC Group Common Stock to be redeemed and the QVC Group Outstanding Interest Fraction as of the date of such notice, if any;

          (IV)  if applicable, the QVC Group Redemption Selection Date, which will not be earlier than the 10th day following the date of the press release;

            (V)  the QVC Group Redemption Date, which will not be earlier than the 10th day following the date of the press release and will not be later than the 120th Trading Day following the date of the press release;

          (VI)  if the Board of Directors has made a QVC Group Inter-Group Redemption Election, the number of QVC Group Inter-Group Interest Subsidiary Securities attributable to the Ventures Group, and the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest used in determining such number and attribution of QVC Group Inter-Group Interest Subsidiary Securities;

         (VII)  instructions as to how shares of QVC Group Common Stock may be surrendered for redemption; and

       (VIII)  if the Board of Directors so determines, that the Corporation will not be required to register a transfer of any shares of QVC Group Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified QVC Group Redemption Selection Date.

          If, at the time of the issuance of the press release required by this paragraph (C), the QVC Group Redemption Stockholder Approval has not yet been obtained, such press release shall include as much of the information set forth in subparagraphs (I) to (VIII) as is then available, and the Corporation will issue a second press release once the QVC Group Redemption Stockholder Approval is obtained setting forth any such required information not included in the first press release.

          (D)  The Corporation will give such notice to holders of Convertible Securities convertible into or exercisable or exchangeable for QVC Group Common Stock as may be required by the terms of such Convertible Securities or as the Board of Directors may otherwise deem appropriate in connection with a dividend, redemption or conversion of shares of QVC Group Common Stock pursuant to this Section A.2., as applicable.

          (E)  All public announcements (including any proxy materials to the extent approval of the stockholders of the Corporation is sought or required) made pursuant to clauses (A), (B) or (C) of this paragraph (e)(iv) will include such further statements, and the Corporation reserves the right to make such further public announcements, as may be required by law or the rules of the principal national securities exchange on which the QVC Group Common Stock is listed or as the Board of Directors may, in its discretion, deem appropriate.

          (F)  No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of QVC Group Common Stock; provided, however, that, except as otherwise contemplated by paragraph (e)(ii)(D), if the QVC Group Conversion Date or the QVC Group Redemption Date with respect to any shares of QVC Group Common Stock will be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, but prior to the payment of such dividend or distribution, the holders of record of such shares of QVC Group Common Stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the prior conversion or redemption of such shares.

          (G)  Before any holder of shares of QVC Group Common Stock will be entitled to receive a certificate or certificates representing shares of any kind of capital stock or cash, securities or other assets to be received by such holder with respect to shares of QVC Group Common Stock pursuant to paragraph (b) of this Section A.2. or this paragraph (e), such holder will surrender at such place as the Corporation will specify certificates representing such shares of QVC Group Common Stock, properly endorsed or assigned for transfer (unless the Corporation will waive such requirement). The Corporation will as soon as practicable after such surrender of a certificate or certificates representing shares of QVC Group Common Stock, deliver, or cause to be delivered, at the office of the transfer agent for the shares or other securities to be delivered, to the holder for whose account shares of QVC Group Common Stock were so surrendered, or to the nominee or nominees of such holder, a certificate or certificates representing the number of whole shares of the kind of capital stock or cash, securities or other assets to which such Person will be entitled as aforesaid, together with any payment for fractional securities contemplated by paragraph (e)(iv)(I). If less than all of the shares of QVC Group Common Stock represented by any one certificate are to be redeemed or converted, the Corporation will issue and deliver a new certificate for the shares of QVC Group Common Stock not redeemed or converted. Shares selected for redemption may not thereafter be converted pursuant to paragraph (b)(i)(A) of this Section A.2.

          (H)  From and after any applicable QVC Group Conversion Date or QVC Group Redemption Date, all rights of a holder of shares of QVC Group Common Stock that were converted or redeemed on such QVC Group Conversion Date or QVC Group Redemption Date, as applicable, will cease except for the right, upon surrender of a certificate or certificates representing such shares of QVC Group Common Stock, to receive a certificate or certificates representing shares of the kind and amount of capital stock or cash, securities (other than capital stock) or other assets for which such shares were converted or redeemed, as applicable, together with any payment for fractional securities contemplated by paragraph (e)(iv)(I) of this Section A.2. and such holder will have no other or further rights in respect of the shares of QVC Group Common Stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other assets which are reserved or otherwise designated by the Corporation as being held for the satisfaction of the Corporation's obligations to pay or deliver any cash, securities or other assets upon the conversion, exercise or exchange of any Convertible Securities outstanding as of the date of such conversion or redemption. No holder of a certificate which immediately prior to the applicable QVC Group Conversion Date or QVC Group Redemption Date represented shares of QVC Group Common Stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the QVC Group Common Stock was converted or redeemed until surrender of such holder's certificate for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the QVC Group Conversion Date or QVC Group Redemption Date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a QVC Group Conversion Date or QVC Group Redemption Date, as the case may be, the Corporation will, however, be entitled to treat certificates representing shares of QVC Group Common Stock that have not yet been surrendered for conversion or redemption in accordance with clause (G) above as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of QVC Group Common Stock represented by such certificates will have been converted or redeemed in accordance with paragraph (b) of this Section A.2 or this paragraph (e), notwithstanding the failure of the holder thereof to surrender such certificates.

          (I)   The Corporation will not be required to issue or deliver fractional shares of any class or series of capital stock or any other securities in a smaller than authorized denomination to any holder of QVC Group Common Stock upon any conversion, redemption, dividend or other distribution pursuant to paragraph (b) of this Section A.2 or this paragraph (e). In connection with the determination of the number of shares of any class or series of capital stock that will be issuable or the amount of other securities that will be deliverable to any holder of record of QVC Group Common Stock upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), the Corporation may aggregate the shares of QVC Group Common Stock held at the relevant time by such holder of record. If the aggregate number of shares of capital stock or other securities to be issued or delivered to any holder of QVC Group Common Stock includes a fraction, the Corporation will pay, or will cause to be paid, a cash adjustment in lieu of such fraction in an amount equal to the "value" of such fraction, as the Board of Directors shall in good faith determine to be appropriate (without interest).

          (J)   Any deadline for effecting a dividend, redemption or conversion prescribed by this paragraph (e) may be extended if deemed necessary or appropriate, in the discretion of the Board of Directors, to enable the Corporation to comply with the U.S. federal securities laws, including the rules and regulations promulgated thereunder.

        (f)    Redemption and Other Provisions Relating to the Liberty Ventures Common Stock.

        (i)    Redemption for Securities of one or more Ventures Group Subsidiaries.    At any time at which a Subsidiary of the Corporation holds, directly or indirectly, assets and liabilities attributed to the Ventures Group, the Corporation may, at its option and subject to assets of the Corporation being legally available therefor but subject (in addition to any other approval of the Corporation's stockholders (or any series thereof) required under the DGCL in respect of such redemption, if any) to the Corporation having received the Ventures Group Redemption Stockholder Approval (and, to the extent applicable, the QVC Group Redemption Stockholder Approval), redeem outstanding shares of Liberty Ventures Common Stock (such shares of Liberty Ventures Common Stock to be redeemed, the "Ventures Group Redemption Shares") for securities of such Subsidiary (a "Distributed Ventures Group Subsidiary"), as provided herein. The number of Ventures Group Redemption Shares will be determined, by the Board of Directors, by multiplying (A) the number of outstanding shares of Liberty Ventures Common Stock as of the Ventures Group Redemption Selection Date, by (B) the percentage of the Fair Value of the Ventures Group that is represented by the Fair Value of the Corporation's equity interest in the Distributed Ventures Group Subsidiary which is attributable to the Ventures Group, in each case, as determined by the Board of Directors as of a date selected by the Board of Directors, as such percentage may be adjusted by the Board of Directors in its discretion to take into account such things as it deems relevant. The aggregate number of securities of the Distributed Ventures Group Subsidiary to be delivered (the "Ventures Group Distribution Subsidiary Securities") in redemption of the Ventures Group Redemption Shares will be equal to: (A) if the Board of Directors makes a Ventures Group Inter-Group Redemption Election as described below, the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the product of (I) the number of securities of the Distributed Ventures Group Subsidiary owned by the Corporation and (II) the percentage of the Fair Value of the Corporation's equity interest in the Distributed Ventures Group Subsidiary that is represented by the Fair Value of the Corporation's equity interest in the Distributed Ventures Group Subsidiary which is attributable to the Ventures Group (such product, the "Distributable Ventures Group Subsidiary Securities"), by (y) the Ventures Group Outstanding Interest Fraction, in each case, as of the Ventures Group Redemption Selection Date, or (B) if the Board of Directors does not make a Ventures Group Inter-Group Redemption Election, all of the Distributable Ventures Group Subsidiary Securities, in each case, subject to adjustment as provided below. The number of securities of the Distributed Ventures Group Subsidiary to be delivered in redemption of each Ventures Group Redemption Share will be equal to the amount (rounded, if necessary, to the nearest five decimal places) obtained by dividing (x) the number of Ventures Group Distribution Subsidiary Securities, by (y) the number of Ventures Group Redemption Shares.

        If the Ventures Group Outstanding Interest Fraction is less than one (1) on the Ventures Group Redemption Selection Date for any redemption pursuant to this paragraph (f)(i) and if (but only if) the Board of Directors so determines in its discretion (a "Ventures Group Inter-Group Redemption Election"), then concurrently with the distribution of the Ventures Group Distribution Subsidiary Securities in redemption of Ventures Group Redemption Shares, the Corporation will attribute to the QVC Group an aggregate number of Distributable Ventures Group Subsidiary Securities (the "Ventures Group Inter-Group Interest Subsidiary Securities") equal to the difference between the total number of Distributable Ventures Group Subsidiary Securities and the number of Ventures Group Distribution Subsidiary Securities, subject to adjustment as provided below. If a Ventures Group Inter-Group Redemption Election is made, then: (I) the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest will be decreased as described in subparagraph (ii)(D) of the definition of "Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest" in paragraph (i) of this Section A.2.; (II) the attribution of Ventures Group Inter-Group Interest Subsidiary Securities to be made to the QVC Group may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of Ventures Group Inter-Group Interest Subsidiary Securities to such Group; and (III) the Board of Directors may determine that the Ventures Group Inter-Group Interest Subsidiary Securities so allocated or transferred to the QVC Group will be distributed to holders of shares of QVC Group Common Stock as a Share Distribution pursuant to paragraph (d)(i)(C) of this Section A.2.

        If at the time of a redemption of Liberty Ventures Common Stock pursuant to this paragraph (f)(i), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Ventures Common Stock that would become convertible into or exercisable or exchangeable for Distributable Ventures Group Subsidiary Securities as a result of such redemption, and the obligation to deliver securities of such Distributed Ventures Group Subsidiary upon exercise, exchange or conversion of such Convertible Securities is not assumed or otherwise provided for by the Distributed Ventures Group Subsidiary, then the Board of Directors may make such adjustments as it determines to be appropriate to the number of Ventures Group Redemption Shares, the number of Ventures Group Distribution Subsidiary Securities and the number of Ventures Group Inter-Group Interest Subsidiary Securities (and any related adjustment to the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest), to take into account the securities of the Distributed Ventures Group Subsidiary into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable.

        In the event that not all outstanding shares of Liberty Ventures Common Stock are to be redeemed in accordance with this paragraph (f)(i) for Ventures Group Distribution Subsidiary Securities, then (1) the number of shares of each series of Liberty Ventures Common Stock to be redeemed in accordance with this paragraph (f)(i) will be determined by multiplying the aggregate number of Ventures Group Redemption Shares by a fraction, the numerator of which is the aggregate number of shares of such series and the denominator of which is the aggregate number of shares of all series of Liberty Ventures Common Stock, in each case, outstanding as of the Ventures Group Redemption Selection Date, and (2) the outstanding shares of each series of Liberty Ventures Common Stock to be redeemed in accordance with this paragraph (f)(i) will be redeemed by the Corporation pro rata among the holders of each series of Liberty Ventures Common Stock or by such other method as may be determined by the Board of Directors to be equitable.

        To the extent that a Distributed Ventures Group Subsidiary to be distributed pursuant to this paragraph (f)(i) also holds, directly or indirectly, assets and liabilities attributed to the QVC Group, then (x) such Distributed Ventures Group Subsidiary will also be deemed a Distributed QVC Group Subsidiary for purposes of paragraph (e)(i) and (y) in connection with the redemption of Ventures Group Redemption Shares pursuant to this paragraph (f)(i) the Corporation will also redeem shares of QVC Group Common Stock pursuant to the provisions of paragraph (e)(i), subject to the Corporation obtaining the Ventures Group Redemption Stockholder Approval and the QVC Group Redemption Stockholder Approval. In connection with any such redemption of QVC Group Common Stock and Liberty Ventures Common Stock, the Board of Directors will effect such redemption in accordance with the terms of paragraphs (e)(i) and (f)(i), as determined by the Board of Directors in good faith, with such changes and adjustments as the Board of Directors determines are reasonably necessary in order to effect such redemption in exchange for securities of a single Subsidiary holding the assets and liabilities of more than one Group. In effecting such redemption, the Board of Directors may determine to redeem the QVC Group Redemption Shares and the Ventures Group Redemption Shares, in exchange for one or more classes or series of securities of such Subsidiary, including, without limitation, for separate classes or series of securities of such Subsidiary, (I) with the holders of QVC Group Redemption Shares to receive QVC Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the QVC Group held by such Subsidiary and (II) with holders of Ventures Group Redemption Shares to receive Ventures Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Ventures Group held by such Subsidiary, subject, in each case, to the applicable limitations on the class and series of securities of the Distributed Ventures Group Subsidiary set forth in the last paragraph of paragraphs (e)(i) and (f)(i).

        Any redemption pursuant to this paragraph (f)(i) will occur on a Ventures Group Redemption Date set forth in a notice to holders of Liberty Ventures Common Stock (and Convertible Securities convertible into or exercisable or exchangeable for shares of any series of Liberty Ventures Common Stock (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities)) pursuant to paragraph (f)(iv)(C).

        In effecting a redemption of Liberty Ventures Common Stock pursuant to this paragraph (f)(i), the Board of Directors may determine either to (x) redeem shares of each series of Liberty Ventures Common Stock in exchange for a single class or series of securities of the Distributed Ventures Group Subsidiary without distinction among series of Liberty Ventures Common Stock, on an equal per share basis, (y) redeem shares of each series of Liberty Ventures Common Stock in exchange for separate classes or series of securities of the Distributed Ventures Group Subsidiary, on an equal per share basis, or (z) redeem shares of one or more series of Liberty Ventures Common Stock in exchange for a separate class or series of securities of the Distributed Ventures Group Subsidiary and, on an equal per share basis, redeem shares of all other series of Liberty Ventures Common Stock in exchange for a different class or series of securities of the Distributed Ventures Group Subsidiary; provided, that, in the case of clauses (y) and (z), (1) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty Ventures Common Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of Liberty Ventures Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty Ventures Common Stock, the Series B Liberty Ventures Common Stock and the Series C Liberty Ventures Common Stock, and (2) in the event the securities to be received by the holders of shares of Liberty Ventures Common Stock other than the Series B Liberty Ventures Common Stock in such redemption consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty Ventures Common Stock (other than the Series B Liberty Ventures Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of Liberty Ventures Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of Liberty Ventures Common Stock, other than the Series B Liberty Ventures Common Stock) of such series of Liberty Ventures Common Stock. If the Board of Directors has made a Ventures Group Inter-Group Redemption Election, then the determination as to the classes or series of securities of the Distributed Ventures Group Subsidiary comprising the Ventures Group Inter-Group Interest Subsidiary Securities to be so transferred or allocated to the QVC Group will be made by the Board of Directors in its discretion.

        (ii)    Mandatory Dividend, Redemption or Conversion in Case of Ventures Group Disposition.    In the event of a Ventures Group Disposition (other than an Exempt Ventures Group Disposition), the Corporation will, on or prior to the 120th Trading Day following the consummation of such Ventures Group Disposition and in accordance with the applicable provisions of this Section A.2., take the actions referred to in one of clauses (A), (B), (C) or (D) below, as elected by the Board of Directors:

          (A)  Subject to the first sentence of paragraph (c)(ii) of this Section A.2. the Corporation may declare and pay a dividend payable in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, to the holders of outstanding shares of Liberty Ventures Common Stock, with an aggregate Fair Value (subject to adjustment as provided below) equal to the Ventures Group Allocable Net Proceeds of such Ventures Group Disposition as of the record date for determining the holders entitled to receive such dividend, as the same may be determined by the Board of Directors, with such dividend to be paid in accordance with the applicable provisions of paragraphs (c)(ii) and (d)(ii) of this Section A.2.; or

          (B)  Provided that there are assets of the Corporation legally available therefor and the Ventures Group Available Dividend Amount would have been sufficient to pay a dividend pursuant to clause (A) of this paragraph (f)(ii) in lieu of effecting the redemption provided for in this clause (B), then:

             (I)  if such Ventures Group Disposition involves all (not merely substantially all) of the assets of the Ventures Group, the Corporation may redeem all outstanding shares of each series of Liberty Ventures Common Stock for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value (subject to adjustment as provided below) equal to the Ventures Group Allocable Net Proceeds of such Ventures Group Disposition as of the Ventures Group Redemption Date, as determined by the Board of Directors, such aggregate amount to be allocated among the shares of all series of Liberty Ventures Common Stock outstanding as of the Ventures Group Redemption Date on an equal per share basis (subject to the provisions of this paragraph (f)(ii)); or

            (II)  if such Ventures Group Disposition involves substantially all (but not all) of the assets of the Ventures Group, the Corporation may apply an aggregate amount (subject to adjustment as provided below) of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with a Fair Value equal to the Ventures Group Allocable Net Proceeds of such Ventures Group Disposition as of the Ventures Group Redemption Selection Date (the "Ventures Group Redemption Amount") to the redemption of outstanding shares of each series of Liberty Ventures Common Stock, such Ventures Group Redemption Amount to be allocated (subject to the provisions of this paragraph (f)(ii)) to the redemption of shares of each series of Liberty Ventures Common Stock in the ratio of (x) the number of shares of such series outstanding as of the Ventures Group Redemption Selection Date to (y) the aggregate number of shares of all series of Liberty Ventures Common Stock outstanding as of such date, and the number of shares of each such series to be redeemed will equal the lesser of (1) the number of shares of such series outstanding as of the Ventures Group Redemption Selection Date and (2) the whole number nearest the number obtained by dividing the aggregate amount so allocated to the redemption of such series by the Average Market Value of the Liberty Ventures Reference Share over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the consummation of such Ventures Group Disposition; provided that, if following the foregoing allocation there remains any amount of the Ventures Group Redemption Amount which is not being applied to the redemption of shares of a series of Liberty Ventures Common Stock, then such excess amount will be allocated to the redemption of shares of each series of Liberty Ventures Common Stock that, following the initial allocation referred to above, would have shares outstanding and not redeemed, with the number of outstanding and not redeemed shares to be redeemed from each such series to be calculated in accordance with clauses (1) and (2) of the immediately preceding sentence based upon such excess amount of the Ventures Group Redemption Amount. The outstanding shares of a series of Liberty Ventures Common Stock to be redeemed will be selected on a pro rata basis among the holders of such series or by such other method as the Board of Directors may determine to be equitable; or

          (C)  The Corporation may convert each outstanding share of Series A Liberty Ventures Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series A QVC Group Common Stock, each outstanding share of Series B Liberty Ventures Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series B QVC Group Common Stock, and each outstanding share of Series C Liberty Ventures Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series C QVC Group Common Stock, in each case, equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of (I) the Average Market Value of the Liberty Ventures Reference Share over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the consummation of such Ventures Group Disposition, to (II) the Average Market Value of the QVC Group Reference Share over the same 10-Trading Day period; or

          (D)  The Corporation may combine the conversion of a portion of the outstanding shares of Liberty Ventures Common Stock into QVC Group Common Stock as contemplated by clause (C) of this paragraph (f)(ii) with the payment of a dividend on or the redemption of shares of Liberty Ventures Common Stock as described below, subject to the limitations specified in clause (A) (in the case of a dividend) or clause (B) (in the case of a redemption) of this paragraph (f)(ii) (including the limitations specified in other paragraphs of this Certificate referred to therein). In the event the Board of Directors elects the option described in this clause (D), the portion of the outstanding shares of Liberty Ventures Common Stock to be converted into fully paid and non-assessable shares of QVC Group Common Stock will be determined by the Board of Directors and will be so converted at the conversion rate determined in accordance with clause (C) above and the Corporation will either (x) pay a dividend to the holders of record of all of the remaining shares of Liberty Ventures Common Stock outstanding, with such dividend to be paid in accordance with the applicable provisions of paragraphs (c)(ii) and (d)(ii) of this Section A.2., or (y) redeem all or a portion of such remaining shares of Liberty Ventures Common Stock. The aggregate amount of such dividend, in the case of a dividend, or the portion of the Ventures Group Allocable Net Proceeds to be applied to such redemption, in the case of a redemption, will be equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) an amount equal to the Ventures Group Allocable Net Proceeds of such Ventures Group Disposition as of, in the case of a dividend, the record date for determining the holders of Liberty Ventures Common Stock entitled to receive such dividend and, in the case of a redemption, the Ventures Group Redemption Selection Date (in the case of a partial redemption) or the Ventures Group Redemption Date (in the case of a full redemption), in each case, before giving effect to the conversion of shares of Liberty Ventures Common Stock in connection with such Ventures Group Disposition in accordance with this clause (D) and any related adjustment to the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest, by (II) one minus a fraction, the numerator of which will be the number of shares of Liberty Ventures Common Stock to be converted into shares of QVC Group Common Stock in accordance with this clause (D) and the denominator of which will be the aggregate number of shares of Liberty Ventures Common Stock outstanding as of the record date, Ventures Group Redemption Selection Date or Ventures Group Redemption Date used for purposes of clause (I) of this sentence. In the event of a redemption concurrently with or following any such partial conversion of shares of Liberty Ventures Common Stock, if the Ventures Group Disposition was of all (not merely substantially all) of the assets of the Ventures Group, then all remaining outstanding shares of Liberty Ventures Common Stock will be redeemed for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to the portion of the Ventures Group Allocable Net Proceeds to be applied to such redemption determined in accordance with this clause (D), such aggregate amount to be allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (f)(ii)). In the event of a redemption concurrently with or following any such partial conversion of shares of Liberty Ventures Common Stock, if the Ventures Group Disposition was of substantially all (but not all) of the assets of the Ventures Group, then the number of shares of each series of Liberty Ventures Common Stock to be redeemed will be determined in accordance with clause (B)(II) of this paragraph (f)(ii), substituting for the Ventures Group Redemption Amount referred to therein the portion of the Ventures Group Allocable Net Proceeds to be applied to such redemption as determined in accordance with this clause (D), and such shares will be redeemed for cash, securities (other than Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to such portion of the Ventures Group Allocable Net Proceeds and allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (f)(ii)). The aggregate number of shares of Liberty Ventures Common Stock to be converted in any partial conversion in accordance with this clause (D) will be allocated among the series of Liberty Ventures Common Stock in the ratio of the number of shares of each such series outstanding to the aggregate number of shares of all series of Liberty Ventures Common Stock outstanding as of the Ventures Group Conversion Selection Date, and the shares of each such series to be converted will be selected on a pro rata basis or by such other method as the Board of Directors may determine to be equitable. In the case of a redemption, the allocation of the cash, securities (other than shares of Common Stock) and/or other assets to be paid in redemption and, in the case of a partial redemption, the selection of shares to be redeemed will be made in the manner contemplated by clause (B) of this paragraph (f)(ii).

        For purposes of this paragraph (f)(ii):

          (1)   as of any date, "substantially all of the assets of the Ventures Group" means a portion of such assets that represents at least 80% of the then-Fair Value of the assets of the Ventures Group as of such date;

          (2)   in the case of a Ventures Group Disposition of assets in a series of related transactions, such Ventures Group Disposition will not be deemed to have been consummated until the consummation of the last of such transactions;

          (3)   if the Board of Directors seeks the approval of the holders of Liberty Ventures Voting Securities entitled to vote thereon to qualify a Ventures Group Disposition as an Exempt Ventures Group Disposition and such approval is not obtained, the date on which such approval fails to be obtained will be treated as the date on which such Ventures Group Disposition was consummated for purposes of making the determinations and taking the actions prescribed by this paragraph (f)(ii) and paragraph (f)(iv), and no subsequent vote may be taken to qualify such Ventures Group Disposition as an Exempt Ventures Group Disposition;

          (4)   in the event of a redemption of a portion of the outstanding shares of Liberty Ventures Common Stock pursuant to clause (B)(II) or (D) of this paragraph (f)(ii) at a time when the Ventures Group Outstanding Interest Fraction is less than one, if the Board of Directors so elects (a "Ventures Group Inter-Group Partial Redemption Election"), in its discretion, the Corporation will attribute to the QVC Group concurrently with such redemption an aggregate amount (the "Ventures Group Inter-Group Redemption Amount") of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, subject to adjustment as described below, with an aggregate Fair Value equal to the difference between (x) the Ventures Group Net Proceeds and (y) the portion of the Ventures Group Allocable Net Proceeds applied to such redemption as determined in accordance with clause (B)(II) or clause (D) of this paragraph (f)(ii). If the Board of Directors makes such election, the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest will be decreased in the manner described in subparagraph (ii)(E) of the definition of "Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest" in paragraph (i) of this Section A.2. The Ventures Group Inter-Group Redemption Amount may, at the discretion of the Board of Directors, be reflected by an allocation to the QVC Group or by a direct transfer to the QVC Group of cash, securities and/or other assets;

          (5)   if at the time of a Ventures Group Disposition subject to this paragraph (f)(ii), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Ventures Common Stock that would give the holders thereof the right to receive any consideration related to such Ventures Group Disposition upon conversion, exercise or exchange or otherwise, or would adjust to give the holders equivalent economic rights, as a result of any dividend, redemption or other action taken by the Corporation with respect to the Liberty Ventures Common Stock pursuant to this paragraph (f)(ii), then the Board of Directors may make such adjustments to (x) the amount of consideration to be issued or delivered as contemplated by this paragraph (f)(ii) as a dividend on or in redemption or conversion of shares of Liberty Ventures Common Stock and/or, if applicable, (y) the Ventures Group Inter-Group Redemption Amount and the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest as it deems appropriate to take into account the Liberty Ventures Common Stock into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable;

          (6)   the Corporation may pay the dividend or redemption price referred to in clause (A), (B) or (D) of this paragraph (f)(ii) payable to the holders of Liberty Ventures Common Stock in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, that the Board of Directors determines and which has an aggregate Fair Value of not less than the amount allocated to such dividend or redemption pursuant to the applicable of clauses (A), (B) or (D) of this paragraph (f)(ii), regardless of the form or nature of the proceeds received by the Corporation from the Ventures Group Disposition; and

          (7)   if all or any portion of the redemption price referred to in clause (B) or (D) of this paragraph (f)(ii) payable to the holders of Liberty Ventures Common Stock is paid in the form of securities of an issuer other than the Corporation, the Board of Directors may determine to pay the redemption price, so payable in securities, in the form of (x) identical securities, on an equal per share basis, to holders of each series of Liberty Ventures Common Stock, (y) separate classes or series of securities, on an equal per share basis, to the holders of each series of Liberty Ventures Common Stock or (z) a separate class or series of securities to the holders of one or more series of Liberty Ventures Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Liberty Ventures Common Stock; provided, that, in the case of clauses (y) and (z), (1) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty Ventures Common Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of Liberty Ventures Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty Ventures Common Stock, the Series B Liberty Ventures Common Stock and the Series C Liberty Ventures Common Stock and (2) in the event the securities to be received by the holders of shares of Liberty Ventures Common Stock other than the Series B Liberty Ventures Common Stock consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty Ventures Common Stock (other than the Series B Liberty Ventures Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of Liberty Ventures Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of Liberty Ventures Common Stock, other than the Series B Liberty Ventures Common Stock) of such series of Liberty Ventures Common Stock.

        (iii)    Certain Provisions Respecting Convertible Securities.    Unless the provisions of any Convertible Securities that are or become convertible into or exercisable or exchangeable for shares of any series of Liberty Ventures Common Stock provide specifically to the contrary, or the instrument, plan or agreement evidencing such Convertible Securities or pursuant to which the same were issued grants to the Board of Directors the discretion to approve or authorize any adjustment or adjustments to the conversion, exercise or exchange provisions of such Convertible Securities so as to obtain a result different from that which would otherwise occur pursuant to this paragraph (f)(iii), and the Board of Directors so approves or authorizes such adjustment or adjustments, after any Ventures Group Conversion Date or Ventures Group Redemption Date on which all outstanding shares of Liberty Ventures Common Stock were converted or redeemed, any share of Liberty Ventures Common Stock that is issued on conversion, exercise or exchange of any such Convertible Security will, immediately upon issuance and without any notice or any other action on the part of the Corporation or its Board of Directors or the holder of such share of Liberty Ventures Common Stock, be redeemed in exchange for, to the extent assets of the Corporation are legally available therefor, the amount of $.01 per share in cash.

        (iv)    General.

          (A)  Not later than the 10th Trading Day following the consummation of a Ventures Group Disposition referred to in paragraph (f)(ii) of this Section A.2., the Corporation will announce publicly by press release (x) the Ventures Group Net Proceeds of such Ventures Group Disposition, (y) whether the Ventures Group Disposition qualifies as an Exempt Ventures Group Disposition, and (z) if it does not so qualify at the time of such announcement (including in the event the Board of Directors had not sought stockholder approval to qualify such Ventures Group Disposition as an Exempt Ventures Group Disposition in connection with any required stockholder approval obtained by the Corporation, if applicable), whether the Board of Directors will seek the approval of the holders of Liberty Ventures Voting Securities entitled to vote thereon to qualify such Ventures Group Disposition as an Exempt Ventures Group Disposition. Not later than the 30th Trading Day (and in the event a 10 Trading Day valuation period is required in connection with the action selected by the Board of Directors pursuant to clause (I) of this paragraph (f)(iv)(A), not earlier than the 11th Trading Day) following the later of (x) the consummation of such Ventures Group Disposition and (y), if applicable, the date of the stockholder meeting at which a vote is taken to qualify such Ventures Group Disposition as an Exempt Ventures Group Disposition, the Corporation will announce publicly by press release (to the extent applicable):

             (I)  which of the actions specified in clauses (A), (B), (C) or (D) of paragraph (f)(ii) of this Section A.2. the Corporation has irrevocably determined to take;

            (II)  as applicable, the record date for determining holders entitled to receive any dividend to be paid pursuant to clause (A) or (D) of paragraph (f)(ii), the Ventures Group Redemption Selection Date for the redemption of shares of Liberty Ventures Common Stock pursuant to clause (B)(II) or (D) of paragraph (f)(ii) or the Ventures Group Conversion Selection Date for the partial conversion of shares of Liberty Ventures Common Stock pursuant to clause (D) of paragraph (f)(ii), which record date, Ventures Group Redemption Selection Date or Ventures Group Conversion Selection Date will not be earlier than the 10th day following the date of such public announcement;

          (III)  the anticipated dividend payment date, Ventures Group Redemption Date and/or Ventures Group Conversion Date, which in each case, will not be more than 85 Trading Days following such Ventures Group Disposition; and

          (IV)  unless the Board of Directors otherwise determines, that the Corporation will not be required to register a transfer of any shares of Liberty Ventures Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified Ventures Group Redemption Selection Date or Ventures Group Conversion Selection Date.

          If the Corporation determines to undertake a redemption of shares of Liberty Ventures Common Stock, in whole or in part, pursuant to clause (B) or (D) of paragraph (f)(ii) of this Section A.2., or a conversion of shares of Liberty Ventures Common Stock, in whole or in part, pursuant to clause (C) or (D) of paragraph (f)(ii), the Corporation will announce such redemption or conversion (which, for the avoidance of doubt, may remain subject to the satisfaction or waiver of any applicable condition precedent at the time of such announcement) publicly by press release, not less than 10 days prior to the Ventures Group Redemption Date or Ventures Group Conversion Date, as applicable:

            (1)   the Ventures Group Redemption Date or Ventures Group Conversion Date;

            (2)   the number of shares of Liberty Ventures Common Stock to be redeemed or converted or, if applicable, stating that all outstanding shares of Liberty Ventures Common Stock will be redeemed or converted and the series of QVC Group Common Stock issuable to the holders of each series of Liberty Ventures Common Stock upon any such conversion;

            (3)   in the case of a redemption or a conversion, in each case, in whole or in part, of outstanding shares of Liberty Ventures Common Stock, the kind and amount of per share consideration to be received with respect to each share of Liberty Ventures Common Stock to be redeemed or converted and the Ventures Group Outstanding Interest Fraction as of the date of such notice;

            (4)   with respect to a partial redemption under clause (B)(II) or (D) of paragraph (f)(ii), if the Board of Directors has made a Ventures Group Inter-Group Partial Redemption

    Election, the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest as of the Ventures Group Redemption Selection Date;

            (5)   with respect to a dividend under clause (A) or (D) of paragraph (f)(ii), the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest as of the record date for the dividend and the Ventures Group Inter-Group Dividend Amount attributable to the QVC Group; and

            (6)   instructions as to how shares of Liberty Ventures Common Stock may be surrendered for redemption or conversion.

          (B)  In the event of any conversion of shares of Liberty Ventures Common Stock pursuant to paragraph (b)(ii) of this Section A.2., not less than 10 days prior to the Ventures Group Conversion Date, the Corporation will announce publicly by press release:

            (1)   that all outstanding shares of Liberty Ventures Common Stock will be converted pursuant to paragraph (b)(ii) of this Section A.2. on the Ventures Group Conversion Date;

            (2)   the Ventures Group Conversion Date, which will not be more than 45 days following the Determination Date;

            (3)   a statement that all outstanding shares of Liberty Ventures Common Stock will be converted;

            (4)   the per share number and series of shares of QVC Group Common Stock to be received with respect to each share of each series of Liberty Ventures Common Stock; and

            (5)   instructions as to how shares of Liberty Ventures Common Stock may be surrendered for conversion.

          (C)  If the Corporation determines to obtain the Ventures Group Redemption Stockholder Approval and, subject to the receipt of such approval, to redeem shares of Liberty Ventures Common Stock pursuant to paragraph (f)(i), the Corporation will announce publicly by press release:

             (I)  that the Corporation intends to redeem shares of Liberty Ventures Common Stock for securities of a Distributed Ventures Group Subsidiary pursuant to paragraph (f)(i) of this Section A.2, subject to any applicable conditions, including the receipt of the Ventures Group Redemption Stockholder Approval if such approval has not been obtained at the time of the press release;

            (II)  the number of shares of Liberty Ventures Common Stock to be redeemed or, if applicable, stating that all outstanding shares of Liberty Ventures Common Stock will be redeemed;

          (III)  the class or series of securities of the Distributed Ventures Group Subsidiary to be received with respect to each share of each series of Liberty Ventures Common Stock to be redeemed and the Ventures Group Outstanding Interest Fraction as of the date of such notice, if any;

          (IV)  if applicable, the Ventures Group Redemption Selection Date, which will not be earlier than the 10th day following the date of the press release;

            (V)  the Ventures Group Redemption Date, which will not be earlier then the 10th day following the date of the press release and will not be later than the 120th Trading Day following the date of the press release;

           (VI)  if the Board of Directors has made a Ventures Group Inter-Group Redemption Election, the number of Ventures Group Inter-Group Interest Subsidiary Securities attributable to the QVC Group, and the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest used in determining such number and attribution of Ventures Group Inter-Group Interest Subsidiary Securities; and

         (VII)  instructions as to how shares of Liberty Ventures Common Stock may be surrendered for redemption; and

       (VIII)  if the Board of Directors so determines, that the Corporation will not be required to register a transfer of any shares of Liberty Ventures Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified Ventures Group Redemption Selection Date.

          If, at the time of the issuance of the press release required by this paragraph (C), the Ventures Group Redemption Stockholder Approval has not yet been obtained, such press release shall include as much of the information set forth in subparagraphs (I) to (VIII) as is then available, and the Corporation will issue a second press release once the Ventures Group Redemption Stockholder Approval is obtained setting forth any such required information not included in the first press release.

          (D)  The Corporation will give such notice to holders of Convertible Securities convertible into or exercisable or exchangeable for Liberty Ventures Common Stock as may be required by the terms of such Convertible Securities or as the Board of Directors may otherwise deem appropriate in connection with a dividend, redemption or conversion of shares of Liberty Ventures Common Stock pursuant to this Section A.2., as applicable.

          (E)  All public announcements (including any proxy materials to the extent approval of the stockholders of the Corporation is sought or required) made pursuant to clauses (A), (B) or (C) of this paragraph (f)(iv) will include such further statements, and the Corporation reserves the right to make such further public announcements, as may be required by law or the rules of the principal national securities exchange on which the Liberty Ventures Common Stock is listed or as the Board of Directors may, in its discretion, deem appropriate.

          (F)  No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of Liberty Ventures Common Stock; provided, however, that, except as otherwise contemplated by paragraph (f)(ii)(D), if the Ventures Group Conversion Date or the Ventures Group Redemption Date with respect to any shares of Liberty Ventures Common Stock will be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, but prior to the payment of such dividend or distribution, the holders of record of such shares of Liberty Ventures Common Stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the prior conversion or redemption of such shares.

          (G)  Before any holder of shares of Liberty Ventures Common Stock will be entitled to receive a certificate or certificates representing shares of any kind of capital stock or cash, securities or other assets to be received by such holder with respect to shares of Liberty Ventures Common Stock pursuant to paragraph (b) of this Section A.2. or this paragraph (f), such holder will surrender at such place as the Corporation will specify certificates representing such shares of Liberty Ventures Common Stock, properly endorsed or assigned for transfer (unless the Corporation will waive such requirement). The Corporation will as soon as practicable after such surrender of a certificate or certificates representing shares of Liberty Ventures Common Stock, deliver, or cause to be delivered, at the office of the transfer agent for the shares or other securities to be delivered, to the holder for whose account shares of Liberty Ventures Common Stock were so surrendered, or to the nominee or nominees of such holder, a certificate or certificates representing the number of whole shares of the kind of capital stock or cash, securities or other assets to which such Person will be entitled as aforesaid, together with any payment for fractional securities contemplated by paragraph (f)(iv)(I). If less than all of the shares of Liberty Ventures Common Stock represented by any one certificate are to be redeemed or converted, the Corporation will issue and deliver a new certificate for the shares of Liberty Ventures Common Stock not redeemed or converted. Shares selected for redemption may not thereafter be converted pursuant to paragraph (b)(i)(B) of this Section A.2.

          (H)  From and after any applicable Ventures Group Conversion Date or Ventures Group Redemption Date, all rights of a holder of shares of Liberty Ventures Common Stock that were converted or redeemed on such Ventures Group Conversion Date or Ventures Group Redemption Date, as applicable, will cease except for the right, upon surrender of a certificate or certificates representing such shares of Liberty Ventures Common Stock, to receive a certificate or certificates representing shares of the kind and amount of capital stock or cash, securities (other than capital stock) or other assets for which such shares were converted or redeemed, as applicable, together with any payment for fractional securities contemplated by paragraph (f)(iv)(I) of this Section A.2. and such holder will have no other or further rights in respect of the shares of Liberty Ventures Common Stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other assets which are reserved or otherwise designated by the Corporation as being held for the satisfaction of the Corporation's obligations to pay or deliver any cash, securities or other assets upon the conversion, exercise or exchange of any Convertible Securities outstanding as of the date of such conversion or redemption. No holder of a certificate which immediately prior to the applicable Ventures Group Conversion Date or Ventures Group Redemption Date represented shares of Liberty Ventures Common Stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the Liberty Ventures Common Stock was converted or redeemed until surrender of such holder's certificate for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the Ventures Group Conversion Date or Ventures Group Redemption Date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a Ventures Group Conversion Date or Ventures Group Redemption Date, as the case may be, the Corporation will, however, be entitled to treat certificates representing shares of Liberty Ventures Common Stock that have not yet been surrendered for conversion or redemption in accordance with clause (G) above as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of Liberty Ventures Common Stock represented by such certificates will have been converted or redeemed in accordance with paragraph (b) of this Section A.2 or this paragraph (f), notwithstanding the failure of the holder thereof to surrender such certificates.

          (I)   The Corporation will not be required to issue or deliver fractional shares of any class or series of capital stock or any other securities in a smaller than authorized denomination to any holder of Liberty Ventures Common Stock upon any conversion, redemption, dividend or other distribution pursuant to paragraph (b) of this Section A.2. or this paragraph (f). In connection with the determination of the number of shares of any class or series of capital stock that will be issuable or the amount of other securities that will be deliverable to any holder of record of Liberty Ventures Common Stock upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), the Corporation may aggregate the shares of Liberty Ventures Common Stock held at the relevant time by such holder of record. If the aggregate number of shares of capital stock or other securities to be issued or delivered to any holder of Liberty Ventures Common Stock includes a fraction, the Corporation will pay, or will cause to be paid, a cash adjustment in lieu of such fraction in an amount equal to the "value" of such fraction, as the Board of Directors shall in good faith determine to be appropriate (without interest).

          (J)   Any deadline for effecting a dividend, redemption or conversion prescribed by this paragraph (f) may be extended if deemed necessary or appropriate, in the discretion of the Board of Directors, to enable the Corporation to comply with the U.S. federal securities laws, including the rules and regulations promulgated thereunder.

        (g)    Liquidation and Dissolution.

        (i)    General.    In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation and subject to the prior payment in full of the preferential amounts to which any series of Preferred Stock is entitled, the holders of shares of QVC Group Common Stock and the holders of shares of Liberty Ventures Common Stock will be entitled to receive their proportionate interests in the assets of the Corporation remaining for distribution to holders of Common Stock (regardless of the Group to which such assets are then attributed) in proportion to the respective number of liquidation units per share of QVC Group Common Stock and Liberty Ventures Common Stock.

        Neither the consolidation or merger of the Corporation with or into any other Person or Persons nor the sale, transfer or lease of all or substantially all of the assets of the Corporation will itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph (g).

        (ii)    Liquidation Units.    The liquidation units per share of each series of Common Stock will be as follows:

          (A)  each share of QVC Group Common Stock will have a number of liquidation units (including a fraction of one liquidation unit) equal to 0.82029 (which is equal to the number of liquidation units applicable to each share of Old Liberty Interactive Common Stock on the day immediately prior to the Effective Date); and

          (B)  each share of Liberty Ventures Common Stock will have a number of liquidation units (including a fraction of one liquidation unit) equal to 1.26409 (which is equal to the number of liquidation units applicable to each share of Liberty Ventures Common Stock on the day immediately prior to the Effective Date);

provided, that, if, after the Effective Date, the Corporation, at any time or from time to time, subdivides (by stock split, reclassification or otherwise) or combines (by reverse stock split, reclassification or otherwise) the outstanding shares of QVC Group Common Stock or Liberty Ventures Common Stock, or declares and pays a dividend or distribution in shares of QVC Group Common Stock or Liberty Ventures Common Stock to holders of QVC Group Common Stock or Liberty Ventures Common Stock, as applicable, the per share liquidation units of the QVC Group Common Stock or Liberty Ventures Common Stock, as applicable, will be appropriately adjusted as determined by the Board of Directors, so as to avoid any dilution in the aggregate, relative liquidation rights of the shares of QVC Group Common Stock and Liberty Ventures Common Stock.

        Whenever an adjustment is made to liquidation units under this paragraph (g), the Corporation will promptly thereafter prepare and file a statement of such adjustment with the Secretary of the Corporation. Neither the failure to prepare nor the failure to file any such statement will affect the validity of such adjustment.

        (h)    Determinations by the Board of Directors.    Any determinations made by the Board of Directors under any provision in this Section A.2. will be final and binding on all stockholders of the Corporation, except as may otherwise be required by law. In addition, if different consideration is distributed to different series of Common Stock in a Share Distribution, the determination of the Board of Directors that such Share Distribution was made on an equal per share basis will be final and binding on all stockholders of the Corporation, except as may otherwise be required by law.

        (i)    Certain Definitions.    Unless the context otherwise requires, the terms defined in this paragraph (i) will have, for all purposes of this Certificate, the meanings herein specified:

        "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with such Person.

        "Approval Date" means the date upon which the Corporation has received each of the QVC Group Redemption Stockholder Approval and/or the Ventures Group Redemption Stockholder Approval, to the extent required pursuant to this Section A.2.

        "Average Market Value" of a share of any series of Common Stock or other Publicly Traded capital stock means the average of the daily Market Values of one share of such series of Common Stock or such other capital stock over the applicable period prescribed in this Certificate.

        "Board of Directors" means (i) the Board of Directors of the Corporation and (ii) any duly authorized committee thereof acting at the direction of the Board of Directors (including, without limitation, the Executive Committee).

        "Certificate" means this Restated Certificate of Incorporation, as it may be amended from time to time, including any amendments effected pursuant to the filing of any Preferred Stock Designation.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise; provided, however, that for purposes of clause (iii) of the definition of "Exempt QVC Group Disposition" or "Exempt Ventures Group Disposition" set forth in this paragraph (i), the Corporation will, without limitation of the foregoing, in any event be deemed to Control any Person in which the Corporation beneficially owns (after giving effect to the applicable Disposition) (i) voting securities having 25% or more of the total voting power of the voting securities of such Person then outstanding, provided that, immediately after giving effect to such Disposition, no other Person that is not Controlled by the Corporation beneficially owns voting securities of such Person having voting power greater than the voting power of the voting securities beneficially owned by the Corporation or (ii) equity securities representing 50% or more of the common equity interest or economic equity interest in such Person.

        "Convertible Securities" means (x) any securities of the Corporation (other than any series of Common Stock) or any Subsidiary thereof that are convertible into or exercisable or exchangeable for any shares of any series of Common Stock, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise, and (y) any securities of any other Person that are convertible into or exercisable or exchangeable for, securities of such Person or any other Person, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise.

        "Corporation Earnings (Loss) Attributable to the QVC Group" for any period, means the net earnings or loss of the QVC Group for such period determined on a basis consistent with the determination of the net earnings or loss of the QVC Group for such period as presented in the reconciling schedules to the consolidated financial statements of the Corporation for such period, including income and expenses of the Corporation attributed to the operations of the QVC Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes.

        "Corporation Earnings (Loss) Attributable to the Ventures Group" for any period, means the net earnings or loss of the Ventures Group for such period determined on a basis consistent with the determination of the net earnings or loss of the Ventures Group for such period as presented in the reconciling schedules to the consolidated financial statements of the Corporation for such period, including income and expenses of the Corporation attributed to the operations of the Ventures Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes.

        "Determination Date" means the date designated by the Board of Directors for determination of any applicable Optional Conversion Ratio.

        "Disposition" means the sale, transfer, exchange, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of assets. The term "Disposition" does not include the consolidation or merger of the Corporation with or into any other Person or Persons or any other business combination involving the Corporation as a whole.

        "Effective Date" means the date on which this Restated Certificate of Incorporation is filed with the Secretary of State of Delaware.

        "Exempt QVC Group Disposition" means any of the following: (i) the Disposition of all or substantially all of the Corporation's assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the Corporation within the meaning of paragraph (g) of this Section A.2., (ii) a dividend, other distribution or redemption in accordance with any provision of paragraph (c), (d) or (e) of this Section A.2., (iii) a QVC Group Disposition to any Person that the Corporation, directly or indirectly, after giving effect to the Disposition, Controls, (iv) a QVC Group Disposition in connection with a QVC Group Related Business Transaction, or (v) a QVC Group Disposition as to which the Board of Directors obtains the requisite approval of the holders of QVC Group Voting Securities to classify such QVC Group Disposition as an Exempt QVC Group Disposition in accordance with paragraph (a)(iv).

        "Exempt Ventures Group Disposition" means any of the following: (i) the Disposition of all or substantially all of the Corporation's assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the Corporation within the meaning of paragraph (g) of this Section A.2., (ii) a dividend, other distribution or redemption in accordance with any provision of paragraph (c), (d) or (f) of this Section A.2., (iii) a Ventures Group Disposition to any Person that the Corporation, directly or indirectly, after giving effect to the Disposition, Controls, (iv) a Ventures Group Disposition in connection with a Ventures Group Related Business Transaction, or (v) a Ventures Group Disposition as to which the Board of Directors obtains the requisite approval of the holders of Liberty Ventures Voting Securities to classify such Ventures Group Disposition as an Exempt Ventures Group Disposition in accordance with paragraph (a)(iv).

        "Fair Value" means, as of any date:

            (i)  in the case of any equity security or debt security that is Publicly Traded, the Market Value thereof, as of such date;

           (ii)  in the case of any equity security or debt security that is not Publicly Traded, the fair value per share of stock or per other unit of such security, on a fully distributed basis, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors, or, if no such investment banking firm is selected, as determined in the good faith judgment of the Board of Directors;

          (iii)  in the case of cash denominated in U.S. dollars, the face amount thereof and in the case of cash denominated in other than U.S. dollars, the face amount thereof converted into U.S. dollars at the rate published in The Wall Street Journal on such date or, if not so published, at such rate as shall be determined in good faith by the Board of Directors based upon such information as the Board of Directors shall in good faith determine to be appropriate; and

          (iv)  in the case of assets or property other than securities or cash, the "Fair Value" thereof shall be determined in good faith by the Board of Directors based upon such information (including, if deemed desirable by the Board of Directors, appraisals, valuation reports or opinions of experts) as the Board of Directors shall in good faith determine to be appropriate.

        "Group" means the QVC Group or the Ventures Group.

        "Inter-Group Interest" means, as of any date and with respect to either Group, the proportionate undivided interest, if any, that such Group may be deemed to hold as of such date in the assets, liabilities and businesses of the other Group in accordance with this Certificate. An Inter-Group Interest in the QVC Group held by the Ventures Group is expressed in terms of the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest. An Inter-Group Interest in the Ventures Group held by the QVC Group is expressed in terms of the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest.

        "Liberty Ventures Reference Share" means one share of Series A Liberty Ventures Common Stock, unless (i) on any single Trading Day as of which a valuation determination is being made or on the first Trading Day of any Trading Day period with respect to which a valuation determination is being made, in each case, under this Section A.2., the number of shares outstanding of any other Publicly Traded series of Liberty Ventures Common Stock exceeds the number of shares outstanding of the Series A Liberty Ventures Common Stock, and (ii) the Board of Directors determines to base such valuation determination on such other Publicly Traded series of Liberty Ventures Common Stock in lieu of basing it on one share of Series A Liberty Ventures Common Stock, in which case the term "Liberty Ventures Reference Share" will mean one share of such other Publicly Traded series of Liberty Ventures Common Stock.

        "Liberty Ventures Voting Securities" means the Series A Liberty Ventures Common Stock, the Series B Liberty Ventures Common Stock and any series of Preferred Stock which by the terms of its Preferred Stock Designation is designated as a Liberty Ventures Voting Security, provided, that each such series of Preferred Stock will be treated as a Liberty Ventures Voting Security and will be entitled to vote together with the other Liberty Ventures Voting Securities only as and to the extent expressly provided for in the applicable Preferred Stock Designation.

        "Market Value" of a share of any Publicly Traded stock on any Trading Day means the average of the high and low reported sales prices regular way of a share of such stock on such Trading Day, or in case no such reported sale takes place on such Trading Day the average of the reported closing bid and asked prices regular way of a share of such stock on such Trading Day, in either case on the New York Stock Exchange, or if the shares of such stock are not listed on the New York Stock Exchange on such Trading Day, on any tier of the Nasdaq Stock Market, or if the shares of such stock are not listed on any tier of the Nasdaq Stock Market on such Trading Day, the average of the closing bid and asked prices of a share of such stock in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation, or if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day, the market value of a share of such stock as determined by the Board of Directors, provided that, for purposes of determining the Average Market Value for any period, (i) the "Market Value" of a share of stock on any day during such period prior to the "ex" date or any similar date for any dividend paid or to be paid with respect to such stock will be reduced by the fair market value of the per share amount of such dividend as determined by the Board of Directors and (ii) the

"Market Value" of a share of stock on any day during such period prior to (A) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such stock or (B) the "ex" date or any similar date for any dividend with respect to any such stock in shares of such stock will be appropriately adjusted to reflect such subdivision, combination, dividend or distribution.

        "Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest" will initially be zero, and will from time to time thereafter be (without duplication):

            (i)  adjusted, if before such adjustment such number is greater than zero, as determined by the Board of Directors to be appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the QVC Group Common Stock and dividends of shares of QVC Group Common Stock to holders of QVC Group Common Stock (and, to the extent the QVC Group Outstanding Interest Fraction is less than one (1) as of the record date for such dividend, the applicable treatment of such dividend, as determined by the Board of Directors, with respect to the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest) and other reclassifications of QVC Group Common Stock;

           (ii)  decreased (but not below zero), if before such adjustment such number is greater than zero, by action of the Board of Directors (without duplication): (A) by a number equal to the aggregate number of shares of QVC Group Common Stock issued or sold by the Corporation, the proceeds of which are attributed to the Ventures Group; (B) by a number equal to the aggregate number of shares of QVC Group Common Stock issued or delivered upon conversion, exercise or exchange of any Convertible Securities that the Board of Directors has determined are attributable to the Ventures Group; (C) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; (D) in the event the Board of Directors makes a QVC Group Inter-Group Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest, as of the QVC Group Redemption Selection Date, by (y) the percentage of the Fair Value of the QVC Group that is represented by the Fair Value of the Corporation's equity interest in the applicable Distributed QVC Group Subsidiary which is attributable to the QVC Group, as determined by the Board of Directors under paragraph (e)(i) for purposes of such redemption; (E) in the event the Board of Directors makes a QVC Group Inter-Group Partial Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying the QVC Group Inter-Group Redemption Amount by the amount (rounded, if necessary, to the nearest whole number) obtained by dividing the aggregate number of shares of QVC Group Common Stock redeemed pursuant to paragraph (e)(ii)(B)(II) or (e)(ii)(D), as applicable, of this Section A.2., by the applicable QVC Group Redemption Amount or the applicable portion of the QVC Group Allocable Net Proceeds applied to such redemption, respectively; and (F) by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the aggregate Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (F), of assets attributed to the QVC Group that are transferred or allocated from the QVC Group to the Ventures Group in consideration of a reduction in the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest, by (y) the Fair Value of the QVC Group Reference Share as of the date of such transfer or allocation;

          (iii)  increased, by action of the Board of Directors, (A) by a number equal to the aggregate number of shares of QVC Group Common Stock that are retired, redeemed or otherwise cease to be outstanding (x) following their purchase or redemption with funds or other assets attributed to the Ventures Group, (y) following their retirement or redemption for no consideration if immediately prior thereto they were owned by an asset or business attributed to the Ventures

  Group, or (z) following their conversion into shares of Liberty Ventures Common Stock pursuant to clause (C) or (D) of paragraph (e)(ii) of this Section A.2.; (B) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; and (C) by a number equal to, as applicable, the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (I) the Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (C), of assets theretofore attributed to the Ventures Group that are contributed to the QVC Group in consideration of an increase in the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest, by (II) the Fair Value of the QVC Group Reference Share as of the date of such contribution; and

          (iv)  increased or decreased under such other circumstances as the Board of Directors determines to be appropriate or required by the other terms of this Section A.2. to reflect the economic substance of any other event or circumstance, provided that in each case, the adjustment will be made in a manner that is fair and equitable to holders of all series of Common Stock and intended to reflect the relative economic interest of the Ventures Group in the QVC Group.

        Whenever a change in the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest occurs, the Corporation will promptly thereafter prepare and file a statement of such change, and the amount to be allocated to the Ventures Group with the Secretary of the Corporation. Neither the failure to prepare nor the failure to file any such statement will affect the validity of such change.

        "Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest" will initially be zero, and will from time to time thereafter be (without duplication):

            (i)  adjusted, if before such adjustment such number is greater than zero, as determined by the Board of Directors to be appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Liberty Ventures Common Stock and dividends of shares of Liberty Ventures Common Stock to holders of Liberty Ventures Common Stock (and, to the extent the Ventures Group Outstanding Interest Fraction is less than one (1) as of the record date for such dividend, the applicable treatment of such dividend, as determined by the Board of Directors, with respect to the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest) and other reclassifications of Liberty Ventures Common Stock;

           (ii)  decreased (but not below zero), if before such adjustment such number is greater than zero, by action of the Board of Directors (without duplication): (A) by a number equal to the aggregate number of shares of Liberty Ventures Common Stock issued or sold by the Corporation, the proceeds of which are attributed to the QVC Group; (B) by a number equal to the aggregate number of shares of Liberty Ventures Common Stock issued or delivered upon conversion, exercise or exchange of any Convertible Securities that the Board of Directors has determined are attributable to the QVC Group; (C) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; (D) in the event the Board of Directors makes a Ventures Group Inter-Group Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest, as of the Ventures Group Redemption Selection Date, by (y) the percentage of the Fair Value of the Ventures Group that is represented by the Fair Value of the Corporation's equity interest in the applicable Distributed Ventures Group Subsidiary which is attributable to the Ventures Group, as determined by the Board of Directors under paragraph (f)(i) for purposes of such redemption; (E) in the event the Board of Directors makes a Ventures Group Inter-Group Partial Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying the Ventures Group Inter-Group Redemption Amount by the amount (rounded, if necessary, to the nearest whole number) obtained by dividing the aggregate number of shares of Liberty Ventures Common Stock redeemed pursuant to paragraph (f)(ii)(B)(II) or (f)(ii)(D), as applicable, of this Section A.2., by the applicable Ventures Group Redemption Amount or the applicable portion of the Ventures Group Allocable Net Proceeds applied to such redemption, respectively; and (F) by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the aggregate Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (F), of assets attributed to the Ventures Group that are transferred or allocated from the Ventures Group to the QVC Group in consideration of a reduction in the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest, by (y) the Fair Value of the Liberty Ventures Reference Share as of the date of such transfer or allocation;

          (iii)  increased, by action of the Board of Directors, (A) by a number equal to the aggregate number of shares of Liberty Ventures Common Stock that are retired, redeemed or otherwise cease to be outstanding (x) following their purchase or redemption with funds or other assets attributed to the QVC Group, (y) following their retirement or redemption for no consideration if immediately prior thereto, they were owned by an asset or business attributed to the QVC Group, or (z) following their conversion into shares of QVC Group Common Stock pursuant to clause (C) or (D) of paragraph (f)(ii) of this Section A.2.; (B) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; and (C) by a number equal to, as applicable, the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (I) the Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (C), of assets theretofore attributed to the QVC Group that are contributed to the Ventures Group in consideration of an increase in the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest, by (II) the Fair Value of the Liberty Ventures Reference Share as of the date of such contribution; and

          (iv)  increased or decreased under such other circumstances as the Board of Directors determines to be appropriate or required by the other terms of this Section A.2. to reflect the economic substance of any other event or circumstance, provided that in each case, the adjustment will be made in a manner that is fair and equitable to holders of all series of Common Stock and intended to reflect the relative economic interest of the QVC Group in the Ventures Group.

        Whenever a change in the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest occurs, the Corporation will promptly thereafter prepare and file a statement of such change and the amount to be allocated to the QVC Group with the Secretary of the Corporation. Neither the failure to prepare nor the failure to file any such statement will affect the validity of such change.

        "Optional Conversion Ratio" means the applicable of the Ventures/QVC Group Optional Conversion Ratio and the QVC Group/Ventures Group Optional Conversion Ratio.

        "outstanding", when used with respect to the shares of any series of Common Stock, will include, without limitation, the shares of such series, if any, held by any Subsidiary of the Corporation, except as otherwise provided by applicable law with respect to the exercise of voting rights. No shares of any series of Common Stock (or Convertible Securities that are convertible into or exercisable or exchangeable for Common Stock) held by the Corporation in its treasury will be deemed outstanding, nor will any shares be deemed outstanding which are attributable to the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest or the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest.

        "Person" means a natural person, corporation, limited liability company, partnership, joint venture, trust, unincorporated association or other legal entity.

        "Publicly Traded" means, with respect to shares of capital stock or other securities, that such shares or other securities are traded on a U.S. securities exchange or quoted on the over-the-counter market.

        "QVC Group" means, as of any date:

            (i)  the direct and indirect interest of the Corporation as of the Effective Date (x) in all of the businesses in which the Corporation is or has been engaged, directly or indirectly (either itself or through direct or indirect Subsidiaries, Affiliates, joint ventures or other investments or any of the predecessors or successors of any of the foregoing), and (y) in the respective assets and liabilities of the Corporation and its Subsidiaries, in each case, other than any businesses, assets or liabilities attributable to the Ventures Group as of the Effective Date;

           (ii)  all assets, liabilities and businesses acquired or assumed by the Corporation or any of its Subsidiaries for the account of the QVC Group, or contributed, allocated or transferred to the QVC Group (including the net proceeds of any issuances, sales or incurrences for the account of the QVC Group of shares of QVC Group Common Stock, Convertible Securities convertible into or exercisable or exchangeable for shares of QVC Group Common Stock, or indebtedness or Preferred Stock attributed to the QVC Group), in each case, after the Effective Date and as determined by the Board of Directors;

          (iii)  the proceeds of any Disposition of any of the foregoing; and

          (iv)  an Inter-Group Interest in the Ventures Group equal to one (1) minus the Ventures Group Outstanding Interest Fraction as of such date;

provided that the QVC Group will not include (A) any assets, liabilities or businesses disposed of after the Effective Date, including, without limitation, by dividend, to holders of QVC Group Common Stock or in redemption of shares of QVC Group Common Stock, from and after the date of such Disposition or (B) any assets, liabilities or businesses transferred or allocated after the Effective Date from the QVC Group to the Ventures Group (other than through the QVC Group's Inter-Group Interest in the Ventures Group, if any, pursuant to clause (iv) above), including, without limitation, any QVC Group Inter-Group Dividend Amount or QVC Group Inter-Group Redemption Amount, from and after the date of such transfer or allocation.

        "QVC Group Allocable Net Proceeds" means, with respect to any QVC Group Disposition, (i) if at the time of such QVC Group Disposition, the QVC Group Outstanding Interest Fraction is one (1), the QVC Group Net Proceeds of such QVC Group Disposition, or (ii) if at the time of such QVC Group Disposition the QVC Group Outstanding Interest Fraction is less than one (1), the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the QVC Group Net Proceeds of such QVC Group Disposition, by (y) the QVC Group Outstanding Interest Fraction as of such date.

        "QVC Group Available Dividend Amount," as of any date, means an amount equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the QVC Group Outstanding Interest Fraction, by (y) either: (i) the excess of (A) an amount equal to the total assets of the QVC Group less the total liabilities (not including Preferred Stock attributed to the QVC Group) of the QVC Group as of such date over (B) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of QVC Group Common Stock and each series of Preferred Stock attributed to the QVC Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the QVC Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year.

        "QVC Group Conversion Date" means any date and time fixed by the Board of Directors for a conversion of shares of QVC Group Common Stock pursuant to this Section A.2.

        "QVC Group Conversion Selection Date" means any date and time fixed by the Board of Directors as the date and time upon which shares to be converted of each series of QVC Group Common Stock will be selected for conversion pursuant to this Section A.2. (which, for the avoidance of doubt, may be the same date and time as the QVC Group Conversion Date).

        "QVC Group Disposition" means the Disposition, in one transaction or a series of related transactions, by the Corporation and its Subsidiaries of all or substantially all of the assets of the QVC Group to one or more Persons.

        "QVC Group Net Proceeds" means, as of any date, with respect to any QVC Group Disposition, an amount, if any, equal to the Fair Value of what remains of the gross proceeds of such Disposition to the Corporation after any payment of, or reasonable provision for, (i) any taxes payable by the Corporation or any of its Subsidiaries in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (A), (B) or (D) of paragraph (e)(ii) of this Section A.2. (or that would have been payable but for the utilization of tax benefits attributable to the Ventures Group), (ii) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (iii) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the QVC Group, including, without limitation, any liabilities for deferred taxes, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations in respect of Preferred Stock attributed to the QVC Group. For purposes of this definition, any assets of the QVC Group remaining after such Disposition will constitute "reasonable provision" for such amount of taxes, costs, liabilities and other obligations (contingent or otherwise) as can be supported by such assets.

        "QVC Group Outstanding Interest Fraction," as of any date, means a fraction the numerator of which is the aggregate number of shares of QVC Group Common Stock outstanding on such date and the denominator of which is the amount obtained by adding (i) such aggregate number of shares of QVC Group Common Stock outstanding on such date, plus (ii) the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest as of such date, provided that such fraction will in no event be greater than one. If the holders of any Convertible Securities that are convertible into or exercisable or exchangeable for shares of QVC Group Common Stock are entitled to participate in any dividend (for purposes of paragraphs (c)(i), (d)(i) or (e)(ii) of this Section A.2.) or redemption (for purposes of paragraph (e) of this Section A.2.) with respect to the QVC Group Common Stock (other than by means of an antidilution adjustment), such shares so issuable upon conversion, exercise or exchange will be taken into account in calculating the QVC Group Outstanding Interest Fraction and any related calculations under the applicable provisions of this Section A.2. in such manner as the Board of Directors determines to be appropriate.

        "QVC Group Redemption Date" means any date and time fixed by the Board of Directors for a redemption of shares of QVC Group Common Stock pursuant to this Section A.2.

        "QVC Group Redemption Selection Date" means the date and time fixed by the Board of Directors on which shares of QVC Group Common Stock are to be selected for redemption pursuant to this Section A.2. (which, for the avoidance of doubt, may be the same date and time as the QVC Group Redemption Date).

        "QVC Group Related Business Transaction" means any Disposition of all or substantially all of the assets of the QVC Group in which the Corporation receives as proceeds of such Disposition primarily equity securities (including, without limitation, capital stock, securities convertible into capital stock or other equity securities, partnership, limited partnership or limited liability company interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets of the QVC Group, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets of the QVC Group, or a third party issuer, if a significant portion of the business or businesses in which such purchaser, acquiror or third party issuer is engaged or proposes to engage consists of one or more businesses similar or complementary to the businesses attributable to the QVC Group prior to such Disposition, as determined in good faith by the Board of Directors.

        "QVC Group Share Distribution Ratio" means, as to any Share Distribution consisting of shares of QVC Group Common Stock, the number of shares (including any fraction of a share), of QVC Group Common Stock issuable to a holder for each outstanding share of the applicable series of Common Stock owned by such holder as of the record date for such Share Distribution (rounded, if necessary, to the nearest five decimal places).

        "Inter-Group Interest" means, as of any date and with respect to either Group, the proportionate undivided interest, if any, that such Group may be deemed to hold as of such date in the assets, liabilities and businesses of the other Group in accordance with this Certificate. An Inter-Group Interest in the QVC Group held by the Ventures Group is expressed in terms of the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest. An Inter-Group Interest in the Ventures Group held by the QVC Group is expressed in terms of the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest.

        "QVC Group Reference Share" means one share of Series A QVC Group Common Stock, unless (i) on any single Trading Day as of which a valuation determination is being made or on the first Trading Day of any Trading Day period with respect to which a valuation determination is being made, in each case, under this Section A.2., the number of shares outstanding of any other Publicly Traded series of QVC Group Common Stock exceeds the number of shares outstanding of the Series A QVC Group Common Stock, and (ii) the Board of Directors determines to base such valuation determination on such other Publicly Traded series of QVC Group Common Stock in lieu of basing it on one share of Series A QVC Group Common Stock, in which case the term "QVC Group Reference Share" will mean one share of such other Publicly Traded series of QVC Group Common Stock.

        "QVC Group Voting Securities" means the Series A QVC Group Common Stock, the Series B QVC Group Common Stock and any series of Preferred Stock which by the terms of its Preferred Stock Designation is designated as a QVC Group Voting Security, provided, that each such series of Preferred Stock will be treated as a QVC Group Voting Security and will be entitled to vote together with the other QVC Group Voting Securities only as and to the extent expressly provided for in the applicable Preferred Stock Designation.

        "Share Distribution" means a dividend payable in shares of any class or series of capital stock, Convertible Securities or other equity securities of the Corporation or any other Person.

        "Subsidiary," when used with respect to any Person, means (i)(A) a corporation of which a majority in voting power of its share capital or capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person, whether or not such power is subject to a voting agreement or similar encumbrance, (B) a partnership or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, (1) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (2) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company, or (C) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (1) the power to elect or direct the election of a majority of the members of the governing body of such Person, whether or not such power is subject to a voting agreement or similar Encumbrance, or (2) in the absence of such a governing body, at least a majority ownership interest or

(ii) any other Person of which an aggregate of more than 50% of the equity interests are, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

        "Trading Day" means each day on which the relevant share or security is traded on the New York Stock Exchange or the Nasdaq Stock Market or quoted on the over-the-counter market.

        "Ventures Group" means, as of any date:

            (i)  the direct and indirect interest of the Corporation, as of the Effective Date, in Expedia, Inc., Interval Leisure Group, Inc., LendingTree, Inc., Backcountry.com, Inc., Bodybuilding.com, LLC, Commerce Technologies, Inc., Evite, Inc., FTD Companies, Inc. and LMC Right Start, Inc. and each of their Subsidiaries (including any successor to Expedia, Inc., Interval Leisure Group, Inc., LendingTree, Inc., Backcountry.com, Inc., Bodybuilding.com, LLC, Commerce Technologies, Inc., Evite, Inc., FTD Companies, Inc. and LMC Right Start, Inc. or any such Subsidiary by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Ventures Group Related Business Transaction) and their respective assets, liabilities and businesses;

           (ii)  all other assets, liabilities and businesses of the Corporation or any of its Subsidiaries to the extent attributed to the Ventures Group as of the Effective Date;

          (iii)  all assets, liabilities and businesses acquired or assumed by the Corporation or any of its Subsidiaries for the account of the Ventures Group, or contributed, allocated or transferred to the Ventures Group (including the net proceeds of any issuances, sales or incurrences for the account of the Ventures Group of shares of Liberty Ventures Common Stock, Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Ventures Common Stock, or indebtedness or Preferred Stock attributed to the Ventures Group), in each case, after the Effective Date and as determined by the Board of Directors;

          (iv)  the proceeds of any Disposition of any of the foregoing; and

           (v)  an Inter-Group Interest in the QVC Group equal to one (1) minus the QVC Group Outstanding Interest Fraction as of such date;

provided that the Ventures Group will not include (A) any assets, liabilities or businesses disposed of after the Effective Date, including, without limitation, by dividend, to holders of Liberty Ventures Common Stock or in redemption of shares of Liberty Ventures Common Stock, from and after the date of such Disposition or (B) any assets, liabilities or businesses transferred or allocated after the Effective Date from the Ventures Group to the QVC Group (other than through the Ventures Group's Inter-Group Interest in the QVC Group, if any, pursuant to clause (v) above), including, without limitation, any Ventures Group Inter-Group Dividend Amount or Ventures Group Inter-Group Redemption Amount, from and after the date of such transfer or allocation.

        "Ventures Group Allocable Net Proceeds" means, with respect to any Ventures Group Disposition, (i) if at the time of such Ventures Group Disposition, the Ventures Group Outstanding Interest Fraction is one (1), the Ventures Group Net Proceeds of such Ventures Group Disposition, or (ii) if at the time of such Ventures Group Disposition the Ventures Group Outstanding Interest Fraction is less than one (1), the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Ventures Group Net Proceeds of such Ventures Group Disposition, by (y) the Ventures Group Outstanding Interest Fraction as of such date.

        "Ventures Group Available Dividend Amount," as of any date, means an amount equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Ventures Group Outstanding Interest Fraction, by (y) either: (i) the excess of (A) an amount equal to the total assets of the Ventures Group less the total liabilities (not including Preferred Stock attributed to the Ventures Group) of the Ventures Group as of such date over (B) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty Ventures Common Stock and each series of Preferred Stock attributed to the Ventures Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the Ventures Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year.

        "Ventures Group Conversion Date" means any date and time fixed by the Board of Directors for a conversion of shares of Liberty Ventures Common Stock pursuant to this Section A.2.

        "Ventures Group Conversion Selection Date" means any date and time fixed by the Board of Directors as the date and time upon which shares to be converted of each series of Liberty Ventures Common Stock will be selected for conversion pursuant to this Section A.2. (which, for the avoidance of doubt, may be the same date and time as the Ventures Group Conversion Date).

        "Ventures Group Disposition" means the Disposition, in one transaction or a series of related transactions, by the Corporation and its Subsidiaries of all or substantially all of the assets of the Ventures Group to one or more Persons.

        "Ventures Group Net Proceeds" means, as of any date, with respect to any Ventures Group Disposition, an amount, if any, equal to the Fair Value of what remains of the gross proceeds of such Disposition to the Corporation after any payment of, or reasonable provision for, (i) any taxes payable by the Corporation or any of its Subsidiaries in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (A), (B) or (D) of paragraph (f)(ii) of this Section A.2. (or that would have been payable but for the utilization of tax benefits attributable to the QVC Group), (ii) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (iii) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the Ventures Group, including, without limitation, any liabilities for deferred taxes, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations in respect of Preferred Stock attributed to the Ventures Group. For purposes of this definition, any assets of the Ventures Group remaining after such Disposition will constitute "reasonable provision" for such amount of taxes, costs, liabilities and other obligations (contingent or otherwise) as can be supported by such assets.

        "Ventures Group Outstanding Interest Fraction," as of any date, means a fraction the numerator of which is the aggregate number of shares of Liberty Ventures Common Stock outstanding on such date and the denominator of which is the amount obtained by adding (i) such aggregate number of shares of Liberty Ventures Common Stock outstanding on such date, plus (ii) the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest as of such date, provided that such fraction will in no event be greater than one. If the holders of any Convertible Securities that are convertible into or exercisable or exchangeable for shares of Liberty Ventures Common Stock are entitled to participate in any dividend (for purposes of paragraphs (c)(ii), (d)(ii) or (f)(ii) of this Section A.2.) or redemption (for purposes of paragraph (f) of this Section A.2.) with respect to the Liberty Ventures Common Stock (other than by means of an antidilution adjustment), such shares so issuable upon conversion, exercise or exchange will be taken into account in calculating the Ventures Group Outstanding Interest Fraction and any related calculations under the applicable provisions of this Section A.2. in such manner as the Board of Directors determines to be appropriate.

        "Ventures Group Redemption Date" means any date and time fixed by the Board of Directors for a redemption of shares of Liberty Ventures Common Stock pursuant to this Section A.2.

        "Ventures Group Redemption Selection Date" means the date and time fixed by the Board of Directors on which shares of Liberty Ventures Common Stock are to be selected for redemption pursuant to this Section A.2. (which, for the avoidance of doubt, may be the same date and time as the Ventures Group Redemption Date).

        "Ventures Group Related Business Transaction" means any Disposition of all or substantially all of the assets of the Ventures Group in which the Corporation receives as proceeds of such Disposition primarily equity securities (including, without limitation, capital stock, securities convertible into capital stock or other equity securities, partnership, limited partnership or limited liability company interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets of the Ventures Group, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets of the Ventures Group, or a third party issuer, if a significant portion of the business or businesses in which such purchaser, acquiror or third party issuer is engaged or proposes to engage consists of one or more businesses similar or complementary to the businesses attributable to the Ventures Group prior to such Disposition, as determined in good faith by the Board of Directors.

        "Ventures Group Share Distribution Ratio" means, as to any Share Distribution consisting of shares of Ventures Group Common Stock, the number of shares (including any fraction of a share) of Ventures Group Common Stock issuable to a holder for each outstanding share of the applicable series of Common Stock owned by such holder as of the record date for such Share Distribution (rounded, if necessary, to the nearest five decimal places).

        "Voting Securities" means the QVC Group Voting Securities, the Liberty Ventures Voting Securities and any series of Preferred Stock which by the terms of its Preferred Stock Designation is designated as a Voting Security, provided that each such series of Preferred Stock will be entitled to vote together with the other Voting Securities only as and to the extent expressly provided for in the applicable Preferred Stock Designation.

        The following terms have the meanings ascribed thereto in the sections set forth opposite such terms:

Additional Defined Terms	Section
Common Stock	Article IV(a)
Corporation	Article I
DGCL	Article III
Distributable QVC Group Subsidiary Securities	Article IV, Section A.2(e)(i)
Distributed QVC Group Subsidiary	Article IV, Section A.2(e)(i)
Distributed Ventures Group Subsidiary	Article IV, Section A.2(f)(i)
Distributable Ventures Group Subsidiary Securities	Article IV, Section A.2(f)(i)
Effective Time	Article IV
Liberty Ventures Common Stock	Article IV, Section A.1
Old Liberty Interactive Common Stock	Article IV
Old Series A Liberty Interactive Common Stock	Article IV
Old Series B Liberty Interactive Common Stock	Article IV
Preferred Stock	Article IV(b)
Preferred Stock Designation	Article IV, Section B
proceeding	Article V, Section E.2(a)
QVC Group Distribution Subsidiary Securities	Article IV, Section A.2(e)(i)
QVC Group Inter-Group Dividend	Article IV, Section A.2(c)(i)(A)
QVC Group Inter-Group Dividend Amount	Article IV, Section A.2(c)(i)(A)
QVC Group Inter-Group Interest Subsidiary Securities	Article IV, Section A.2(e)(i)
QVC Group Inter-Group Partial Redemption Election	Article IV, Section A.2(e)(ii)
QVC Group Inter-Group Redemption Amount	Article IV, Section A.2(e)(ii)
QVC Group Inter-Group Redemption Election	Article IV, Section A.2(e)(i)
QVC Group Redemption Amount	Article IV, Section A.2(e)(ii)(B)(II)
QVC Group Redemption Shares	Article IV, Section A.2(e)(i)
QVC Group Redemption Stockholder Approval	Article IV, Section A.2(a)(v)(A)
QVC Group/Ventures Group Optional Conversion Ratio	Article IV, Section A.2(b)(iii)(B)
QVC Group Common Stock	Article IV, Section A.1
Series A Liberty Ventures Common Stock	Article IV, Section A.1
Series A QVC Group Common Stock	Article IV, Section A.1
Series B Liberty Ventures Common Stock	Article IV, Section A.1
Series B QVC Group Common Stock	Article IV, Section A.1
Series C Liberty Ventures Common Stock	Article IV, Section A.1
Series C QVC Group Common Stock	Article IV, Section A.1
substantially all of the assets of the QVC Group	Article IV, Section A.2(e)(ii)
substantially all of the assets of the Ventures Group	Article IV, Section A.2(f)(ii)
Ventures Group Distribution Subsidiary Securities	Article IV, Section A.2(f)(i)
Ventures/QVC Group Optional Conversion Ratio	Article IV, Section A.2(b)(iii)(B)
Ventures Group Inter-Group Dividend	Article IV, Section A.2(c)(ii)(A)
Ventures Group Inter-Group Dividend Amount	Article IV, Section A.2(c)(ii)(A)
Ventures Group Inter-Group Interest Subsidiary Securities	Article IV, Section A.2(f)(i)
Ventures Group Inter-Group Partial Redemption Election	Article IV, Section A.2(f)(ii)
Ventures Group Inter-Group Redemption Amount	Article IV, Section A.2(f)(ii)
Ventures Group Inter-Group Redemption Election	Article IV, Section A.2(f)(i)
Ventures Group Redemption Amount	Article IV, Section A.2(f)(ii)(B)(II)
Ventures Group Redemption Shares	Article IV, Section A.2(f)(i)
Ventures Group Redemption Stockholder Approval	Article IV, Section A.2(a)(v)(B)

        (j)    Reclassification.    The Corporation will not reclassify, subdivide or combine one series of QVC Group Common Stock without reclassifying, subdividing or combining each other series of QVC Group Common Stock on an equal per share basis. The Corporation will not reclassify, subdivide or combine one series of Liberty Ventures Common Stock without reclassifying, subdividing or combining each other series of Liberty Ventures Common Stock on an equal per share basis.

        (k)    Transfer Taxes.    The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of a certificate or certificates representing any shares of capital stock and/or other securities on conversion or redemption of shares of Common Stock pursuant to this Section A.2. The Corporation will not, however, be required to pay any tax that may be payable in respect of any issue or delivery of a certificate or certificates representing any shares of capital stock in a name other than that in which the shares of Common Stock so converted or redeemed were registered and no such issue or delivery will be made unless and until the Person requesting the same has paid to the Corporation or its transfer agent the amount of any such tax, or has established to the satisfaction of the Corporation or its transfer agent that such tax has been paid.

SECTION B

PREFERRED STOCK

        The Preferred Stock may be divided and issued in one or more series from time to time, with such powers, designations, preferences and relative, participating, optional or other rights and qualifications, limitations or restrictions thereof, as will be stated and expressed in a resolution or resolutions providing for the issue of each such series adopted by the Board of Directors (a "Preferred Stock Designation"). The Board of Directors, in the Preferred Stock Designation with respect to a series of Preferred Stock (a copy of which will be filed as required by law), will, without limitation of the foregoing, fix the following with respect to such series of Preferred Stock:

            (i)  the distinctive serial designations and the number of authorized shares of such series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed and filed as required by law (except where otherwise provided in a Preferred Stock Designation);

           (ii)  the dividend rate or amounts, if any, for such series, the date or dates from which dividends on all shares of such series will be cumulative, if dividends on stock of such series will be cumulative, and the relative preferences or rights of priority, if any, or participation, if any, with respect to payment of dividends on shares of such series;

          (iii)  the rights of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, if any, and the relative preferences or rights of priority, if any, of payment of shares of such series;

          (iv)  the right, if any, of the holders of such series to convert or exchange such stock into or for other classes or series of a class of stock or indebtedness of the Corporation or of another Person, and the terms and conditions of such conversion or exchange, including provision for the adjustment of the conversion or exchange rate in such events as the Board of Directors may determine;

           (v)  the voting powers, if any, of the holders of such series, including whether such series will be designated as a QVC Group Voting Security, a Ventures Group Voting Security and/or a Voting Security and, if so designated, the terms and conditions on which such series may vote together with the holders of any other class or series of capital stock of the Corporation;

          (vi)  the terms and conditions, if any, for the Corporation to purchase or redeem shares of such series; and

         (vii)  any other relative rights, powers, preferences and limitations, if any, of such series.

        The Board of Directors is hereby expressly authorized to exercise its authority with respect to fixing and designating various series of the Preferred Stock and determining the relative rights, powers and preferences, if any, thereof to the full extent permitted by applicable law, subject to any stockholder vote that may be required by this Certificate. All shares of any one series of the Preferred Stock will be alike in every particular. Except to the extent otherwise expressly provided in the Preferred Stock Designation for a series of Preferred Stock, the holders of shares of such series will have no voting rights except as may be required by the laws of the State of Delaware. Further, unless otherwise expressly provided in the Preferred Stock Designation for a series of Preferred Stock, no consent or vote of the holders of shares of Preferred Stock or any series thereof will be required for any amendment to this Certificate that would increase the number of authorized shares of Preferred Stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of Preferred Stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of Preferred Stock or such series, as the case may be, then outstanding).

        Except as may be provided by the Board of Directors in a Preferred Stock Designation or by law, shares of any series of Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes will have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reissued as part of a new series of Preferred Stock to be created by a Preferred Stock Designation or as part of any other series of Preferred Stock.

ARTICLE V

DIRECTORS

SECTION A

NUMBER OF DIRECTORS

        The governing body of the Corporation will be a Board of Directors. Subject to any rights of the holders of any series of Preferred Stock to elect additional directors, the number of directors will not be less than three (3) and the exact number of directors will be fixed by the Board of Directors by resolution. Election of directors need not be by written ballot.

SECTION B

CLASSIFICATION OF THE BOARD

        Except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any series of Preferred Stock to separately elect additional directors, which additional directors are not required to be classified pursuant to the terms of such series of Preferred Stock, the Board of Directors will be divided into three classes: Class I, Class II and Class III. Each class will consist, as nearly as possible, of a number of directors equal to one-third (1/3) of the number of members of the Board of Directors authorized as provided in Section A of this Article V. The term of office of the initial Class I directors will expire at the annual meeting of stockholders in 2011; the term of office of the initial Class II directors will expire at the annual meeting of stockholders in 2012; and the term of office of the initial Class III directors will expire at the annual meeting of stockholders in 2010. At each annual meeting of stockholders of the Corporation the successors of that class of directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective successors are elected and qualified or until such director's earlier death, resignation or removal.

SECTION C

REMOVAL OF DIRECTORS

        Subject to the rights of the holders of any series of Preferred Stock, directors may be removed from office only for cause upon the affirmative vote of the holders of at least a majority of the total voting power of the then outstanding Voting Securities entitled to vote thereon, voting together as a single class.

SECTION D

NEWLY CREATED DIRECTORSHIPS AND VACANCIES

        Subject to the rights of holders of any series of Preferred Stock, vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on the Board of Directors, will be filled only by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is apportioned, and until such director's successor will have been elected and qualified or until such director's earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors will shorten the term of any incumbent director, except as may be provided with respect to any additional director elected by the holders of the applicable series of Preferred Stock.

SECTION E

LIMITATION ON LIABILITY AND INDEMNIFICATION

        1.    Limitation On Liability.    To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Corporation will not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 will be prospective only and will not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

        2.    Indemnification.

        (a)    Right to Indemnification.    The Corporation will indemnify, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) incurred by such person. Such right of indemnification will inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E. The Corporation will be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors.

        (b)    Prepayment of Expenses.    The Corporation will pay the expenses (including attorneys' fees) incurred by a director or officer in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding will be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

        (c)    Claims.    If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful, will be entitled to be paid the expense (including attorney's fees) of prosecuting such claim to the fullest extent permitted by Delaware law. In any such action the Corporation will have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

        (d)    Non-Exclusivity of Rights.    The rights conferred on any person by this paragraph will not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or resolution of disinterested directors or otherwise.

        (e)    Other Indemnification.    The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity will be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

        3.    Amendment or Repeal.    Any amendment, modification or repeal of the foregoing provisions of this Section E will not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

SECTION F

AMENDMENT OF BYLAWS

        In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors, by action taken by the affirmative vote of not less than 75% of the members of the Board of Directors then in office, is hereby expressly authorized and empowered to adopt, amend or repeal any provision of the Bylaws of this Corporation.

ARTICLE VI

TERM

        The term of existence of this Corporation shall be perpetual.

ARTICLE VII

STOCK NOT ASSESSABLE

        The capital stock of this Corporation shall not be assessable. It shall be issued as fully paid, and the private property of the stockholders shall not be liable for the debts, obligations or liabilities of this Corporation. This Certificate shall not be subject to amendment in this respect.

ARTICLE VIII

MEETINGS OF STOCKHOLDERS

SECTION A

ANNUAL AND SPECIAL MEETINGS

        Subject to the rights of the holders of any series of Preferred Stock, stockholder action may be taken only at an annual or special meeting. Except as otherwise provided in a Preferred Stock Designation with respect to any series of Preferred Stock or unless otherwise prescribed by law or by another provision of this Certificate, special meetings of the stockholders of the Corporation, for any purpose or purposes, will be called by the Secretary of the Corporation (i) upon the written request of the holders of not less than 66 2/3% of the total voting power of the then outstanding Voting Securities entitled to vote thereon or (ii) at the request of at least 75% of the members of the Board of Directors then in office.

SECTION B

ACTION WITHOUT A MEETING

        No action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied; provided, however, that notwithstanding the foregoing, holders of any series of Preferred Stock may take action by written consent to the extent provided in a Preferred Stock Designation with respect to such series.

ARTICLE IX

ACTIONS REQUIRING SUPERMAJORITY STOCKHOLDER VOTE

        Subject to the rights of the holders of any series of Preferred Stock, the affirmative vote of the holders of at least 66 2/3% of the total voting power of the then outstanding Voting Securities entitled to vote thereon, voting together as a single class at a meeting specifically called for such purpose, will be required in order for the Corporation to take any action to authorize:

            (i)  the amendment, alteration or repeal of any provision of this Certificate or the addition or insertion of other provisions herein; provided, however, that this clause (i) will not apply to any such amendment, alteration, repeal, addition or insertion (A) as to which the laws of the State of Delaware, as then in effect, do not require the consent of this Corporation's stockholders, or (B) that at least 75% of the members of the Board of Directors then in office have approved;

           (ii)  the adoption, amendment or repeal of any provision of the Bylaws of the Corporation; provided, however, that this clause (ii) will not apply to, and no vote of the stockholders of the Corporation will be required to authorize, the adoption, amendment or repeal of any provision of the Bylaws of the Corporation by the Board of Directors in accordance with the power conferred upon it pursuant to Section F of Article V of this Certificate;

          (iii)  the merger or consolidation of this Corporation with or into any other corporation; provided, however, that this clause (iii) will not apply to any such merger or consolidation (A) as to which the laws of the State of Delaware, as then in effect, do not require the consent of this Corporation's stockholders, or (B) that at least 75% of the members of the Board of Directors then in office have approved;

          (iv)  the sale, lease or exchange of all, or substantially all, of the property or assets of the Corporation; provided, however, that this clause (iv) will not apply to any such sale, lease or exchange that at least 75% of the members of the Board of Directors then in office have approved; or

           (v)  the dissolution of the Corporation; provided, however, that this clause (v) will not apply to such dissolution if at least 75% of the members of the Board of Directors then in office have approved such dissolution.

        Nothing contained in Section A.2 of this Certificate shall in any way limit, modify or otherwise affect any voting requirement set forth in this Article IX. Any stockholder approval required pursuant to this Article IX or the DGCL will be in addition to, and not in lieu of, any approval of the holders of QVC Group Common Stock or Liberty Ventures Common Stock required pursuant to Section A.2. of this Certificate.

        All rights at any time conferred upon the stockholders of the Corporation, pursuant to this Certificate are granted subject to the provisions of this Article IX.

        IN WITNESS WHEREOF, the undersigned has executed this Restated Certificate of Incorporation this       day of                    ,          .

LIBERTY INTERACTIVE CORPORATION
By:
Name:
Title:

Annex B

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
LIBERTY INTERACTIVE CORPORATION

        LIBERTY INTERACTIVE CORPORATION, a corporation duly organized and validly existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

        FIRST: The Restated Certificate of Incorporation of the Corporation is hereby amended as follows:

          The first clause of Article IV is hereby amended in its entirety to read as follows:

      "The total number of shares of capital stock which the Corporation will have authority to issue is nine billion, fifteen million (9,015,000,000) shares, which will be divided into the following classes:"

          Article IV(a) is hereby amended in its entirety to read as follows:

      "(a) eight billion, nine hundred sixty-five million (8,965,000,000) shares will be of a class designated Common Stock, par value $0.01 per share ("Common Stock"), such class to be divided in series as provided in Section A of this Article IV; and"

          The second sentence of Article IV, Section A.1 is hereby amended in its entirety to read as follow:

      "Four hundred million (400,000,000) shares of Common Stock will be of a series designated Series A Liberty Ventures Common Stock (the "Series A Liberty Ventures Common Stock"), fifteen million (15,000,000) shares of Common Stock will be of a series designated Series B Liberty Ventures Common Stock (the "Series B Liberty Ventures Common Stock"), and four hundred million (400,000,000) shares of Common Stock will be of a series designated as Series C Liberty Ventures Common Stock (the "Series C Liberty Ventures Common Stock" and together with the Series A Liberty Ventures Common Stock and the Series B Liberty Ventures Common Stock, the "Liberty Ventures Common Stock")."

        SECOND: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        THIRD: This Certificate of Amendment will become effective upon its filing with the Secretary of State of the State of Delaware.

        IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Corporation, has executed this Certificate of Amendment on this       day of                    ,          .

LIBERTY INTERACTIVE CORPORATION

Name:
Title:

B-1

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 022JEC 1 U P X + Annual Meeting Proxy Card . + A Proposals — The Board of Directors recommends a vote FOR all nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4. B Non-Voting Items Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. IMPORTANT ANNUAL MEETING INFORMATION For Against Abstain 2. A proposal to approve the adoption of the amendment and restatement of our restated certificate of incorporation (i) to change the name of the “Interactive Group” to the “QVC Group,” (ii) to change the name of the “Liberty Interactive Common Stock” to the “QVC Group Common Stock,” (iii) to reclassify each share of each series of our existing Liberty Interactive Common Stock into one share of the corresponding series of our QVC Group Common Stock, and (iv) to make certain conforming changes as a result of the foregoing. For Against Abstain 3. A proposal to approve the adoption of the amendment of our certificate of incorporation to increase (i) the total number of shares of our capital stock which our company will have the authority to issue, (ii) the number of shares of our capital stock designated as “Common Stock,” and (iii) the number of shares of Common Stock designated as “Series A Liberty Ventures Common Stock,” “Series B Liberty Ventures Common Stock” and “Series C Liberty Ventures Common Stock.” 01 - Michael A. George 02 - Gregory B. Maffei 03 - M. LaVoy Robison 1. Election of Directors: For Withhold For Withhold For Withhold 4. A proposal to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2015. For Against Abstain MMMMMMMMM MMMMMMM MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 MMMMMMMMMMMMMMM C 1234567890 J N T 2 3 6 8 9 4 1 1234 5678 9012 345 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 2, 2015. Vote by Internet • Go to www.envisionreports.com/LIC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch-tone telephone • Follow the instructions provided by the recorded message qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS JUNE 2, 2015 The undersigned hereby appoint(s) Richard N. Baer and Christopher W. Shean, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A Liberty Interactive common stock, Series B Liberty Interactive common stock, Series A Liberty Ventures common stock and/or Series B Liberty Ventures common stock held by the undersigned at the Annual Meeting of Stockholders to be held at 9:10 a.m., local time, on June 2, 2015, at the corporate offices of Starz, 8900 Liberty Circle, Englewood, Colorado 80112 and any adjournment or postponement thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE . Proxy — LIBERTY INTERACTIVE CORPORATION qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q